UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☐	Definitive information statement.

DAVEL COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:
(3)	Filing party:
(4)	Date filed:

Davel Communications, Inc.
200 Public Square, Suite 700
Cleveland, Ohio 44114
(216) 241-2555

INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Our Board of Directors is furnishing this information statement to all holders of record of the issued and outstanding shares of our common stock, $0.01 par value per share (“Common Stock”), as of the close of business on March 7, 2005 (the “Record Date”), in connection with our proposed Amendment to our Certificate of Incorporation (“Amendment”) to effectuate a 1-for-97,500,000 reverse stock split (the “Reverse Stock Split”) and, in lieu of issuing fractional shares, to pay $0.015 per share to any holder of less than 97,500,000 shares. If consummated, the Reverse Stock Split would enable us to provide liquidity to our minority stockholders and terminate our periodic reporting obligations under Section 13 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the registration of our Common Stock under Section 12(g) of the Exchange Act (collectively, “Registration and Periodic Reporting Obligations”). Following the Reverse Stock Split, we expect that shareholders who will be cashed out will receive payment for their shares 60 days after the date of this Information Statement.

Section 242 of the Delaware General Corporation Law requires us to obtain stockholder approval of the Amendment. We have one class of capital stock outstanding, our common stock (the “Common Stock”). Only stockholders of record at the close of business on the Record Date are entitled to approve and adopt the Amendment. As of the Record Date, 615,018,963 shares of Common Stock were issued and outstanding, held of record by approximately 1,615 stockholders. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote with regard to the approval and adoption of the Amendment. There are no dissenters’ rights of appraisal with respect to the Amendment.

Under the Delaware General Corporation Law and our bylaws, our stockholders may approve the Amendment without a meeting, without prior notice and without a vote if a written consent to the Amendment is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of Common Stock). Davel Acquisition Corp., a wholly-owned subsidiary of Mobilepro Corp. (together “Mobilepro”) holds a majority of the outstanding shares of Common Stock. Mobilepro has approved the Amendment by written consent dated effective as of March 7, 2005. Accordingly, your consent is not required and is not being solicited in connection with the Amendment, and approval of the transaction is assured. See “The Reverse Stock Split- Approval of the Reverse Stock Split By Our Directors and Stockholders”.

We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We anticipate that this information statement will be sent or given on or about March 31, 2005 to the record holders of Common Stock as of close of business on the Record Date, and that the Amendment will be filed with the Delaware Secretary of State and become effective no earlier than the twentieth day after this information statement is sent or given to those holders of Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Reverse Stock Split, passed upon the merits or fairness of the Reverse Stock Split, or passed upon the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

INFORMATION STATEMENT
Summary Term Sheet

This summary term sheet, highlights selected information from the information statement and addresses material terms of the transaction. You should carefully read this entire information statement and the other documents to which we refer you for a more complete understanding of the matters being described in this summary term sheet. In addition, we incorporate by reference important business and financial information into this information statement. You may obtain the information incorporated by reference into this information statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Reverse Stock Split

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to make the Company a private company. The Reverse Stock Split is a means by which Mobilepro will be able to effectively purchase the 4.8% of shares of our outstanding Common Stock that it does not beneficially own (the “Minority Stockholders”). As a result, the Reverse Stock Split will enable us to terminate our Registration and Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record of our Common Stock to fewer than 300 by cashing out the fractional shares that would otherwise result from the Reverse Stock Split. See “Reasons for the Reverse Stock Split”.

Independent Fairness Opinion

Our Board of Directors engaged Reznick Fedder & Silverman Financial Advisors Group, L.L.C. (“Reznick”) to opine as to the fairness, from a financial point of view, of the consideration, in the amount of $0.015 per share, to be received by the Minority Stockholders set forth in the Loan Purchase Agreement and Transfer and Assignment of Shares and related agreements entered into between, among others, the former Lenders to the Company as Sellers, Mobilepro as Buyer, and the Company (the “Loan Purchase Agreement”).

Findings of the Board of Directors

Our Board of Directors, Davel Acquisition, and Mobilepro believe that the Reverse Stock Split is in the best interest of, and substantively and procedurally fair to, all of our unaffiliated stockholders, who will be redeemed pursuant to the Reverse Stock Split. Our Board of Directors further concluded that the advantages of the Reverse Stock Split to the unaffiliated stockholders outweighed the disadvantages, and that it was substantively and procedurally fair to them, and, therefore, that the transaction was in all of our stockholders’ best interests. See “Special Factors Considered in Approving the Reverse Stock Split”.

Approval of Board of Directors

On February 17, 2005, our Board of Directors adopted resolutions authorizing and approving the Amendment and the implementation of the Reverse Stock Split. Our Board of Directors consists of three members, each of whom are executive officers and employees of Mobilepro. The Board of Directors directed management to submit the Amendment to our stockholders for approval and reserved the right to abandon the Amendment and the Reverse Stock Split at any time prior to the Effective Time. See “The Reverse Stock Split - Approval of the Reverse Stock Split By Our Board of Directors and Stockholders” and “Substantive and Procedural Factors Considered by Our Board of Directors as to the Fairness of the Reverse Stock Split”.

Approval of Stockholders

We had approximately 1,615 stockholders of record holding an aggregate of 615,018,963 shares of Common Stock outstanding as of the Record Date. Of those shares, approximately 95.2%, or 585,271,794 shares, were controlled by Mobilepro. Each stockholder is entitled to one vote per share. The proposed action to implement the Reverse Stock Split requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of our common stock as of the Record Date. Mobilepro, holding a majority of our voting power, approved the Amendment by written consent effective as of March 7, 2005. See “The Reverse Stock Split - Approval of the Reverse Stock Split By Our Board of Directors and Stockholders”.

Estimated Effective Time

We anticipate that the Amendment will be filed with the Delaware Secretary of State and the Reverse Stock Split will become effective on or about April 20, 2005 (“Effective Time”). However, in no event will the Reverse Stock Split be consummated earlier than that twentieth day after this information statement is sent or given to those persons or entities that held Common Stock as of the Record Date. See “The Reverse Stock Split - Effective Time of the Reverse Stock Split”.

Implementation and Effects of Reverse Stock Split

Following the Reverse Stock Split, we anticipate that Mobilepro will be the sole stockholder of record holding all of the outstanding shares of our Common Stock.

Every holder of record of Common Stock at the Effective Time will be entitled to receive one share of our Common Stock in exchange for every 97,500,000 shares of Common Stock held by that holder immediately prior to the Effective Time. No fractional shares will be issued. Instead, in lieu of issuing fractional shares to holders who would otherwise be entitled to receive a fractional share of our Common Stock as a result of the Reverse Stock Split (“Cashed-Out Stockholders”), we will pay cash consideration at the rate of $0.015 for each share of Common Stock that was outstanding before the Effective Time but was not converted into a full share of post-split Common Stock (the “Cash Consideration”).

Summary Term Sheet	-
Purpose of the Reverse Stock Split	-
Independent Fairness Opinion	-
Findings of the Board of Directors	-
Approval of Board of Directors	-
Approval of Stockholders	-
Estimated Effective Time	-
Implementation and Effects of Reverse Stock Split	-
Basic Terms	6
Effective Time of the Reverse Stock Split	6
Approval of the Reverse Stock Split by Our Board of Directors and Stockholders	6
Effects if Reverse Stock Split is Not Consummated	7
Stock Certificates	7
Provision for Unaffiliated Stockholders	8
Source of Funds and Financial Effect of the Reverse Stock Split	8
Fees and Expenses	8
Accounting Consequences	8
Certain Legal Matters	9
Regulatory Filings and Approvals	9
Background of the Transaction	9
Approval of the Reverse Stock Split	13
Purposes of the Reverse Stock Split	13
Alternatives Considered by the Board of Directors	13
Reasons for the Reverse Stock Split	14
Cost Savings	14
Financial Information	15
Competitive Disadvantage	15
Procedural Factors Favoring the Reverse Stock Split	15
The Reverse Stock Split Provides Our Stockholders with Liquidity	15
No Unusual Conditions to the Reverse Stock Split	15
The Reverse Stock Split Ration was Calculated Without Bias Toward Any Particular Group of Stockholders and Will Apply Equally to All Shares of Our Common Stock	15
Procedural Factors Disfavoring the Reverse Stock Split; Interests of Mobilepro in the Reverse Stock Split	16
The Reverse Stock Split Will be Approved by Mobilepro, Without a Vote by Unaffiliated Stockholders	16
As a Result of the Reverse Stock Split, Mobilepro will own 100% of our Common Stock	16
Substantive Factors Favoring the Reverse Stock Split	16
Agreement to Purchase Interests of Minority Stockholders	16
Direct and Indirect Cost Savings	16
The Reverse Stock Split Offers Stockholders the Opportunity to Receive Cash as a Premium In Lieu of Fractional Shares	16
Substantive Factors Disfavoring the Reverse Stock Split	17
Inability to Participate in Any Future Increase in the Value of Our Common Stock	17
Analysis of Skyworks Securities	17
Opinion of the Board’s Financial Advisor	23
Analysis of the Board of Directors	29
Board of Directors’ Determination and Recommendation	32
General Examples of Potential Effects of the Reverse Stock Split	32
Effect of the Reverse Stock Split on Option and Warrant Holders	32

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Effects of the Reverse Stock Split on Our Company	33
Conduct of Our Business After the Reverse Stock Split - Future Company Plans	33
Reservation of Right to Abandon the Reverse Stock Split	34
Escheat Laws	34
Appraisal Rights	34
Material Federal Income Tax Consequences	34
Other Information	39
Regulatory Approvals	39
Background Information Concerning Our Directors, Executive Officers and Controlling Stockholders	39
Prior Transactions Between Mobilepro and Our Company	42
Interests of Certain Persons in or Opposition to the Reverse Stock Split - Security Ownership of Certain Beneficial Owners and Management	43
Market Prices of Our Common Stock and Dividend Policy	45
Financial Statements, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk	46
Forward Looking Statements	46
Legal Proceedings	46
Where You Can Find More Information	47

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SPECIAL FACTORS

The Reverse Stock Split

Basic Terms

Under the terms of the Reverse Stock Split, every holder of record at the Effective Time will be entitled to receive one share of our Common Stock in exchange for every 97,500,000 shares held by such person immediately prior to the Effective Time. No fractional shares will be issued. Instead, in lieu of issuing fractional shares to Cashed-Out Stockholders who would otherwise be entitled to receive a fractional share of our Common Stock as a result of the Reverse Stock Split, we will pay Cash Consideration at the rate of $0.015 for each share of Common Stock that was outstanding immediately prior to the Effective Time but was not converted into a full share of post-split Common Stock.

Because of the limited trading market for our Common Stock and the number of shares held by Mobilepro, a stockholder is unable to purchase enough shares on the open market to avoid becoming a Cashed-Out Stockholder as a result of the Reverse Stock Split and will be unable to retain an equity interest in our Company.

For payment purposes, we intend for the Reverse Stock Split to treat stockholders holding Common Stock in a street name through a nominee, such as a bank or broker, in the same manner as stockholders whose shares are registered in their own names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as Cashed-Out Stockholders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

The Reverse Stock Split is structured to be a Rule 13E-3 transaction under the Exchange Act because it is intended to, and if completed, will reduce the number of record holders of our Common Stock to fewer than 300, which will position us to terminate our Registration and Periodic Reporting Obligations. In connection with the Reverse Stock Split, we have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the Commission. We intend to apply for the termination of our Registration and Periodic Reporting Obligations as soon as practicable after the Effective Time.

Effective Time of the Reverse Stock Split

We anticipate that the Amendment will be filed with the Delaware Secretary of State and the Reverse Stock Split will become effective on or about April 20, 2005. However, in no event will the Effective Time of the Reverse Stock Split be earlier than the twentieth day after this information statement is sent or given to those persons or entities that held Common Stock as of the Record Date. The record date for determining the shares of our Common Stock that will be subject to the Reverse Stock Split will be the Effective Time.

Approval of the Reverse Stock Split By Our Board of Directors and Stockholders

As detailed below in “Approval of the Board of Directors,” our Board of Directors has approved the Amendment and the implementation of the Reverse Stock Split and reserved the right to abandon the Amendment and the Reverse Stock Split at any time prior to the Effective Time. Under the Delaware General Corporation Law and our bylaws, our stockholders may approve the Amendment and Reverse Stock Split without a meeting, without prior notice and without a vote if a written consent to the Amendment is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of Common Stock). Mobilepro, which holds a majority of the outstanding shares of our Common Stock, has approved the Amendment by written consent dated effective as March 7, 2005. Accordingly, no other stockholder approval is required and is not being solicited in connection with the Amendment.

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No special compensation was paid to the Company’s current Board of Directors in connection with evaluating this transaction. In connection with the negotiation, review and approval of the Loan Purchase Agreement, the Company appointed a special committee of two disinterested directors (the “Special Committee”). Messrs. James Chapman and Andrew Barrett served on the Special Committee, with Mr. Chapman serving as the Chairman. In connection with the services rendered each member of the Special Committee received a one-time payment of $35,000. Mr. Chapman received an additional payment of $15,000 as consideration for his services as Chairman.

Information about Mobilepro, the stockholder that consented to the Amendment and the number of shares of Common Stock owned as of the Record Date and included in the written consent approving the Reverse Stock Split is as follows:

Name of Stockholder	Number of Shares

Davel Acquisition Corp.	585,271,794
c/o Mobilepro Corp.
6701 Democracy Blvd.
Suite 300
Bethesda, MD 20817

Additional beneficial ownership information is contained below in “Interests of Certain Persons in or Opposition to the Reverse Stock Split - Security Ownership of Certain Beneficial Owners and Management”.

Effects if Reverse Stock Split is Not Consummated

If the Reverse Stock Split is not consummated, our Registration and Periodic Reporting Obligations will continue, and we will not benefit from the substantial reduction in general and administrative costs associated with being a non-reporting company. In addition, our senior management will have to continue to devote significant time to our Registration and Reporting Obligations, which they will not be able to devote to other company operations. See “Reasons for the Reverse Stock Split - Cost Savings”.

Stock Certificates

Our transfer agent, Mellon Investor Services, has been appointed as our exchange agent to carry out the exchange of existing Common Stock certificates for new Common Stock certificates and to send cash payments in lieu of issuing fractional shares. Promptly following the Effective Time, the transfer agent will send a letter of transmittal to each affected stockholder. The letter will describe the procedures for surrendering stock certificates in exchange for new Common Stock certificates and/or the Cash Consideration. Upon receipt of the stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates and/or make the appropriate cash payment within approximately 20 business days.

No service charges will be payable by our stockholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares because we will bear those expenses. We will not pay interest on cash sums due to any stockholder in connection with the Reverse Stock Split.

All stock certificates outstanding immediately prior to the Effective Time evidencing ownership of our Common Stock will be deemed cancelled without further action by their holders as of the Effective Time. Please do not send any stock certificates to our transfer agent or us in connection with the Reverse Stock Split until you receive and complete a letter of transmittal.

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Provision for Unaffiliated Stockholders

Neither we, nor any executive officer or director of our Company nor any person controlling us has made any provision in connection with the Reverse Stock Split to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services for such stockholders. The consent of a majority of the unaffiliated shareholders is not required, and a majority of directors who are not employees of Davel did not hire an unaffiliated representative for the unaffiliated shareholders.

Source of Funds and Financial Effect of the Reverse Stock Split

Given that the actual number of shares of Common Stock that we will purchase is unknown at this time, the total cash we will pay to stockholders is currently unknown, but is estimated to be approximately $450,000. We expect to pay the Cash Consideration in connection with the Reverse Stock Split and other expenses for the Reverse Stock Split through our available cash or advances from Mobilepro. The Reverse Stock Split and the use of approximately $600,000 in cash to complete the Reverse Stock Split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to adversely affect in any material respect our capitalization, liquidity, results of operations or cash flow.

We estimate that the fractional shares that would otherwise be issued in the Reverse Stock Split would aggregate to approximately 30,000,000 pre-split whole shares of Common Stock, resulting in cash payments to Cashed-Out Stockholders of approximately $450,000 (30,000,000 whole shares at $0.015).

Our Common Stock is traded over-the-counter on the OTC Bulletin Board under the symbol “DAVL.OB”. On September 7, 2004, the last trading price for our Common Stock prior to the announcement of the Loan Purchase Agreement was $0.007. The Cash Consideration represents a premium [discount] of approximately 114%, 50%, and [11.8]% over the weighted average closing trading price of the Common Stock over the three-month, six-month, and one-year periods, respectively, prior to the announcement of the Reverse Stock Split. See “Market Prices of Our Common Stock and Dividend Policy”.

Following the Reverse Stock Split, we plan to terminate our Registration and Periodic Reporting Obligations, which means that our Common Stock will not qualify to be traded on any automated quotation system operated by a national securities association and will no longer be traded on the OTC Bulletin Board. Our Common Stock may be eligible to trade in the “Pink Sheet”; however we have no present plans to apply for our Common Stock to be traded in the Pink Sheets.

Fees and Expenses

The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Reverse Stock Split and the transactions related thereto: $450,000 in Cash Consideration to the Cashed-Out Stockholders; $35,000 to our legal counsel; $61,500 for printing and other costs in connection with the mailing of this information statement; $28,500 for the preparation and issuance of a fairness opinion by Reznick Fedder & Silverman Financial Advisors Group, L.L.C.; and $25,000 for exchange agent services.

Accounting Consequences

The Reverse Stock Split will not affect the par value of our Common Stock, which remains $0.01 per share. The Reverse Stock Split will result in an increase in per share net income or loss and net book value of our Common Stock because fewer shares of our Common Stock will be outstanding. Our financial statements, supplementary financial information and quantitative and qualitative disclosures about market risk, included in Appendices B and C of this information statement, do not reflect the Reverse Stock Split.

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Certain Legal Matters

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Reverse Stock Split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Reverse Stock Split, other than approvals, filings or notices required under federal and state securities laws and the corporate laws of the State of Delaware.

Regulatory Filings and Approvals

We have filed a Schedule 13E-3 with the Securities and Exchange Commission (“Commission”), to notify the Commission of our intent to go private. We anticipate that following the completion of the Reverse Stock Split and the filing of a Form 15 with the Commission, our Registration and Periodic Reporting Obligations will immediately terminate. See “Other Information - Where You Can Find More Information”.

We are not aware of any governmental or regulatory approval required for completion of the Reverse Stock Split, other than compliance with applicable federal and state securities laws and the corporate laws of the State of Delaware. See “Regulatory Approvals”.

Following the Reverse Stock Split and the termination of our Registration and Periodic Reporting Obligations, we will no longer be a public-reporting company, but rather will operate as a private company. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this information statement, the Reverse Stock Split is not anticipated to materially affect the conduct of our business. We expect to be subject to substantially the same risks and uncertainties after the Reverse Stock Split. See “Conduct of our Business after the Reverse Stock Split - Future Company Plans”.

We believe the Reverse Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes, which will result in no material federal income tax consequences to us. Depending on each stockholder’s individual situation, the Reverse Stock Split may give rise to certain income tax consequences for stockholders. See “Certain Material Federal Income Tax Consequences”.

Background of the Transaction

During the spring and summer of 2003, Davel Communications, Inc. (“Davel” or the “Company”) had engaged in conversations with a third party (the “First Interested Party”) that was interested in entering into a joint venture or similar arrangement in order to deploy a wireless technology on the Davel owned pay telephones. The deployment of the wireless technology on the Davel owned pay telephones would require a significant capital investment by the First Interested Party. In light of Davel’s then current financial condition, the First Interested Party determined it was unwilling to make the necessary capital investment; however, determined that it would be interested in purchasing the Company. During the fall of 2003, due to a stock price that remained near historically low levels, the challenges faced by Davel in its business, including the Company’s ability to satisfy its obligations under a Senior Credit Agreement (the “Senior Debt”) (as further discussed below under “—Analysis of the Board; Fairness of the Merger”), the First Interested Party made an unsolicited offer regarding a possible sale, merger, consolidation or other business combination of Davel (the “First Offer”).

The First Offer contemplated an asset purchase and required that the assets be transferred free of the liens and encumbrances associated with the Senior Debt. The First Offer required that the assets be purchased in a Federal Bankruptcy Court auction proceeding (the “363 Proceeding”) to allow for the Senior Debt to be eliminated. In light of the structure contemplated by the First Offer, the transaction contemplated thereby could only be effectuated with the approval of the holders of the Senior Debt (the “Lenders”), since the Lenders would need to be willing to sell their interest in the Senior Debt at a substantial discount. At the time of the First Offer the carrying value of the Senior Debt was in excess of $120 million. The First Offer provided the Lenders with $17.5 million in cash at closing and provided the opportunity for deferred compensation equal to fifty percent of certain future regulatory receipts received by the Company, as well as fifteen percent of the future gross profits generated from the acquired assets up to an aggregate amount of $10 million. The First Offer also provided the Lenders with warrants to purchase in the aggregate five percent of the fully-diluted equity of the acquiring company. Since the First Offer contemplated the 363 Proceeding, it did not provide any consideration to the unsecured creditors or the shareholders of the Company. The First Offer was also subject to the First Interested Party obtaining a committed financing source. The Company continued to have ongoing conversations with the First Interested Party through the end of 2003 and into January of 2004.

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During the summer of 2003 and unrelated to the foregoing conversations with the First Interested Party, the Company commenced conversations with another pay telephone provider (the “Second Interested Party”) to determine whether there would be any opportunities to create a strategic alliance or other initiative beneficial to the respective companies and their shareholders. The discussions considered various concepts, including a merger of the companies. As a result of those conversations, on or about September 23, 2003 the Company received a letter of intent from the Second Interested Party (the “Second Offer”). The Second Offer contemplated cash consideration to the Lenders at closing of $18 million, in addition to deferred consideration of up to fifty percent of certain future regulatory receipts received by the Company. The Second Offer required that the assets be transferred free of the liens and encumbrances associated with the Senior Debt to be effectuated by virtue of a 363 Proceeding. As such, the Second Offer did not provide any consideration to the unsecured creditors or the shareholders of the Company. The Second Offer was also subject to the Second Interested Party obtaining a financing commitment. In light of the financing commitment contingency and the questionable financial condition of the Second Interested Party, the Company and the Lenders declined to proceed under the terms of the Second Offer.

In December 2003, Davel entered into discussions with another third party (the “Third Interested Party”) concerning the purchase of the Company. The Third Interested Party displayed informal interest in pursuing a formal offer at a consideration price of between $5 million to $7 million. The expression of interest from the Third Interested Party was conveyed to the Lenders by the Company; however, in light of the low consideration price discussed, further discussions did not lead to an offer worthy of additional consideration.

After further negotiations with the Company and the Lenders on or around January 30, 2004 the First Interested Party revised its First Offer (the “Third Offer”) which contemplated the same 363 Proceeding as required by the First Offer; however, modified certain economic terms contained in the First Offer. The cash consideration to be paid to the Lenders in connection with the First Offer was increased to $18 million in cash, with the deferred consideration and equity components remaining the same. The terms of the Third Offer were memorialized in a non-binding letter of intent and executed by the parties. The non-binding letter of intent provided a forty-five day period during which time the First Interested Party was required to obtain committed financing to consummate the transaction. In light of the 363 Proceeding required by the Third Offer and the potential negative impact to its business associated therewith, the Company and the Lenders were unwilling to execute a binding definitive agreement until such time as the First Interested Party could provide evidence that committed financing could be secured.

During the time period in which the First Interested Party attempted to obtain a financing commitment, the Company continued to operate its business and implement various cost savings strategies and initiatives implemented by its previously appointed Chief Executive Officer. After multiple extensions of the time period set forth in the letter of intent the First Interested Party was unable to secure a financing commitment. As a result the non-binding letter of intent was terminated by the Company on May 2, 2004. The reason that the committed financing was not secured by the First Interested Party is unknown to the Company.

On or about February 13, 2004, the Company received a non-binding letter of intent from an unrelated third party (the “Fourth Interested Party”) that offered to purchase one hundred percent of the equity of the company, to be delivered free of the Senior Debt in consideration for $12 million in cash at closing, plus fifty percent of the first $20 million of certain future regulatory receipts to be received by the Company, plus deferred consideration in the form of an annual earnout payment equal to twenty percent of annual gross profit in excess of $9 million each year for five years, not to exceed $3 million in the aggregate (the “Fourth Offer”). The Fourth Offer did not specify the method by which the Senior Debt would be eliminated.

After receipt of the Fourth Offer, on or about February 24, 2004 the Company established the Special Committee of the Board of Directors. Two disinterested directors were appointed to serve on the Special Committee, Messrs. James Chapman and Andrew Barrett. Mr. Chapman served as the Chairman of the Special Committee. The Special Committee was organized in order to review, evaluate and consider the terms of the Fourth Offer and any future proposed transaction that it deemed to be in the best interests of the stakeholders of the Company. The Special Committee was authorized, if necessary, to engage legal counsel and a financial advisor as it deemed appropriate in order to evaluate the Fourth Offer and any future proposed transaction. In light of the pending non-binding letter of intent with the First Interested Party and given the low cash consideration contemplated by the Fourth Offer, the Special Committee and the Company did not accept the Fourth Offer. Further discussions did not result in any increase in the amounts contemplated by the Fourth Offer.

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On or around April 28, 2004 the Company received a non-binding expression of intent from another third party (the “Fifth Interested Party”) for the purchase of the Senior Debt and the common shares of equity held by the Lenders. The consideration offered to the Lenders in connection with the expression of intent was $18 million in cash at closing, plus fifty percent of certain future regulatory receipts received by the Company, net of collection expenses (the “Fifth Offer”). No consideration was to be provided for the minority shareholders as part of the Fifth Offer. In light of the pending non-binding letter of intent with the First Interested Party, and as a result of the operating improvements at the Company, the Special Committee recommended to the Company not to proceed with the Fifth Offer. The Company accepted the recommendation of the Special Committee and it, and its Lenders, did not proceed with the Fifth Offer.

In May 2004 the Company received a letter of interest from an unrelated third party (the “Sixth Interested Party”) for the purchase of approximately 43,000 installed payphones and related assets and all uninstalled payphones and related equipment for consideration equal to $10 million in cash at closing (the “Sixth Offer”). The Chairman of the Special Committee commenced discussions with the Lenders, and accordingly, the Special Committee recommended to the Company that it not proceed with the Sixth Offer on the basis that the cash consideration amount was too low. The Company and the Lenders rejected the Sixth Offer. Further discussions with the Sixth Interested Party ensued but did not result in any increase of the consideration contemplated by the Sixth Offer.

On June 2, 2004 the Company received a non-binding letter of intent from a third party (the “Seventh Interested Party”) to purchase approximately ninety percent of the Company’s Common Stock. The non-binding letter of intent provided a cash consideration amount of $23 million to be paid over time, plus deferred consideration equal to $12 million to be paid from certain future regulatory receipts to be received by the Company (the “Seventh Offer”). The Seventh Offer was contingent on, among other things, the Company’s long-term debt being reduced to a zero balance, current liabilities equaling less than $30 million and the absence of lease and other encumbrances against the current assets of the Company. The Seventh Offer was also subject to the Seventh Interested Party obtaining committed financing. The Special Committee reviewed the Seventh Offer and recommended to the Company that it be rejected since the Special Committee and the Company did not believe it could satisfy the conditions set forth therein, and because the Seventh Offer was subject to the Seventh Interested Party obtaining a financing commitment.

On or about May 29, 2004 the Company and the Lenders received a letter of intent from Mobilepro in which it detailed its interest in the Company. The terms of the letter of intent provided for a purchase price of up to $33 million to purchase the Senior Debt and the Common Stock held by the Lenders. The purchase price consisted of $15 million in cash at closing, together with one hundred percent of certain future regulatory receipts received by the Company up to $18 million. The letter of intent was conditioned on, among other things, completion of due diligence, the absence of pending or threatened litigation against the Company on the date of closing, the absence of payments of debt with regulatory receipts or otherwise, continued operations of the Company business in the ordinary course and documentation of the definitive agreement. The letter of intent contained a provision that prohibited the Company from soliciting or entering into any negotiations or agreements with another prospective purchaser of the Senior Debt. The letter of intent was also subject to Mobilepro obtaining final financing. The Special Committee reviewed the terms of the Mobilepro letter of intent.

From May 29, 2004 through June 1, 2004 the Special Committee directed the Company’s Chief Executive Officer to engage in continuing negotiations with Mobilepro representatives. On or about June 2, 2004 Mobilepro presented the Company and Lenders with a letter, which confirmed and revised certain aspects of the May 29, 2004 letter of intent. The Special Committee reviewed the June 2, 2004 letter of intent which confirmed that Mobilepro had engaged a committed financing source, and therefore, the financing contingency in the previous letter of intent was eliminated. Furthermore, it provided a $500,000 deposit to secure the no shop provision through August 31, 2004 and requested that the Company and Lenders agree to a “topping fee” in the amount of $750,000 in the event a superior third party offer was received and accepted by the Company and Lenders prior to August 31, 2004.

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The Special Committee reviewed the terms of the June 2, 2004 letter of intent with the Company and its Lenders. The Special Committee expressed its concern that the June 2, 2004 letter of intent did not make any provision for the treatment of the shareholders that were not the Lenders (the “Minority Stockholders”), which it believed to be of particular import since the proposed transaction would result in Mobilepro obtaining a controlling interest of the Company’s Common Stock. After further negotiations directed by the Special Committee between the Company, the Lenders and Mobilepro, on or about June 14, 2004 Mobilepro presented the Company with a revised letter of intent. The terms of the letter of intent provided for a purchase price of up to $33 million to purchase the Senior Debt and the Common Stock retained by the Lenders. The purchase price consisted of $15 million in cash at closing, together with one hundred percent of certain future regulatory receipts to be received by the Company up to $18 million. As additional consideration, Mobilepro agreed to provide the Lenders with five million warrants to purchase Mobilepro common stock at an exercise price of $0.20 per share. The warrants were to have a five-year term and were to be exercisable on a cash basis. Mobilepro also agreed to provide the Lenders with piggy-back registration rights for the underlying shares to be issued in connection with the exercise of the warrants. Additionally, Mobilepro agreed to, within 120 days after closing date of the transaction, make a tender offer for the remaining shares of Common Stock not owned by the Lenders. The June 14, 2004 letter of intent was subject to due diligence and required that the parties execute definitive agreements on or before August 31, 2004. The June 14, 2004 letter of intent also provided that Mobilepro would advise the Company on or before July 23, 2004 whether it had completed its due diligence and whether it intended to proceed with the transaction as contemplated by the letter of intent. The Special Committee reviewed the terms of the June 14, 2004 letter of intent and recommended to the Company that it be accepted. The parties executed the letter of intent dated June 14, 2004.

Thereafter, Mobilepro commenced its financial and legal due diligence of the Company, and on or around July 23, 2004, confirmed that it intended to move forward with the transaction in accordance with the terms of the letter of intent. The parties commenced the negotiation and drafting of the definitive agreements. During this time period the parties negotiated the specific provisions of the definitive agreements, including the provisions relating to the buyout of the Minority Stockholders. The Special Committee reviewed the historical stock trading price and trading volumes of the Company’s Common Stock and determined that the Minority Stockholders interests would be best served if the Company were able to negotiate a buyout of the Minority Stockholder’s interests. After reviewing the Company’s actual and projected financial results, including the Company’s inability to meet its debt obligations to the Lenders and other liquidity concerns, together with the historical market prices and trading volumes of its publicly traded Common Stock, the Special Committee determined that a fair consideration price for each share of Common Stock held by the Minority Stockholders would be $0.015. Further negotiations resulted in a provision being included in the Loan Purchase Agreement requiring Mobilepro to purchase all of the approximately 4.8% of the shares of Common Stock of the Company held by the Minority Stockholders. The buyout of the Minority Stockholders was to be completed by Mobilepro within 180 days after the closing date of the Loan Purchase Agreement and could be conducted by Mobilepro, at its sole discretion, by tender offer, short-form merger or such other transaction deemed appropriate by Mobilepro. The purchase price offered to the Minority Stockholders was to be an amount per share of not less than $0.015, which amount could be paid in cash or securities of Mobilepro. Prior to conducting the Minority Stockholder buyout, Mobilepro was required to retain a reputable investment banker or other financial advisor to render an opinion as to the fairness, from a financial point of view, of the terms of the consideration paid to the Minority Stockholders.

On or about August 5, 2004 the Special Committee retained the services of Skyworks Capital, LLC in order to evaluate the transaction and issue an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Minority Stockholders in connection with Mobilepro transaction. During the following weeks the parties completed the documentation surrounding the transaction, including but not limited to, the Loan Purchase Agreement and ancillary documentation. At a meeting of the Special Committee, on September 3, 2004 Skyworks Capital, LLC made a presentation and issued an opinion confirming that, from a financial point of view, the consideration to be received by the Minority Stockholders was fair. Immediately thereafter, the Company held a meeting of its Board of Directors during which the Special Committee recommended to the Board of Directors that the Company proceed with the Mobilepro transaction. The Board of Directors unanimously agreed to proceed with the Mobilepro transaction and to execute the definitive agreements. The definitive agreements were executed on September 3, 2004 and the transaction closed on November 15, 2004. Upon the closing of the transaction, Messrs. Chapman, Genda and Barrett resigned their positions as Directors of the Company, at which time Messrs. Jay Wright, Kurt Gordon, Kevin Kuykendall and Geoffrey Amend, each of whom were executive officers of Mobilepro, were appointed to the Board of Directors of the Company. Kevin Kuykendall later resigned his position from the Davel Board of Directors in January 2005. Mobilepro did not file a Schedule 13D or a Schedule 14f-1 at this time.  While it does not believe that its purchase of certain debt from certain debtholders of Davel required it to file either such schedule, nevertheless, Mobilepro intends to file both disclosure documents on or about March 29, 2005.

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In connection with the obligation of Mobilepro to buyout the Minority Stockholders, on January 6, 2005 the Company retained the services of Reznick Fedder & Silverman (“Reznick”) to provide an opinion as to the fairness, from a financial point of view, of the terms of the consideration paid to the Minority Stockholders in order to fulfill its obligations under the terms of the Loan Purchase Agreement. On or about January 15, 2005 Reznick completed its preparation of a written presentation to the Board of Directors of the Company. Prior to a meeting of the Board of Directors scheduled for February 9, 2005 Reznick submitted the written presentation materials to the Board of Directors. On February 9, 2005 Reznick made an oral presentation to the Board of Directors of the Company and issued an opinion to the Company, from a financial perspective, that the consideration of $0.015 to be paid to the Minority Stockholders was fair. Upon a review of the opinion, the Board of Directors voted unanimously to approve the filing of the Amendment to effectuate the Reverse Stock Split.

Approval of the Reverse Stock Split

Purpose of the Reverse Stock Split

The purpose of the Reverse Stock Split is to enable Mobilepro to effectively purchase all of our outstanding Common Stock that it does not beneficially own. On November 15, 2004, Mobilepro acquired approximately 95.2% of our issued and outstanding Common Stock. As part of the Loan Purchase Agreement, Mobilepro agreed to purchase all of our remaining Common Stock by means of a tender offer, short-form merger or other similar transaction. Additionally, the acquisition of our Common Stock will enable us to terminate our Registration and Periodic Reporting Obligations and enable us to continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record of our Common Stock to fewer than 300 by cashing out the fractional shares that would otherwise result from the Reverse Stock Split.

Alternatives Considered by the Board of Directors

Faced with the obligation to purchase all of our outstanding Common Stock that it did not already own, and its interest in increasing our working capital and reducing our administrative expenses, Mobilepro determined, along with us, that maintaining our public company status imposed a significant cost on us with no significant benefit. We determined that terminating our Registration and Periodic Reporting Obligations would result in substantial cost savings and better competitive positioning, which would help us maximize stockholder value. In order to terminate our Registration and Periodic Reporting Obligations, we must reduce the number of record holders of our Common Stock to fewer than 300.

Our Board of Directors reviewed several alternatives for purchasing the shares held by the the Minority Stockholders. The first alternative involved a tender offer. In a tender offer, publicly held shares are purchased directly from a company’s stockholders. The proponent of the transaction approaches the target company to consider the proposal. When the two sides reach an agreement, the acquiror sends the stockholders a written offering document, the “offer to purchase,” which contains disclosures required by Commission rules, and a letter of transmittal, which stockholders may use to tender their shares. The target company issues a press release announcing, among other things, that the company recommends that stockholders accept the offer and tender their shares. Tender offers are commonly conditioned on the acquiror holding at least 90% of each class of stock of the company following the closing of the offer, which provides the acquiror with the ability to complete a short-form merger without holding a meeting of stockholders or soliciting proxies. In a short-form merger, the shares that were not tendered are typically converted into the right to receive the same consideration that was paid to the tendering stockholders or the right to assert appraisal rights. At the conclusion of the short-form merger, the target company (or merger sub) typically has one stockholder, a subsidiary of the acquiror.

The second alternative considered was a merger with a third party. A common form is a reverse triangular merger in which an entity formed by the acquirer merges with and into the target company, which survives the merger. As a result of the merger, the outstanding shares of the target company’s stock, other than shares owned by the acquiror, are converted into the right to receive the merger consideration. The merger consideration is the cash paid to the stockholders of the target corporation. A merger typically leaves the surviving company with one stockholder, the parent.

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The final alternative considered was the Reverse Stock Split. Because the results of a Reverse Stock Split are more predictable and automatic, our Board of Directors believes that the Reverse Stock Split is the most expeditious and economical way of effectively purchasing the shares of the Minority Stockholders and reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Registration and Periodic Reporting Obligations. As a result, on February 17, 2005, our Board of Directors, approved a l-for-97,500,000 Reverse Stock Split of our Common Stock, subject to stockholder approval. The selected split ratio was a result of calculations intended to determine how many record holders needed to be cashed out to achieve our goal of going private and reducing the number of stockholders to one.

Reasons for the Reverse Stock Split

Cost Savings

We incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Registration and Periodic Reporting Obligations imposed by the Commission. Direct costs associated with compliance with the Registration and Periodic Reporting Obligations include, but are not limited to auditing fees, legal fees, financial printer fees and miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the preparation and filing of periodic reports, proxy materials and other reports and statements with the Commission.

Based on our experience in prior years, our direct costs of complying with the Registration and Periodic Reporting Obligations are estimated to be approximate $540,000 annually, based on estimated annual audit and accounting fees of $130,000, estimated annual legal fees of $50,000, estimated financial printer fees of $40,000, estimated transfer agent fees of $25,000, estimated costs associated with filing reports with the Commission (including internal administrative staff) of $50,000, estimated costs for directors’ and officers’ insurance of $155,000, estimated ongoing costs associated with Sarbanes-Oxley compliance of $40,000 (estimated at $50,000 in 2005) and estimated miscellaneous costs of $50,000. Indirect costs associated with compliance with the Registration and Periodic Reporting Obligations include, among other things, the time our executive officers expend to prepare and review our periodic reports. Because we have only a few executive personnel, these indirect costs are substantial. Due to additional regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act of 2002, including our independent auditors’ report on our management’s assessment of our internal controls for financial reporting purposes under section 404 of that Act, we expect that the direct and indirect costs identified above will increase in the future.

The cost of administering each registered stockholder’s account is the same regardless of the number of shares held in that account. As of the record date, our Common Stock was held of record by approximately 1,615 stockholders, and approximately 1,614 stockholders of record held fewer than 97,500,000 shares, representing approximately 99.9 percent of the total number of holders of record of our Common Stock. These accounts holding fewer than 97,500,000 shares represented less than 4.8% of the total number of outstanding shares of our Common Stock. Assuming that the Reverse Stock Split does not occur, the estimated cost relating to our Registration and Periodic Reporting Obligations for each stockholder account, will be approximately $334 in 2005.

Our Board of Directors considered the cost to us of continuing to file periodic reports with the Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to us and our stockholders of continuing to operate as a public company. Under the circumstances, our Board of Directors determined that the benefits that we and our stockholders would typically expect to derive from our status as a public company are not being realized and are not likely to be realized in the foreseeable future. As a result, our Board of Directors concluded that the elimination of the costs of complying with our Registration and Periodic Reporting Obligations outweighed the benefits of continuing to incur such costs. We are, therefore, undertaking the Reverse Stock Split at this time to save us the substantial costs, which we expect to increase over time, and resources required to comply with the Registration and Periodic Reporting Obligations and other obligations associated with operating as a public reporting company. However, the actual savings to be realized from terminating our Registration and Periodic Reporting Obligations may be higher or lower than our estimates.

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Financial Information

Our ratio of earnings to fixed charges for the year ended December 31, 2003 was less than one-to-one, and for the year ended December 31, 2002 was 11.05 to 1. The deficient amount of earnings that would have been required to attain one-to-one coverage for the year ended December 31, 2003 was $46,191,000. Our ratio of earnings to fixed charges for each of the nine-month periods ended September 30, 2004 and September 30, 2003 was less than one-to-one. The deficient amount of earnings that would have been required to attain one-to-one coverage for the nine-month periods ended September 30, 2004 and September 30, 2003 would have been $10,055,000 and $39,139,000, respectively. Net book value [deficit] per share of our Common Stock as of September 30, 2004 was [$0.183].

Competitive Disadvantage

As a public company, we are required to make certain disclosures in connection with our Registration and Periodic Reporting Obligations. Those public disclosures can place us at a competitive disadvantage by providing our non-public competitors with strategic information about our business, operations and results while not having access to similar information about those competitors. In light of our limited size and resources, competitive disadvantages related to our public reporting obligations and our lack of intent to raise capital through a public offering or effect acquisitions using our stock, our Board of Directors does not believe the costs associated with maintaining our Registration and Periodic Reporting Obligations and maintaining our stockholder accounts are justified. Our Board of Directors believes that it is in the best interests of us and our stockholders as a whole to eliminate the administrative burden and costs associated with maintaining our Registration and Periodic Reporting Obligations and maintaining stockholder accounts.

Procedural Factors Favoring the Reverse Stock Split

Our Board of Directors, Mobilepro and Davel Acquisition have analyzed the Reverse Stock Split and its anticipated effects on our stockholders and have deemed the Reverse Stock Split and related termination of our Registration and Periodic Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, our affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the Reverse Stock Split. In reaching this conclusion, our Board of Directors also considered, in no particular order and without preference, the factors described below.

The Reverse Stock Split Provides our Stockholders with Liquidity

The average daily trading volume for our Common Stock over the three months preceding the announcement date of the Reverse Stock Split on September 7, 2004 was approximately 140,000 shares, deeming it illiquid by most standards. The Reverse Stock Split will provide stockholders who hold fewer than 97,500,000 shares at the Effective Time the opportunity to liquidate their investment in us.

No Unusual Conditions to the Reverse Stock Split

Our Board of Directors also considered the likelihood that the Reverse Stock Split would be implemented. In this regard, it considered that there are no unusual requirements or conditions to the Reverse Stock Split, and that we have the financial resources to implement the Reverse Stock Split expeditiously.

The Reverse Stock Split Ratio was Calculated Without Bias Toward Any Particular Group of Stockholders and Will Apply Equally to All Shares of our Common Stock

The purpose of the Reverse Stock Split is to purchase the Common Stock held by the Minority Stockholders and reduce the number of record holders to fewer than 300 so that we can file to terminate our Registration and Periodic Reporting Obligations and continue future operations as a private company. The split ratio is a result of calculations that were intended to determine how many stockholders needed to be cashed out in order to reduce the number of record holders to one. Our Board of Directors feels the current ratio of l-for-97,500,000 is fair because it was calculated without bias toward any one group of stockholders. The ratio will be applied equally to all shares of our Common Stock.

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Procedural Factors Disfavoring the Reverse Stock Split; Interests of Mobilepro in the Reverse Stock Split

The Reverse Stock Split Will be Approved by Mobilepro, Without a Vote by Unaffiliated Stockholders

With respect to the fact that Mobilepro holds sufficient shares of our Common Stock to approve the Reverse Stock Split, our Board of Directors, Davel Acquisition Corp., and Mobilepro believe that this potential conflict is outweighed by the substantive features and procedural safeguards of the Reverse Stock Split, including the equal application of the Reverse Stock Split to all shares of our Common Stock and the fairness of the price offered to all stockholders.

The Board of Directors has adopted the analysis and conclusions of its financial advisor. It adopts each of the following of the advisor’s analyses: comparable company, discounted cash flow, liquidation, public market pricing, minority stake transaction, comparable transaction, the valuation implied by the terms of the agreement with the former lenders, and other recent proposals made by third parties. The Board of Directors set the consideration being offered to stockholders.

The consideration was first derived by the Special Committee of the Board of Directors of the Company, prior to execution of the Loan Purchase Agreement. The cash amount was initially derived based primarily from an evaluation of the historical stock trading price and trading volumes, together with a premium thereto. The Board of Directors also considered the historical operating results of the Company, the projected operating results of the Company, and the Company’s existing financial condition. Skyworks Capital, L.L.C. provided a opinion as to the fairness of the price to the Minority Shareholders of the Company. The fairness opinion was substantiated using a similar analysis to the one utilized by Reznick. The reverse split ratio was derived in order that Mobilepro would be the sole shareholder.

As a Result of the Reverse Stock Split, Mobilepro will own 100% of our Common Stock

Based on information and estimates of record ownership of shares of Common Stock as of the Record Date, the beneficial ownership percentage of Mobilepro will increase from 95.2% to 100% as a result of the Reverse Stock Split. This increase in ownership percentage is a result of the reduction by an estimated 30,000,000 pre-split whole shares in the number of shares of our Common Stock outstanding due to the payment of cash in lieu of issuance of fractional shares.

Substantive Factors Favoring the Reverse Stock Split

Agreement To Purchase Interests of Minority Stockholders

As discussed above under “Approval of the Reverse Stock Split - Reasons for the Reverse Stock Split ” we agreed to purchase the Common Stock of the Minority Stockholders within six months of the closing of the Loan Purchase Agreement. The Reverse Stock Split accomplishes that covenant in a cost effective and expeditious manner.

Direct and Indirect Cost Savings

As discussed above under “Reasons for the Reverse Stock Split - Cost Savings,” we incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Registration and Periodic Reporting Obligations imposed by the Commission. We estimate that we will save approximately $540,000 annually in direct general and administrative costs by being a private company. We also believe that because of the Sarbanes-Oxley Act, such direct costs would increase in the future. Additionally, the indirect cost to our company in terms of senior management time spent on complying with the Registration and Periodic Reporting Obligations will also be saved.

The Reverse Stock Split Offers Stockholders the Opportunity to Receive Cash at a Premium In Lieu of Fractional Shares

Our Board of Directors considered several methods for valuing our Common Stock to determine the $0.015 price per share to be paid to stockholders in lieu of issuing fractional shares of our Common Stock as a result of the Reverse Stock Split. The Cash Consideration to be paid to holders of fractional shares represents a premium of approximately 114 % and 50% over the weighted average closing trading price of the Common Stock over three-month and six-month periods, respectively, prior to the announcement of the Loan Purchase Agreement. The $0.015 price per share also represented an 11.8% discount, compared to the weighted average closing trading price of the Company’s Common Stock over the one-year period prior to the announcement of the Loan Purchase Agreement. Although the Board of Directors considered this in their determination of the price per share, they placed greater emphasis on the more recent stock trading prices of the Company’s Common Stock in establishing the price per share to be received by the Minority Shareholders.

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Substantive Factors Disfavoring the Reverse Stock Split

Inability to Participate in Any Future Increase in the Value of Our Common Stock

All Minority Stockholders will be cashed-out and have no further equity interest in us with respect to their shares. Accordingly, they will no longer have the opportunity to participate in the potential increase in the value of our Common Stock. Our Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because unaffiliated stockholders will receive a fair price for the shares of their Common Stock and may elect to use the proceeds to acquire shares of our parent company, Mobilepro, on the open market or invest in other financial alternatives providing potentially comparable returns on investment.

Analysis of Skyworks Securities

The Special Committee of the former Davel Board of Directors searched for a financial advisor that had the experience and qualifications necessary to provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the Minority Stockholders of Davel. The Chairman of the Special Committee contacted financial advisors he had previously worked with and requested bids regarding the fee that would be charged for their services. The Special Committee received proposals to provide the requisite services from each of the financial advisors and evaluated the proposals and the merits of each. On the basis of the qualifications, experience and fees, the Special Committee awarded the engagement to Skyworks Capital, LLC (“Skyworks”).

On behalf of Davel, the Special Committee signed an engagement letter with Skyworks to opine as to the fairness, from a financial point of view, of the $0.015 per share to be received by the Minority Stockholders of the Company (some 1,600 stockholders holding approximately 29.8 million shares of the Company’s Common Stock representing in total 4.8% of the ownership of the Company) set forth in the Loan Purchase Agreement entered into between, among others, the former Lenders to the Company as Sellers, MobilePro Corp. as Buyer and the Company (the “Skyworks’ Opinion”). On September 3, 2004, Skyworks delivered to the Board its oral opinion, noting that such Skyworks’ Opinion would be delivered subsequently in writing to the effect that, based upon and subject to the assumptions and qualifications stated in its opinion, the $0.015 per share to be received by the Minority Stockholders of the Company was fair, from a financial point of view, to such stockholders. Prior to delivering its oral opinion, Skyworks delivered to the Board a Fairness Opinion Supplement dated September 3, 2004.

The full text of Skyworks’ written opinion, dated September 3, 2004, is attached as Appendix F to this information statement and is incorporated by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, procedures performed, matters considered and limits on the scope of the analysis undertaken by Skyworks in rendering the Skyworks’ Opinion. Skyworks’ Opinion relates only to the fairness, from a financial point of view, to the Minority Stockholders of the $0.015 per share to be received by such stockholders set forth in the Loan Purchase Agreement, does not address any other aspect of the proposed Reverse Stock Split or any related transaction and does not constitute a recommendation to any stockholder. Skyworks’ Opinion was directed to the Board of Directors for its benefit and use in evaluating the fairness of the $0.015 per share to be received by the Minority Stockholders. We encourage you to carefully read the opinion in its entirety.

While Skyworks rendered the Skyworks’ Opinion and provided certain financial analyses, the Skyworks’ Opinion was only one of the factors taken into consideration by the Board of Directors in determining the price to be paid to the Minority Stockholders. Skyworks was not engaged to, and did not perform a valuation analysis or appraisal of Davel’s Common Stock and, accordingly, did not render an opinion or conclusion as to the fair value of the Common Stock. Skyworks did not recommend to the Board of Directors the amount of consideration that should be paid in any proposed transaction. The Board of Directors determined the amount of consideration to be paid and the decision to recommend the proposed transaction was solely that of the Board of Directors.

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In preparing the Skyworks’ Opinion, Skyworks performed a variety of analyses, some of which are summarized below. In arriving at the Skyworks’ Opinion, Skyworks considered the results of all such analysis as a whole and did not attribute any particular weight to any specific analysis or factor. As such, consideration of only a portion of the analyses could create an incomplete view of the process underlying Skyworks’ Opinion.

In performing its analyses, Skyworks made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Davel. The analyses performed by Skyworks are not necessarily indicative of actual values or actual future results, which may be significantly different than suggested by such analyses. Such analyses were prepared solely as part of Skyworks’ analysis of the fairness of the cash consideration to be paid to the Minority Stockholders and were delivered to the Board of Directors as part of the Skyworks’ Opinion. The analyses do not purport to be appraisals of the business or assets of Davel or to reflect the price that might be obtained in an actual transaction. Skyworks utilized in their analysis various projections of operations prepared by the management of Davel. The projections are based on numerous variables and assumptions that are inherently unpredictable and may not occur as projected. Accordingly, actual results could vary significantly from those set forth in management’s projections.

In rendering the Skyworks’ Opinion, among other analyses, Skyworks performed the following procedures:

•	Considered applicable valuation methodologies utilized for similar transactions;

•	Reviewed Davel’s Form 10-K for the years ended December 31, 1998 through 2003, and its Form 10-Q for the quarter ended June 30, 2004;

•
Reviewed certain financial and operating information provided to Skyworks by management relating to Davel’s business, including business plan projections for the fiscal years ending December 31, 2004 through December 31, 2008;

•	Interviewed Davel’s management to discuss Davel’s operations, historical financial statements and future prospects;

•	Reviewed Davel’s historical market prices and trading volume of its publicly traded common stock, along with publicly available financial data on Davel;

•	Reviewed publicly available financial data to identify public companies to compare to Davel;

•	Reviewed the financial terms, including premiums paid in transactions in which a majority shareholder acquired the remaining minority shares of a public company;

•	Considered other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets;

•	Considered the economic outlook and outlook of the payphone industry;

•	Considered Davel’s liquidity problems and difficulties it faces in funding its operations, to make capital expenditures and to meet its debt service and other obligations;

•	Considered the going concern opinion made by Davel’s auditor, Aidman Piser & Company, P.A., in its Report of Independent Certified Public Accountants for the fiscal year ended December 31, 2003; and

•	Considered such other information, financial studies, analyses, and investigations of financial, economic and market criteria Skyworks deemed relevant.

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Skyworks held discussions with members of the senior management regarding the foregoing. In addition, Skyworks considered other matters and performed such research, inquiries and analysis that it deemed relevant in rendering the Skyworks Opinion.

In rendering the Skyworks’ Opinion, Skyworks assumed and relied upon, with the consent of the Board and without independent verification, the accuracy and completeness of all the information provided to it by Davel and other third parties, including, without limitation, the projections. Skyworks was advised by the senior management of Davel that the projections had been reasonably prepared on bases reflecting the best available estimates and judgments of the senior management of the Company at the time they were prepared. In that regard, Skyworks assumed, with the consent of the Board of Directors, that the projections will be achieved and that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to Skyworks. Skyworks expressed no opinion or any form of assurance with respect to the projections or any of the underlying data utilized in its analyses.

Skyworks did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. Furthermore, Skyworks’ Opinion does not in any way address the Reverse Stock Split or its merits as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Skyworks assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company and by counsel to the Board of Directors on all legal matters.

Skyworks did not express any opinion as to the price at which the Company’s Common Stock would trade at any future time. Those trading prices could be affected by a number of factors, including but not limited to:

•	changes in the prevailing interest rates and other factors that generally influence the price of securities;

•	adverse changes in the current capital markets;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the product markets it serves;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the Reverse Stock Split on the terms and conditions that are acceptable to all parties at interest.

Skyworks’ Opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Skyworks as of the date of the Skyworks’ Opinion. Although subsequent developments may affect its opinion, Skyworks does not have any obligation to update, revise or reaffirm its opinion.

The following is a summary of certain quantitative analyses performed and material factors considered by Skyworks to arrive at the Skyworks’ Opinion. Skyworks performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. The summary does not purport to describe all of the analyses performed or factors considered by Skyworks in this regard.

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Comparable Public Company Analysis

A comparable public company analysis provides a method to estimate the value of a company based on the prices at which the common stock of other comparable companies trade in the market. Skyworks searched for companies that are publicly traded companies that engage in businesses reasonably comparable to the Company’s business. However, the only publicly traded company identified by Skyworks that derives a significant portion of revenue from owning and operating payphones is Davel. Therefore, Skyworks concluded that there were no sufficiently comparable public companies from which a reasonable comparison to Davel could be made.

Comparable Transaction Analysis

Skyworks also performed a search for recent merger and acquisition transactions in the payphone industry based on publicly available information. A comparable transactions analysis is based on the premise that the prices paid in comparable transactions provide a basis from which to estimate the value of a similar company by analyzing valuation metrics or multiples from these transactions.

Skyworks determined that there were no appropriate transactions which had occurred in the payphone industry since 1998. Skyworks noted that the closest comparable transaction involved Davel’s merger with PhoneTel in 2002. However, because both companies were effectively insolvent and the transaction was in effect a trouble debt restructuring, no meaningful valuation data could be derived from this transaction.

Discounted Cash Flow Analysis

A discounted cash flow analysis utilizes the premise that the value of a business is represented by the present value of the estimated cash flow it is expected to generate. In conducting a discounted cash flow analysis, the amounts of money that the company is projected to earn in the future (reflecting amounts in excess of projected future expenses) is discounted to present value to reflect the time value of money as well as the business and financial risks of the company.

Skyworks utilized the projections for 2004 through 2008 prepared by management to perform certain discounted cash flow analyses. Management’s projections were based on assumptions considered reasonable. Skyworks estimated the value of the business at the end of 2008 (the terminal value) using expected cash flow after 2009 and a multiple applied to the expected number of payphones in service.

Skyworks determined the appropriate discount rates for Davel by computing the cost of equity, the cost of debt, and a weighted average cost of capital (“WACC”). The WACC reflects the cost of equity and cost of debt in their respective proportion to the capital structure of the business. Accordingly, the WACC represents the required return to the investors in the business and represents the return required by investors in a business with a similar level of risk.

Skyworks determined the cost of equity by starting with the risk free rate and adding premiums for business and financial risks based on data available for publicly traded securities, an industry analysis, and an analysis of risk factors specific to Davel. This analysis resulted in a cost of equity of 9.4 percent. The cost of debt of 8.0 percent was determined based on market factors and Davel’s outstanding debt. Based on an analysis of Company debt to equity ratios, the WACC was estimated at 8.0 percent.

Skyworks utilized these discount rates and the projections to estimate value using sensitivity analysis. Based upon periodic noncompliance with the terms of the Company’s debt obligations, Skyworks used a range of discount rates from 0 to 40 percent and calculated an implied enterprise value. After adding back the current cash balance and deducting the carrying value of the debt, the resulting implied equity value was negative for all values obtained using discount rates ranging from 0 to 40 percent. Since shareholders would not be personally liable for the debt, this method indicated a value per share of $0.00.

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Liquidation Analysis

A liquidation analysis is a means of estimating the value of a company based on the value of the company’s assets through a hypothetical orderly liquidation scenario. Skyworks prepared a liquidation analysis that was based upon liquidation projections provided by management as of June 30, 2004. Management projections were based on the following:

•	Davel operates 43,000 payphones
•	Payphones would be operated through liquidation, but only 27,500 would be liquidated at a net realizable value
•	Phones would be liquidated at average prices declining from $400 to $75 per phone:

Skyworks’ analysis also indicated that there was no publicly available information concerning recent payphone transactions from which a relevant comparison could be made, due in part to the rapidly deteriorating financial condition of the payphone industry. Skyworks’ analysis estimated net proceeds from liquidation, before considering the outstanding debt, in the amount of $985,000. After deducting the outstanding liabilities and debt, the liquidation analysis resulted in a value of negative $119 million, and because shareholders are not personally liable for debt, indicates a per share value of $0.00.

Public Market Pricing Analysis and Transactions in Davel Stock

Skyworks analyzed the historical market prices and trading volume for Davel’s public stock for the one-year, six-month and three-month periods prior to the announcement of the Loan Purchase Agreement. Skyworks observed that substantially all of the trading occurred at under $0.01 for the six-month and three-month periods leading up to the announcement.

Skyworks further analyzed the transactions in the stock for the 30 days leading up to the announcement. This analysis indicated that the mean and median prices during this period were $0.005. However, because the stock was so thinly traded during this period, this was not deemed to be a reliable indicator of value.

Remaining Minority Interest Stake Analysis

Skyworks analyzed the per share premiums offered to minority shareholders in transactions involving the buyout of a minority interest in a public company. Skyworks analyzed 36 public company transactions in which a majority shareholder acquired the remaining minority interest that occurred between January 1, 2001 and August 18, 2004 and had market capitalizations of less than $50 million. Skyworks’ analysis indicated that these transactions occurred at premiums to the median market prices one-day, one-week and four-weeks prior to the announcement in the amount of 49 percent, 46 percent, and 49 percent, respectively.

Skyworks then analyzed the median trading value of Davel Common Stock for the one-day, one-week, and four-weeks periods prior to August 30, 2004 to determine the premium implied by the offer price of $0.015. Based on this analysis, the premium over the median price one-week prior to the announcement ($0.0035) was 329 percent and the premium over the median price four weeks prior to the announcement ($0.006) was 150 percent. There was no trading activity for the day prior to announcement, so a premium was not computed. The percentage premium implied by a price of $0.015 is substantially higher than the median premiums observed. Additionally, the one-week premium is higher that any one-week premium observed and the four-week premium is higher than all but two of the transactions analyzed.

Other Analysis

Skyworks also analyzed other recent third party buyout and restructuring offers for Davel and the value implied by Mobilepro’s acquisition of Davel’s debt and equity from the former debt holders. None of the other recent third party offers resulted in a transaction and did not indicate any meaningful value for equity. Skyworks estimated that the Mobilepro transaction indicated an enterprise value of Davel of $15 million, which is substantially less than the outstanding debt. Accordingly, Skyworks’s analysis of these transactions also indicate a value of equity at or close to $0.00.

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General

The Board hired Skyworks based on its qualifications and expertise in providing financial advice to companies and its reputation. No material relationship exists or has existed within the past two years between Skyworks and either the Company or any member of Mobilepro prior to this transaction. Pursuant to a letter agreement dated August 5, 2004, Skyworks has been paid fees totaling $150,000 for the Skyworks’ Opinion and presentation to the Board of Directors. In addition, the Company agreed to promptly reimburse Skyworks upon request for all additional consulting based on standard hourly rates and for reasonable out-of-pocket expenses in connection with its services, including the reasonable fees and expenses of Skyworks’s legal counsel. The Company has also agreed to indemnify Skyworks against potential liabilities relating to or arising out of its engagement.

Projections Provided by Management

We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, our management prepared and provided to Skyworks the projections that are summarized below. This information, which was not prepared with a view to public disclosures, is included in this document for the limited purpose of providing stockholders access to the financial projections considered by the Board of Directors and by Skyworks in rendering the Skyworks’ Opinion.

The projections below are or involve forward-looking statements and are based upon a variety of assumptions, including our ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors, in addition to those discussed elsewhere in this information statement, could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors include our competitive environment, economic and other market conditions in which we operate and matters affecting business generally, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projections are indicative of our future performance or that actual results will not differ materially from those in the projections set forth below. See “Cautionary Statement Concerning-Forward Looking Statements” beginning at page 47.

We are not entitled to rely on the safe harbor protection of the Private Securities Litigation Reform Act of 1995 with respect to the forward-looking statements contained in these projections. However, in light of the uncertainties inherent in projections of any kind, the inclusion of these projections in this information statement should not be regarded as a representation by us, the Board of Directors, or any of our or their respective advisors, agents or representatives that these projections will prove to be correct.

The financial projections set forth below include EBITDA, which we define as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is a non-GAAP financial measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net earnings (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA is presented in the projections because our management believes that they could be useful for investors in assessing projected operating performance and projected performance relative to financial obligations. In addition, EBITDA is a measure commonly used by financial analysts because of their usefulness in evaluating operating performance. EBITDA, as used by us, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included herein has been prepared by, and is the responsibility of, our management. Our independent registered public accountant has neither examined nor compiled the accompanying prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

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Projected Statements of Operations (in thousands)
	Years Ending December 31,
	2004	2005	2006	2007	2008
Revenue	$50,337	$53,933	$46,135	$40,716	$35,076
Operating Expenses excluding Depreciation	48,784	42,631	35,201	31,066	26,763
EBITDA	1,553	11,302	10,934	9,650	8,313
Capital Expenditures	800	800	800	800	800
Unlevered Free Cash Flow	753	10,502	10,134	8,850	7,513
Regulatory Adjustments	10,739	5,707	—	—	—
Terminal Value	—	—	—	—	11,100
Net Unlevered Free Cash Flow	$11,492	$16,209	$10,134	$8,850	$18,613

Opinion of the Board’s Financial Advisor

Davel and MobilePro management jointly searched for a financial advisor that had the experience and qualifications necessary to provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the Minority Stockholders of Davel. Davel and Mobilepro management contacted four different financial advisors they had previously worked with and requested bids regarding the fee that would be charged for their services. Davel and Mobilepro received proposals to provide the requisite services from each of the financial advisors and evaluated the proposals and the merits of each. On the basis of the qualifications, experience and fees, the Chief Financial Officer of Mobilepro awarded the engagement to Reznick Fedder & Silverman Financial Advisors Group, L.L.C. (“Reznick”)

On behalf of Davel, Mobilepro signed an engagement letter with Reznick to opine as to the fairness, from a financial point of view, of the $0.015 per share to be received by the Minority Stockholders of the Company (some 1,600 stockholders holding approximately 29.8 million shares of the Company’s Common Stock representing in total 4.8% of the ownership of the Company) set forth in the Loan Purchase Agreement entered into between, among others, the former Lenders to the Company (who, prior to the November 15, 2004 acquisition by Mobilepro, also owned approximately 585.3 million shares of the Company representing 95.2% of the ownership of the Company) as Sellers, MobilePro Corp. as Buyer and the Company (the “Opinion”). On February 9, 2005, Reznick delivered to the Board its oral opinion, noting that such opinion would be delivered in writing the next morning, to the effect that, based upon and subject to the assumptions and qualifications stated in its opinion, the $0.015 per share to be received by the Minority Stockholders of the Company was fair, from a financial point of view, to such stockholders. Prior to delivering its oral opinion, Reznick delivered to the Board a Fairness Opinion Supplement dated January 15, 2005. There were no material changes that effected Reznick’s opinion from January 15, 2005 to the date of the Opinion.

The full text of Reznick’s written opinion, dated February 9, 2005, is attached as Appendix D to this information statement and is incorporated by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, procedures performed, matters considered and limits on the scope of the analysis undertaken by Reznick in rendering the Opinion. Reznick’s Opinion relates only to the fairness, from a financial point of view, to the Minority Stockholders of the $0.015 per share to be received by such stockholders set forth in the Loan Purchase Agreement, does not address any other aspect of the proposed Reverse Stock Split or any related transaction and does not constitute a recommendation to any stockholder. Reznick’s opinion was directed to the Board for its benefit and use in evaluating the fairness of the $0.015 per share to be received by the Minority Stockholders. We encourage you to carefully read the opinion in its entirety.

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While Reznick rendered the Opinion and provided certain financial analyses, the Opinion was only one of the factors taken into consideration by the Board in determining the price to be paid to the Minority Stockholders. Reznick was not engaged to, and did not perform a valuation analysis or appraisal of Davel’s Common Stock and, accordingly, did not render an opinion or conclusion as to the fair value of the Common Stock. Reznick did not recommend to the Board of Directors the amount of consideration that should be paid in any proposed transaction. The Board of Directors determined the amount of consideration to be paid and the decision to recommend the proposed transaction was solely that of the Board of Directors.

In preparing its Opinion, Reznick performed a variety of analyses, some of which are summarized below. In arriving at its Opinion, Reznick considered the results of all such analysis as a whole and did not attribute any particular weight to any specific analysis or factor. As such, consideration of only a portion of the analyses could create an incomplete view of the process underlying Reznick’s Opinion.

In performing its analyses, Reznick made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Davel. The analyses performed by Reznick are not necessarily indicative of actual values or actual future results, which may be significantly different than suggested by such analyses. Such analyses were prepared solely as part of Reznick’s analysis of the fairness of the cash consideration to be paid to the Minority Stockholders and were delivered to the Board of Directors as part of the Opinion. The analyses do not purport to be appraisals of the business or assets of Davel or to reflect the price that might be obtained in an actual transaction. Reznick utilized in their analysis various projections of operations prepared by the management of Davel. The projections are based on numerous variables and assumptions that are inherently unpredictable and may not occur as projected. Accordingly, actual results could vary significantly from those set forth in management’s projections.

In rendering its Opinion, among other analyses, Reznick performed the following procedures:

•	Considered applicable valuation methodologies utilized for similar transactions;

•	Reviewed Davel’s Form 10-K for the years ended December 31, 1998 through to 2003, and its Form 10-Q for the quarter ended September 30, 2004;

•
Reviewed certain financial and operating information provided to Reznick by management relating to Davel’s business, including business plan projections for the fiscal years ending December 31, 2005 through December 31, 2008;

•	Interviewed Davel’s management to discuss Davel’s operations, historical financial statements and future prospects;

•	Reviewed Davel’s historical market prices and trading volume of its publicly traded common stock, along with publicly available financial data on Davel;

•	Reviewed publicly available financial data to identify public companies to compare to Davel;

•	Reviewed the financial terms, including premiums paid in transactions in which a majority shareholder acquired the remaining minority shares of a public company;

•	Considered other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets;

•	Considered the economic outlook and outlook of the payphone industry;

•	Considered Davel’s liquidity problems and difficulties it faces in funding its operations, to make capital expenditures and to meet its debt service and other obligations;

•	Considered the going concern opinion made by Davel’s auditor, Aidman Piser & Company, P.A., in its Report of Independent Certified Public Accountants for the fiscal year ended December 31, 2003; and

•	Considered such other information, financial studies, analyses, and investigations of financial, economic and market criteria Reznick deemed relevant.

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Reznick held discussions with members of the senior management regarding the foregoing. In addition, Reznick considered other matters and performed such research, inquiries and analysis that it deemed relevant in rendering the Opinion.

In rendering the Opinion, Reznick assumed and relied upon, with the consent of the Board and without independent verification, the accuracy and completeness of all the information provided to it by Davel and other third parties, including, without limitation, the projections. Reznick was advised by the senior management of Davel that the projections had been reasonably prepared on bases reflecting the best available estimates and judgments of the senior management of the Company at the time they were prepared. In that regard, Reznick assumed, with the consent of the Board of Directors, that the projections will be achieved and that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’ financial statements or other information made available to Reznick. Reznick expressed no opinion or any form of assurance with respect to the projections or any of the underlying data utilized in its analyses.

Reznick did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. Furthermore, Reznick’s opinion does not in any way address the Reverse Stock Split or its merits as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Reznick assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company and by counsel to the Board of Directors on all legal matters.

Reznick did not express any opinion as to the price at which the Company Common Stock would trade at any future time. Those trading prices could be affected by a number of factors, including but not limited to:

•	changes in the prevailing interest rates and other factors that generally influence the price of securities;

•	adverse changes in the current capital markets;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the product markets it serves;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the Reverse Stock Split on the terms and conditions that are acceptable to all parties at interest.

Reznick’s Opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Reznick as of the date of the Opinion. Although subsequent developments may affect its opinion, Reznick does not have any obligation to update, revise or reaffirm its Opinion.

The following is a summary of certain quantitative analyses performed and material factors considered by Reznick to arrive at the Opinion. Reznick performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. The summary does not purport to describe all of the analyses performed or factors considered by Reznick in this regard.

Comparable Public Company Analysis

A comparable public company analysis provides a method to estimate the value of a company based on the prices at which the common stock of other comparable companies trade in the market. Reznick searched for companies that are publicly traded companies that engage in businesses reasonably comparable to the Company’s business. However, the only publicly traded company identified by Reznick that derives a significant portion of revenue from owning and operating payphones is Davel. Therefore, Reznick concluded that there were no sufficiently comparable public companies from which a reasonable comparison to Davel could be made.

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Comparable Transaction Analysis

Reznick also performed a search for recent merger and acquisition transactions in the payphone industry based on publicly available information. A comparable transactions analysis is based on the premise that the prices paid in comparable transactions provide a basis from which to estimate the value of a similar company by analyzing valuation metrics or multiples from these transactions.

Reznick determined that there were no appropriate transactions which had occurred in the payphone industry since 1998. Reznick noted that the closest comparable transaction involved Davel’s merger with PhoneTel in 2002. However, because both companies were effectively insolvent and the transaction was in effect a trouble debt restructuring, no meaningful valuation data could be derived from this transaction.

Discounted Cash Flow Analysis

A discounted cash flow analysis utilizes the premise that the value of a business is represented by the present value of the estimated cash flow it is expected to generate. In conducting a discounted cash flow analysis, the amounts of money that the company is projected to earn in the future (reflecting amounts in excess of projected future expenses) is discounted to present value to reflect the time value of money as well as the business and financial risks of the company.

Reznick utilized the projections for 2005 through 2008 prepared by management to perform several discounted cash flow analyses. Management’s projections were based on assumptions considered reasonable. Reznick estimated the value of the business at the end of 2008 (the terminal value) using expected cash flow after 2009 and a multiple applied to the expected number of payphones in service.

Reznick determined the appropriate discount rates for Davel by computing the cost of equity, the cost of debt, and a weighted average cost of capital (“WACC”). The WACC reflects the cost of equity and cost of debt in their respective proportion to the capital structure of the business. Accordingly, the WACC represents the required return to the investors in the business and represents the return required by investors in a business with a similar level of risk. The cost of equity is used to discount the expected cash flow to equity to estimate the value of equity and the WACC is utilized to discount debt-free cash flow to estimate the enterprise value (i.e., the value of debt and equity).

Reznick determined the cost of equity by starting with the risk free rate (20 year treasury rate) and adding premiums for business and financial risks based on data available for publicly traded securities, an industry analysis, and an analysis of risk factors specific to Davel. This analysis resulted in a cost of equity of 27 percent. The cost of debt of 8.5 percent was determined based on market factors and Davel’s outstanding debt. Based on an analysis of industry debt to equity ratios of 20% debt and 80% equity, the WACC was estimated at 23 percent.

Reznick utilized these discount rates and the projections to estimate value using three discounted cash flow analysis scenarios:

1)	Discounted Cash Flow to Equity
2)	Discounted Cash Flow to Debt and Equity (Enterprise Value) Minus Outstanding Debt (Using Expected 2009 Cash Flow to Compute Terminal Value)
3)	Discounted Cash Flow to Debt and Equity (Enterprise Value) Minus Outstanding Debt (Using a Multiple of Payphones to Compute Terminal Value)

The indicated value of total equity using these methods ranged from negative $19 million to negative $79 million, and because shareholders would not be personally liable for debt, these methods indicated a value per share of $0.00. The negative values result principally from deducting the debt service and outstanding balance of Davel’s debt in the approximate amount of $104 million, which exceeds the value that could be expected to be realized from operating the business.

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Liquidation Analysis

A liquidation analysis is a means of estimating the value of a company based on the value of the company’s assets through a hypothetical orderly liquidation scenario. Reznick prepared a liquidation analysis that was based upon liquidation projections provided by management as of June 30, 2004. Reznick’s analysis indicated that the liquidation projection as of June 30, 2004 remained reasonable for purposes of its analyses. Management projections were based on the following:

•	Davel operates 43,000 payphones

•	Payphones would be operated through liquidation, but only 27,500 would be liquidated at a net realizable value

•	Phones would be liquidated at average prices declining from $400 to $75 per phone:

Reznick’s analysis also indicated that there was no publicly available information concerning recent payphone transactions from which a relevant comparison could be made, due in part to the rapidly deteriorating financial condition of the payphone industry. Reznick’s analysis estimated net proceeds from liquidation, before considering the outstanding debt, in the amount of $985,000. After deducting the outstanding liabilities and debt, the liquidation analysis resulted in a value of negative $119 million, and because shareholders are not personally liable for debt, indicates a per share value of $0.00.

Public Market Pricing Analysis and Transactions in Davel Stock

Reznick analyzed the historical market prices and trading volume for Davel’s public stock for the one-year, six-month and three-month periods prior to the announcement of the Loan Purchase Agreement. Reznick observed that substantially all of the trading occurred at under $0.01 for the six-month and three-month periods leading up to the announcement.

Reznick further analyzed the transactions in the stock for the 30 days leading up to the announcement. This analysis indicated that the mean and median prices during this period were $0.005. However, because the stock was so thinly traded during this period, this was not deemed to be a reliable indicator of value.

Remaining Minority Interest Stake Analysis

Reznick analyzed the per share premiums offered to minority shareholders in transactions involving the buyout of a minority interest in a public company. Reznick analyzed 36 public company transactions in which a majority shareholder acquired the remaining minority interest that occurred between January 1, 2001 and August 18, 2004 and had market capitalizations less than $50 million. Reznick’s analysis indicated that these transactions occurred at premiums to the median market prices one-day, one-week and four-weeks prior to the announcement in the amount of 49 percent, 46 percent, and 49 percent, respectively.

Reznick then analyzed the median trading value of Davel Common Stock for the one-day, one-week, and four-weeks periods prior to the announcement to determine the premium implied by the offer price of $0.015. Based on this analysis, the premium over the median price one-week prior to the announcement ($0.0035) was 329 percent and the premium over the median price four weeks prior to the announcement ($0.006) was 150 percent. There was no trading activity for the day prior to announcement, so a premium was not computed. The percentage premium implied by a price of $0.015 is substantially higher than the median premiums observed. Additionally, the one-week premium is higher than any one-week premium observed and the four-week premium is higher than all but two of the transactions analyzed.

Other Analysis

Reznick also analyzed other recent third party buyout and restructuring offers for Davel and the value implied by Mobilepro’s acquisition of Davel’s debt and equity from the former debt holders. None of the other recent third party offers resulted in a transaction and did not indicate any meaningful value for equity. Reznick estimated that the Mobilepro transaction indicated an enterprise value of Davel of $15 million, which is substantially less than the outstanding debt. Accordingly, Reznick’s analysis of these transactions also indicate a value of equity at or close to $0.00.

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General

Reznick is an affiliate of the Reznick Group, P.C., one of the largest CPA and consulting firms headquarted in the mid-Atlantic area, and ranked among the 20 largest firms in the country. Reznick’s Valuation and Transactions Advisory Group is widely recognized for its expertise in providing independent valuation and transaction advisory services. Reznick is regularly involved as independent analyst or advisor in merger and acquisition transactions, structuring financings, and reorganizations, and performs approximately 200 valuation assignments each year.

The Board hired Reznick based on its qualifications and expertise in providing financial advice to companies and its reputation. No material relationship exists or has existed within the past two years between Reznick and either the Company or any member of Mobilepro prior to this transaction. Pursuant to a letter agreement dated January 6, 2005, Reznick has been paid fees totaling $28,500 for the Opinion and presentation to the Board of Directors. Reznick Group, P.C. was also paid $7,287.50 for tax research and consulting related to the transaction. In addition, the Company has agreed to promptly reimburse Reznick upon request for all additional consulting based on standard hourly rates and for reasonable out-of-pocket expenses in connection with its services, including the reasonable fees and expenses of Reznick’s legal counsel. The Company has also agreed to indemnify Reznick against potential liabilities relating to or arising out of its engagement.

Projections Provided by Management

We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, our management prepared and provided to Reznick the projections that are summarized below. This information, which was not prepared with a view to public disclosures, is included in this document for the limited purpose of providing stockholders access to the financial projections considered by the Board of Directors and by Reznick in rendering its Opinion.

The projections below are or involve forward-looking statements and are based upon a variety of assumptions, including our ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors, in addition to those discussed elsewhere in this proxy statement, could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors include our competitive environment, economic and other market conditions in which we operate and matters affecting business generally, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projections are indicative of our future performance or that actual results will not differ materially from those in the projections set forth below. See “Cautionary Statement Concerning Forward Looking Statements” beginning at page 46.

We are not entitled to rely on the safe harbor protection of the Private Securities Litigation Reform Act of 1995 with respect to the forward-looking statements contained in these projections. However, in light of the uncertainties inherent in projections of any kind, the inclusion of these projections in this information statement should not be regarded as a representation by us, the Board of Directors, or any of our or their respective advisors, agents or representatives that these projections will prove to be correct.

The financial projections set forth below include EBITDA, EBIT and EBT. We define “EBITDA” as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, “EBIT” as net earnings (loss) before interest expense and income tax expense and “EBT” as net earnings (loss) before income tax expense. EBITDA, EBIT and EBT are non-GAAP measures and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA, EBIT or EBT in isolation from, or as a substitute for, net earnings (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA, EBIT and EBT are presented in the projections because our management believes that they could be useful for investors in assessing projected operating performance and projected performance relative to financial obligations. In addition, EBITDA and EBIT are measures commonly used by financial analysts because of their usefulness in evaluating operating performance. EBITDA, EBIT and EBT, as used by us, are not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA, EBIT and EBT in the same fashion.

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This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included herein has been prepared by, and is the responsibility of, our management. Our independent registered public accountant has neither examined nor compiled the accompanying prospective financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

Projected Statements of Operations (in thousands)
	Years Ending December 31,
	2005	2006	2007	2008
Revenue	$47,632	$46,135	$40,716	$35,076
Operating Expenses excluding Depreciation	39,269	35,202	31,067	26,763
EBITDA	8,363	10,933	9,649	8,313
Depreciation	6,000	5,000	4,000	3,000
EBIT	2,363	5,933	5,649	5,313
Interest Expense	10,434	10,434	10,434	10,434
EBT	$(8,071)	$(4,501)	$(4,785)	$(5,121)
Analysis of the Board of Directors

The Board of Directors, Mobilepro and Davel Acquisition each unanimously determined that the terms of the Reverse Stock Split are fair to, and in the best interests of, Davel and its stockholders, including the Minority Stockholders. The Board of Directors approved the Reverse Stock Split and, based on its belief that the stock split and fractional share cash-out are substantively and procedurally fair to our stockholders, including our Minority Stockholders, recommended the adoption and approval of the Stock Split and Cash Consideration.

In making their recommendation, the Board of Directors, Mobilepro and Davel Acquisition considered a number of factors. Among the factors that they believed supported their recommendation were the following:

Review of operations, forecasts, and projections. The Board of Directors reviewed our current financial statements, including the Balance Sheet, Statement of Operations and Statement of Cash Flows, the historical results of operations, business strategy, and available sources of financing, as well as certain forecasts and projections prepared by our senior management. This review indicated that there have been and continue to be significant business risks confronting us, which made more attractive the prospect of a liquidity opportunity for our Stockholders. The Board of Directors, Mobilepro and Davel Acquisition considered these risks, among others, in evaluating the reverse stock split and fractional share cash-out.

•
Decreasing revenues due to a reduction in the average number of payphones in service.  The average number of payphones has been declining significantly. We have experienced adjustments to dial-around compensation and increased competition from the wireless communications industry, resulting in lower average revenues per phone. We also compete for payphone locations directly with local-exchange carriers and with other independent payphone service providers.

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•
On April 5, 2001 the Federal Communications Commission (the “FCC”) expanded the responsibility of facilities-based telecommunications carriers to pay payphone service providers, or “PSPs,” such as Davel, compensation from dial-around calls. Compensation derived from dial-around calls represent a significant source of revenue for PSPs. The facilities-based telecommunications carriers (or long-distance carriers) are not always able or willing to correctly monitor, record, and pay dial-around compensation to PSPs such as Davel, thus Davel’s revenue are subject to reduction. Since the monitoring and record keeping associated with this revenue source is maintained by the long distance carriers and not always properly provided to the PSPs, we sometimes are unable to successfully challenge payments from the long-distance carriers that are believed to be delinquent or deficient.

Cash-out consideration premium. With the assistance of its financial advisor, the Board of Directors analyzed our current and historical stock price performance and trading volumes dating back to 2004. In light of recent developments relating to the business, including, for example, reductions in the number of phones in service and the revenues per phone, the Board of Directors paid particular focus to our more recent stock performance. The Board of Directors, Mobilepro and Davel Acquisition noted that the Cash Consideration of $0.015 per share represents (1) a premium of approximately 114% over the $0.007 closing sale price for our shares on September 7, 2004, the last trading day before the announcement of the Loan Purchase Agreement, (2) a premium of approximately 50% over the $0.010 closing sale price for our shares on November 15, 2004, the date we filed a Press Release announcing the closing of the Loan Purchase Agreement with MobilePro, and (3) a premium of approximately 114% over the $0.007 average closing sale price for our shares for the three-month period prior to the announcement of the Loan Purchase Agreement .

Active market search. As described above in “Background of the Merger,” the Board of Directors and its financial advisor engaged in an extensive active market search process over the past year to identify potential strategic and financial acquirers, negotiating with several potential buyers. Prior to execution of the Loan Purchase Agreement, this search resulted in indications of interest from only eight potential buyers, seven of which did not develop into firm offers. See “Background of the Cash-Out”.

Each of the offers presented by the potential buyers, including the Mobilepro offer which developed into a firm offer and was ultimately consummated, required that the Lenders sell their respective interest in the Senior Debt at a substantial discount to the principal amount owed to the Lenders under the debt agreement. At the time the various conversations commenced with the various potential buyers, the carrying value of the Senior Debt was in excess of $120 million. Additionally, the offers discussed, including the Mobilepro transaction, required that the Lenders also transfer their Common Stock interest, which in the aggregate exceeded 95% of the Common Stock of the Company. Accordingly, any transaction would require that the Lenders approve the terms of the transaction in advance of the Company’s entering into such a transaction.

Limited liquidity for our stock. The Board of Directors, Mobilepro and Davel Acquisition took into account the limited public float and low trading volume of our Common Stock, the small number of market makers and the lack of institutional research coverage relating to the Company. These factors make it difficult for our stockholders to dispose of large numbers of shares without adversely affecting our stock price. In the Board of Director’s view, these factors made the Cash Consideration contemplated by the Reverse Stock Split preferable to the alternative of subjecting the Minority Stockholders to the risk of declining stock performance or the risk of being unable to sell its shares. The Board of Directors, Mobilepro and Davel Acquisition examined the relationship between the $0.015 price per share of Common Stock to be paid in the Reverse Stock Split and the recent and historical market prices of the Company’s Common Stock. The Cash Consideration represents a premium [discount] of approximately 114%, 50% and [11.8]% over the weighted average closing trading price of the Common Stock over the three-month, six month, and one-year periods, respectively, prior to the announcement of the Loan Purchase Agreement.

Fairness opinion. The Board of Directors, Mobilepro and Davel Acquisition reviewed and adopted the Opinion of the financial advisor, Reznick, that as of February 9, 2005, and based upon and subject to the various qualifications and assumptions described in the Opinion, the Cash Consideration to be received by the Minority Stockholders set forth in the Loan Purchase Agreement was fair to the stockholders from a financial point of view. The Board of Directors, Mobilepro and Davel Acquisition each adopted the analysis and fairness opinion of Reznick with regard to each of current and historical market prices, net book value, going concern value, liquidation value, purchase prices paid in previous purchases, and firm offers made by unaffiliated persons during the past two years. The Board of Directors also considered the other analyses presented by Reznick to it, which it reviewed as a whole, without weighing or emphasizing each analysis separately, and which when reviewed as a whole or even separately on an analysis-by-analysis basis, supported the Board of Directors’, Mobilepro’s and Davel Acquisition’s recommendation.

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Costs associated with being a public company. The Board of Directors compared the costs involved with being a public company, including the costs of filing periodic reports and complying with the proxy rules under the Securities Exchange Act of 1934, and the costs of compliance with the enhanced governance and disclosure requirements under the Sarbanes-Oxley Act to the benefits of being a public company. Based on management estimates that the annual costs of compliance, upon our becoming subject to all requirements of the Sarbanes-Oxley Act could approximate $540,000, it concluded that the benefits that we and our stockholders should derive from being a public company were not being realized and did not justify continuing to incur the substantial costs associated with being public.

Extensive negotiation. The Board of Directors, Mobilepro and Davel Acquisition also took into account the extensive negotiations between the Company and its financial and legal advisors, on the one hand, and Mobilepro and its financial and legal advisors on the other hand, including the fact that the negotiations:

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Involved a Special Committee of independent and disinterested directors, who had no financial interest in the Loan Purchase Agreement that was different from our stockholders generally, representing Davel, and that the Special Committee retained and received advice from its own independent legal and financial advisors, and devoted extensive time and attention to, evaluating, negotiating and recommending the terms of the Loan Purchase Agreement;

•	provided Davel with the right to provide information to, and negotiate with, a person making an unsolicited acquisition proposal;

•	provided Davel with the right to terminate the Loan Purchase Agreement to accept a superior company proposal (as defined in the Loan Purchase Agreement); and

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provided our Board of Directors with the right to withdraw or modify its recommendation of the Reverse Stock Split and cash-out if the Board of Directors, in good faith after consultation with counsel, concluded that it was necessary to do so to comply with its fiduciary duties.

The Board of Directors, Mobilepro and Davel Acquisition also considered a variety of risks and other factors that potentially weighed against the Reverse Stock Split and fractional share cash-out, including the following:

•	the possibility that the Reverse Stock Split would not be consummated and the resulting costs and other effects of a failed transaction;

•	the fact that, following the Reverse Stock Split, our Minority Stockholders will cease to participate in any future earnings growth or benefit from an increase in value of Davel; and

•	the tax consequences to the Minority Stockholders upon their receipt of the Cash Consideration.
The Board of Directors, Mobilepro and Davel Acquisition nonetheless concluded that these potentially negative factors, including the loss of opportunity to participate in future earnings growth or increase in value of Davel, were adequately compensated for by the Cash Consideration and the fact that our stockholders (other than Mobilepro) will no longer be exposed to the business risks faced by Davel and the risks associated with holding relatively illiquid stock and the increasing costs.

In evaluating the fairness of the Cash Consideration, the Board of Directors also considered the potential liquidation value and the going concern value of Davel. The Board of Directors noted that the Company’s net book value was $0.183 deficit per share. In addition, the Board of Directors noted that Reznick did not consider the potential liquidation value or going concern value of the Company to be reliable indicators in its valuation analysis due to the Company’s negative tangible net book value, heavy debt load, and specific business risks, and that Reznick therefore did not calculate these values. Recognizing that Reznick did not consider the liquidation value or going concern value indicators to be reliable in its valuation analysis and the fact that these indicators would produce values significantly lower than the $0.015 per share Cash Consideration, the Board of Directors concluded that these indicators would be unreliable indicators of the Company’s value.

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The foregoing discussion includes all of the material factors considered by the Board of Directors, Mobilepro and Davel Acquisition in reaching their conclusions and recommendations, but is not meant to be exhaustive. In view of the variety of factors considered in reaching its determination, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to specific factors considered in reaching its conclusions and recommendations. In addition, individual members of the Board of Directors, Mobilepro and Davel Acquisition may have given differing weights to different factors. The Board of Director’s determination was made after considering all of the factors together as a whole.

Board of Directors’ Determination and Recommendation

Our Board of Directors consists of three directors. At the February 17, 2005 meeting of the Davel Board of Directors, the Board of Directors concluded that the above factors supported their conclusions and adopted Reznick’s analysis and its fairness determination. None of the members of the Board of Directors abstained from the Board of Director’s determination and approval decisions. None of the members of the Board of Directors who participated in these decisions were our employees. Each of the members of our Board of Directors, however, is an officer of Mobilepro Corp. and one member of our Board of Directors, Mr. Geoffrey Amend, also is an officer of Davel. The Board of Directors recommends approval and adoption of the Reverse Stock Split and the fractional share cash-out.

General Examples of Potential Effects of the Reverse Stock Split

In general, the results of the Reverse Stock Split can be illustrated by the following examples:

Hypothetical Scenario No. 1. Stockholder A is a registered stockholder who holds 100 shares of our Common Stock in his record account at the Effective Time. Instead of receiving a fractional share of our Common Stock immediately after the Reverse Stock Split, Stockholder A’s 100 shares will be converted into the right to receive $1.50 (100 x $0.015).

Hypothetical Scenario No. 2. Stockholder B has two separate record accounts. As of the Effective Time, he holds 100 shares of our Common Stock in one account and 50 shares of our Common Stock in the other. All of his shares are registered in his name only. Stockholder B will be entitled to receive cash payments equal to the number of shares of our Common Stock that he holds in each record account, instead of receiving fractional shares following the Reverse Stock Split. Stockholder B would receive two checks totaling $2.25 (100 x $0.015 = $1.50; 50 x $0.015 = $0.75; $1.50 + $0.75 = $2.25).

If Stockholder B consolidated his two accounts prior to the Effective Time his 150 shares will be converted into the right to receive $2.25 (150 x $0.015). His holdings would still be cashed out in connection with the Reverse Stock Split because he will hold 150 shares of our Common Stock in one record account, which would convert into less than one post-split share of our Common Stock.

Effect of the Reverse Stock Split on Option and Warrant Holders

As of March 25, 2005, the Company had outstanding options and warrants to purchase 234,229 shares of the Company’s Common Stock at exercise prices ranging from $0.03 to $30.85 per pre-Reverse Stock Split share. Upon effectiveness of the Reverse Stock Split, any outstanding options or warrants, including options under various employee stock option plans sponsored by the Company will have their number of shares and exercise prices adjusted to give effect to the 1-for-97,500,000 Reverse Stock Split, with any fractional shares resulting from such adjustment converting to a right to receive $0.015 in cash per pre-Reverse Stock Split share less the exercise price of such pre-Reverse Stock Split shares subject to exercise of the option. Because the exercise prices of all outstanding options and warrants exceed the price at which fractional shares will be redeemed, it is anticipated that the Company will not be required to pay the holders for their options and warrants, and such options and warrants will expire unexercised pursuant to their terms. The vesting schedule and expiration dates for the options and warrants will remain unchanged. Any authorized but un-issued options under the Company’s employee stock option plans will have the number of shares adjusted to give effect to the 1-for-97,500,000 Reverse Stock Split.

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Effects of the Reverse Stock Split on Our Company

The Reverse Stock Split is expected to reduce the number of record holders of our Common Stock and the number of our outstanding shares of Common Stock. Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 1,001,000,000 shares of capital stock consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of undesignated Preferred Stock. At the Effective Time, our authorized shares of capital stock will be reduced to 1,000,010 consisting of ten shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of undesignated Preferred Stock. As of the Record Date, 615,018,963 shares of our Common Stock and no shares of our undesignated Preferred Stock were outstanding. Fractional shares of Common Stock that would otherwise result from the Reverse Stock Split will instead be paid in cash. We believe that the Reverse Stock Split will reduce the number of shares of our Common Stock outstanding of record from 615,018,963 to approximately six, assuming approximately 30,000,000 shares of pre-split Common Stock are cashed out.

Our Common Stock is currently registered under the Exchange Act and, consequently, we are subject to the Registration and Periodic Reporting Obligations of the Exchange Act. We believe the Reverse Stock Split will reduce the number of record holders of Common Stock from approximately 1,615 to one, which will position us to terminate our Registration and Periodic Reporting Obligations and continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with a operating as a public company.

Based on the aggregate number of record holders of our Common Stock, and the number of holders of record owning more than 97,500,000 shares of our Common Stock as of the Record Date, we estimate that payments of cash in lieu of the issuance of fractional shares to Cashed-Out Stockholders will total approximately $450,000 in the aggregate.

We believe the completion of the Reverse Stock Split and the subsequent termination of our Registration and Periodic Reporting Obligations will cause the market for shares of our Common Stock to be eliminated. Our Common Stock is currently traded in the over-the-counter market on the OTC Bulletin Board, which is a quotation service that displays real time quotes, last sales prices and volume information in over-the-counter equity securities. This source of liquidity will no longer be available to our stockholders following the Reverse Stock Split and the termination of our Registration and Reporting Obligations.

Our Common Stock will continue to have the same $0.01 par value per share following the consummation of the Reverse Stock Split. In addition, each post-Reverse Stock Split share of our Common Stock will be entitled to one vote per one whole share.

We have no current plans to issue Common Stock, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our Board of Directors determines to be in our best interests and the best interests of our then existing stockholders. Our Board of Directors will take such action, as it deems necessary or appropriate to make equitable adjustments to any outstanding stock options, restricted stock or other rights to acquire our Common Stock.

We are undertaking the Reverse Stock Split at this time because, among other reasons, we have agreed to purchase the Common Stock of the Minority Stockholders pursuant to the terms of the Loan Purchase Agreement and we believe this approach is the most expeditious and timely manner in which we can purchase such shares. We also believe that we will save substantial costs associated with compliance with the Registration and Periodic Reporting Obligations. However, our cost saving estimates may be inaccurate, and the actual savings to be realized from terminating our Registration and Periodic Reporting Obligations may be higher or lower than our estimates.

Conduct of Our Business After the Reverse Stock Split - Future Company Plans

Following the Reverse Stock Split, we will no longer be a public-reporting company, but rather will operate as a private company. We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this information statement, the Reverse Stock Split is not anticipated to materially affect the conduct of our business. We expect to be subject to substantially the same risks and uncertainties after the Reverse Stock Split.

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Reservation of Right to Abandon the Reverse Stock Split

Our Board of Directors retains the right to abandon the Reverse Stock Split, even though approved by our stockholders, if it determines prior to the Effective Time that the Reverse Stock Split is not then in our best interest or the best interest of our stockholders. Among the circumstances that might cause our Board of Directors to abandon the Reverse Stock Split is the development of a significant risk of the Reverse Stock Split failing to achieve the overall goal of reducing the number of record holders to one, or where the expense of cashing out the stockholders becomes so high that the transaction become financially prohibitive. If the Reverse Stock Split is not implemented, then we will be unable to terminate our Registration and Periodic Reporting Obligations until we have fewer than 300 holders of record of Common Stock and satisfy certain other requirements of the Commission.

Escheat Laws

The unclaimed property and escheat laws of various states provide that under circumstances defined in those states’ statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to us, or who do not return their stock certificates and request payment therefore, generally will have a fixed period of years from the Effective Time in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in California, the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the cash payments to escheat to the State of California. For stockholders who reside in other states or whose last known addresses are in states other than California, those other states may have abandoned property laws that call for the state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of those other jurisdictions, the “holding period,” the time period that must elapse before the property is deemed to be abandoned, may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed Cash Consideration to our state of incorporation, the state of Delaware, in accordance with its escheat laws.

Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law to stockholders who wish to dissent from the Reverse Stock Split.

Material Federal Income Tax Consequences

Summarized below are the material federal income tax consequences to us and our stockholders resulting from the Reverse Stock Split. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that the stockholders have held and, if applicable, will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

For purposes of this discussion, “U.S. person” means any of the following:

(1) a citizen or resident of the U.S.;

(2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

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(3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

(4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

(5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Common Stock that is a U.S. person, and the term “non-U.S. Holder” means a beneficial owner of our Common Stock that is not a U.S. person.

We urge stockholders to consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our Common Stock, we suggest that such stockholder consult his or her tax advisor.

Federal Income Tax Consequences to Our Company

We believe that the Reverse Stock Split should be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to our company.

Federal Income Tax Consequences to Stockholders Receiving No Cash Consideration from the Reverse Stock Split

If a stockholder (1) continues to hold our Common Stock immediately after the Reverse Stock Split, and (2) receives no Cash Consideration as a result of the Reverse Stock Split, such stockholder should not recognize any gain or loss in the Reverse Stock Split. The aggregate adjusted tax basis in shares of our Common Stock held immediately after the Reverse Stock Split should be equal to the aggregate adjusted tax basis in the shares of Common Stock held immediately prior to the Reverse Stock Split, and the stockholder should have the same holding period in the Common Stock as it had in such stock immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Stockholders Receiving Cash Consideration from the Reverse Stock Split

If a stockholder receives Cash Consideration as a result of the Reverse Stock Split, its tax consequences will depend on whether, in addition to receiving cash, it or a person or entity related to it continues to hold our Common Stock immediately after the Reverse Stock Split, as explained below.

Stockholders Who Exchange All of Their Common Stock for Cash as a Result of the Reverse Stock Split.

If a stockholder receives Cash Consideration in lieu of a fractional share as a result of the Reverse Stock Split, does not continue to hold any of our Common Stock immediately after the Reverse Stock Split, and is not related to any person or entity that holds our Common Stock immediately after the Reverse Stock Split, the stockholder will recognize capital gain or loss. The amount of capital gain or loss the stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

If a stockholder is related to a person or entity who continues to hold our Common Stock immediately after the Reverse Stock Split, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either is “not essentially equivalent to a dividend,” or is a “substantially disproportionate redemption of stock,” as described below.

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“Not Essentially Equivalent to a Dividend.” A stockholder will satisfy the “not essentially equivalent to a dividend” test if the reduction in its proportionate interest in our company resulting from the Reverse Stock Split is considered a “meaningful reduction” given the particular facts and circumstances. The Internal Revenue Service (“IRS”) has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and exercises no control over the affairs of the corporation will meet this test.

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“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” for a stockholder if the stockholder owns less than 50% of the outstanding shares of our Common Stock after the Reverse Stock Split, and the percentage of the outstanding shares of our Common Stock owned by the stockholder immediately after the Reverse Stock Split is less than 80% of the percentage of shares of our Common Stock it owned immediately before the Reverse Stock Split.

In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of Cash Consideration in lieu of fractional shares of our Common Stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder’s ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Stockholders Who Both Receive Cash Consideration and Continue to Hold Our Common Stock Immediately After the Reverse Stock Split

If a stockholder both receives Cash Consideration as a result of the Reverse Stock Split and continues to hold our Common Stock immediately after the Reverse Stock Split, it generally will recognize gain, but not loss, in an amount equal to the lesser of the excess of the sum of aggregate fair market value of its shares of our Common Stock plus the cash received over its adjusted tax basis in the shares, or the amount of cash received in the Reverse Stock Split. The aggregate adjusted tax basis in the stockholder’s shares of our Common Stock held immediately after the Reverse Stock Split should be equal to its aggregate adjusted tax basis in the shares of our Common Stock held immediately prior to the Reverse Stock Split, increased by any gain recognized in the Reverse Stock Split, and decreased by the amount of cash received in the Reverse Stock Split.

Any gain recognized in the Reverse Stock Split should be treated, for federal income tax purposes, as capital gain, provided that the receipt of cash either is “not essentially equivalent to a dividend” with respect to the stockholder, or is a “substantially disproportionate redemption of stock” with respect to the stockholder as discussed above. In applying these tests, the stockholder will be treated as owning shares held by certain individuals and entities related to the stockholder, and the stockholder may take into account sales of shares of our Common Stock that occur substantially contemporaneously with the Reverse Stock Split. If the gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to the stockholder to the extent of its ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in its shares, and any remaining gain will be treated as a capital gain.

Dividend Income, Capital Gain and Capital Loss

The U.S. federal income tax rate currently applicable to dividends received from domestic corporations by an individual taxpayer is a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer’s holding period for these purposes is reduced by periods during which the taxpayer’s risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Individual stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends on our Common Stock.

Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

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Information Reporting and Backup Withholding

In general, payments of dividends with respect to our Common Stock are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, and taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers, and in some instances, additional information, to our transfer agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Time. Backup withholding will apply if a U.S. Holder fails to establish its exemption from the information reporting requirements, is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, or if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s federal income tax liability if the required information is furnished to the IRS.

Special Rules for Non-U.S. Holders

If a stockholder is a non-U.S. Holder, its tax consequences will depend on whether its income or gain from the Reverse Stock Split is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the U.S. Performance of significant personal services constitutes the conduct of a U.S. trade or business.

Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business

Except as described below under the heading “Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business,” dividends (including deemed dividends) paid on our Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of our Common Stock.

Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business

If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. Holder, us and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. Holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder’s conduct of a U.S. trade or business and are includible in the holder’s gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. Holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. Holder is a foreign corporation, the branch profits tax may also apply.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on our Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

As explained above, the amounts paid to a stockholder as a result of the Reverse Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. We urge each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

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OTHER INFORMATION

Regulatory Approvals

We are not aware of any material governmental or regulatory approval or filing required for completion of the transaction, other than compliance with the applicable federal and state securities laws and the corporate laws of the State of Delaware.

Background Information Concerning Our Directors, Executive Officers and Controlling Stockholders

Directors

The name, business address and experience of each of our directors for at least the past five years and certain other information concerning each director has been furnished by the director and is set forth below.

Jay O. Wright has been a member of our Board of Directors since November 2004. Mr. Wright currently serves as the President and Chief Executive Officer of Mobilepro, positions that he has held since December 2003. Mr. Wright is also chairman of the board of directors of Mobilepro. Prior to joining Mobilepro in December 2003, Mr. Wright served as President of Bayberry Capital, Inc., a Maryland based financial consulting firm from October 2001 to December 2003. During that time, he also served from August 2002 and May 2003 as Chief Financial Officer for Technical and Management Services Corporation where he negotiated the sale of that company to Engineered Support Systems, Inc. Between December 1999 and September 2001 Mr. Wright served as Chief Financial Officer of Speedcom Wireless Corporation, a wireless software technology company, where he helped take that company public via a “reverse merger” and subsequently obtain a Nasdaq SmallCap listing. Earlier in his career, Mr. Wright worked as an investment banker with Merrill Lynch in New York and as a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago. Mr. Wright received his Bachelor’s degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

Kurt Gordon has been a member of our Board of Directors since November 2004. Mr. Gordon currently serves as the Chief Financial Officer of Mobilepro, a position he has held since February 2004. Prior to joining Mobilepro, Mr. Gordon provided consulting services to Mobilepro between November 2003 and February 2004. Mr. Gordon has over 14 years of experience in finance and operations with a special focus on growing entrepreneurial environments. Between April 2000 and September 2003, Mr. Gordon was Chief Financial Officer of TARGUS Information Corporation, which pioneered the development of real time intelligence providing businesses access to information about businesses and consumers who contact them by telephone, Internet and wireless devices. Between March 1997 and April 2000, Mr. Gordon served in several capacities including Director of Finance for KSI Services Incorporated, a real estate acquisition and development corporation. Earlier in his career, Mr. Gordon served as a public accountant and consultant in the Entrepreneurial Services group of Ernst & Young.

Geoffrey B. Amend has been a member of our Board of Directors since November 2004. He also serves as one of our Executive Vice Presidents. Mr. Amend currently serves as General Counsel of Mobilepro, a position he has held since November 2004. Prior to joining Mobilepro, Mr. Amend had been practicing law since 1994, specializing in telecommunications, Internet and systems integration. He has served as general counsel to NexGen Telecommunication, Inc., DiscoveryTel, Inc. and Direct Partner Telecom, Inc. All of these companies are engaged in providing facilities-based voice over internet protocol telecommunications services to either the international and/or domestic marketplace. Earlier in his career, Mr. Amend practiced corporate and securities law with Klenda, Mitchell, Austerman & Zuercher, L.L.C. in Wichita, Kansas. He received his bachelor's degree in political science and sociology from Regis University and a J.D. degree (with honors) from Washburn University.

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Executive Officers

The name, business address and experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer as set forth below.

Tammy L. Martin has served as Chief Administrative Officer of the Company since February 14, 2005, General Counsel of the Company since September 5, 2002 and Secretary since June 9, 2003. Prior to that time, Ms. Martin served as General Counsel of AmericanGreetings.com, Inc. since December 2000. From March 2000 to June 2000 she was Chief Financial Officer and General Counsel for Portalvision, Inc. For seven years prior thereto, Ms. Martin held several senior management positions with PhoneTel Technologies, Inc. (“PhoneTel”), including Chief Administrative Officer, General Counsel and Secretary. Ms. Martin received her Bachelor’s degree in Business Administration with a concentration in accounting and finance from Baldwin Wallace College and a JD degree from Cleveland Marshall College of Law.

Donald L. Paliwoda has served as Chief Financial Officer of the Company since October 14, 2003 and Treasurer of the Company since June 9, 2003. Prior to Mr. Paliwoda’s appointment as Chief Financial Officer, he served the Company in various positions since July 24, 2002, the date the Company merged with PhoneTel, including Interim Chief Financial Officer and Corporate Controller. Prior to the PhoneTel Merger, Mr. Paliwoda was the Corporate Controller of PhoneTel since November 1997. For a period of two years prior thereto, Mr. Paliwoda held various positions with Biskind Development, Inc., a privately held property management and real estate development firm, including Chief Financial Officer and Controller. Mr. Paliwoda is a Certified Public Accountant and previously was employed as a senior manager with Deloitte & Touche LLP (formerly Deloitte Haskins & Sells). Mr. Paliwoda received his Bachelor’s of Business Administration and his Master’s of Business Administration from Cleveland State University.

Andrew P. Tzamaras became Chief Operating Officer on March 23, 2004. Mr. Tzamaras has served as a Regional Vice President of the Company since December of 1998. Prior to that time, Mr. Tzamaras held various operations management positions including Regional Operations Director for Peoples Telephone Company from June 1994 to December 1998. For four years prior to joining Peoples Telephone Company, Mr. Tzamaras served as Director of Operations for Atlantic Telco, which, at the time, was the largest independent payphone provider in the Mid-Atlantic states. Mr. Tzamaras attended Montgomery College in Rockville, Maryland.

Controlling Stockholder - Davel Acquisition Corp.

Our controlling stockholder is Davel Acquisition Corp., a wholly-owned subsidiary of Mobilepro. We refer to Davel Acquisition Corp. and Mobilepro Corp. jointly in this information statement as Mobilepro. This entity is a Delaware corporation formed for the purpose of acquiring 100% of our senior secured debt, and approximately 95.2% of our issued and outstanding stock owned by Davel’s former secured lenders. The purchase of the debt and stock was negotiated based upon arm’s length discussions between Mobilepro, Davel’s former secured lenders and the senior management of Davel at that time.

Executive Officers and Directors of Mobilepro:

Jay Wright is Chairman, President and Chief Executive Officer and Director of Mobilepro.

Kurt Gordon is Chief Financial Officer of Mobilepro.

Geoffrey B. Amend is Mobilepro’s General Counsel.

Daniel Lozinsky has served as Director of Mobilepro since February 2002. His term as director expires on the date that his successor is elected and qualified. Mr. Lozinsky has 18 years of management and software development experience with small and large multinational corporations. Since November 2002, Mr. Lozinsky has been advising and investing in technology companies located in the greater Washington DC area. From May 2002 to November 2002, Mr. Lozinsky served as Senior Vice President of Mobilepro. From February 2002 to May to 2002, Mr. Lozinsky served as Mobilepro’s Chairman, President and Chief Executive Officer. From October 2001 to February 2002, Mr. Lozinsky worked as an independent strategic financial and management advisor. From March 2001 and October 2001, Mr. Lozinsky served as President and CEO of Vcmed, Inc., a scientific medical start-up company that was attempting to bring to the market cancer research technology developed at MIT and Harvard. From February 1999 to February 2001, Mr. Lozinsky served as a business advisor to public relations firms for international business. From April 1995 and January 1999, Mr. Lozinsky was a senior software engineer for AOL Host Systems Internet department, that allowed AOL to meet its growing Internet demands during the highest AOL’s growth period between 1996 and 1999, when the company grew from 4 million to 21 million users. He worked for AOL’s MIS (BISY) department for April 1995 to June 1996. Prior to that Mr. Lozinsky served in various engineering roles for Eastman Kodak, PaineWebber, and Merrill Lynch. Mr. Lozinsky holds MS/CS from Stevens Institute of Technology in Hoboken NJ, January 1989. He also holds BS/CS from Polytechnic Institute of NY, January 1984.

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Michael G. O’Neil is a member of Mobilepro’s Board of Directors and chairman designate of its Audit Committee. Mr. O’Neil was a senior member of Merrill Lynch & Co.'s Investment Banking Division for more than 29 years. He brings to Mobilepro's Board of Directors significant expertise in the raising of debt and equity capital in the public and private capital markets, mergers and acquisitions, project financing, and advising young technology companies. Mr. O'Neil is a member of the Board of Directors of Capstead Mortgage Corporation, a NYSE-listed company, where he chairs that firm's Governance Committee and Massively Parallel Technologies, Inc., a privately held software technology company specializing in high-speed computing. He received his bachelor's degree in economics from the University of California at Berkeley and his M.B.A. from the Wharton Graduate School of Business at the University of Pennsylvania. Mr. O'Neil also served in the United States Marine Corps.

Chris MacFarland is a member of Mobilepro’s Board of Directors. Mr. MacFarland is Vice President of Operations for BroadSoft, Inc., a Gaithersburg, Maryland company that is a leading software provider of hosted voice and multimedia applications for service providers. He was formerly senior vice president and chief technology officer of Allegiance Telecom, a leading CLEC based in Dallas, Texas. He was responsible for defining Allegiance's telecom network and systems technology and architecture, developing strategic vendor requirements, and overseeing key engineering initiatives. He previously served as director of networks and consulting at Verio, where he helped build that company prior to its sale to NTT in 2000 for $5.5 billion.

Donald H. Sledge is a member of Mobilepro’s Board of Directors and chairman designate of its Compensation Committee. Over the past 10 years, Mr. Sledge has focused on finance and investments, including serving for three years as a Managing Director of Freemont Communications Venture Capital Fund and as Chairman (until 2001) of Merriman, Curham, & Ford (MCF), an Amex-listed broker/dealer. Mr. Sledge sits on the Board of Directors of MCF and two privately held companies. Mr. Sledge received both a bachelor's degree and an M.B.A. from Texas Tech University. He also served in the United States Air Force.

Mr. Wright is paid a base salary by Mobilepro of $180,000 per year and is eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by Mobilepro during his employment period. Mr. Gordon is paid a base salary by Mobilepro of $180,000 per year and is eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by Mobilepro during his employment period.

As of January 28, 2005, Mr. Wright had a warrant to purchase up to 15,182,500 Mobilepro shares at an exercise price of $0.018 per share, which was exercisable as to 10,682,500 shares. Kurt Gordon had a warrant to purchase up to 6.5 million shares at an exercise price of $0.018 per share, of which 4,468,750 had vested. Mr. Sanguinetti had a warrant to purchase up to 3 million shares at an exercise price of $0.16 per share, of which 250,000 had vested. Mr. Dumbleton had a warrant to purchase up to 2 million shares at an exercise price of $0.17 per share, of which 83,333 had vested. Mr. Amend had a warrant to purchase up to 2 million shares at an exercise price of $0.20 per share, of which 83,333 shares had vested. Mr. MacFarland had an option to purchase up to 800,000 shares at an exercise price of $0.10 per share, which was vested as to 400,000 shares. Mr. Lozinsky had a warrant to purchase up to 6 million shares at an exercise price of $0.018 per share, which was exercisable as to 4 million shares. Mr. Sledge had a warrant to purchase up to 500,000 shares at an exercise price of $0.185 per share, none of which had vested.

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Prior Transactions Between Mobilepro and Our Company

Mobilepro Purchase of Senior Secured Debt and Stock Owned by Secured Lenders

As described above, on November 15, 2004, we closed the sale of 100% of the Company’s Senior Debt, and approximately 95.2% of our issued and outstanding stock owned by certain secured lenders. The purchase price consisted of $14.0 million in cash and warrants to purchase 5,000,000 shares of Mobilepro Common Stock. As part of its agreement with us, Mobilepro agreed to acquire the shares of Common Stock held by our Minority Stockholders within 180 days of the closing date of the Loan Purchase Agreement. The means by which the purchase of the Minority Stockholders Common Stock was conducted was at the discretion of Mobilepro, provided that the purchase price be at least $0.015 per share, payable in cash or securities of Mobilepro. The Reverse Stock Split is the means by which Mobilepro intends to fulfill its obligations under the Loan Purchase Agreement.

Mobilepro funded the purchase price paid pursuant to the Loan Purchase Agreement from the proceeds of a $15.2 million secured note payable to Airlie Opportunity Master Fund, Ltd. (the “Mobilepro Credit Agreement”). Immediately following the closing of the Loan Purchase Acquisition, we executed a joinder agreement with Airlie Opportunity Master Fund, Ltd. in which the we agreed to become jointly and severally liable with Mobilepro under the Mobilepro Credit Agreement. In addition, the Mobilepro Credit Agreement has become secured by substantially all of our assets and is senior in right of payment to the Senior Debt acquired by Mobilepro.

The Mobilepro Credit Agreement provides for an initial principal payment of $2.2 million which was paid by Mobilepro following the closing of the Loan Purchase Agreement. Interest on the outstanding principal balance is payable quarterly in arrears at an annual rate of 15%. In addition, the Mobilepro Credit Agreement provides for payment-in-kind interest at a rate of 8% per annum which is added to principal on a quarterly basis and is payable at maturity, along with the outstanding principal balance, on November 15, 2005. Mobilepro also has the option to extend the maturity date of the note for an additional six months upon payment of the sum of (i) a loan extension fee of $246,795, or 1.5% of the outstanding principal balance, if less and (ii) accelerated payment of the next two quarterly cash interest payments due on February 15 and May 15, 2006.

Mobilepro Corp.

Mobilepro is a Delaware corporation with its principal place of business in Bethesda, Maryland. Mobilepro is a wireless technology and broadband telecommunications company with operations in Houston, Dallas and Beaumont, Texas; Coshocton and Cleveland, Ohio; Kansas City, Kansas; Janesville, Wisconsin; Detroit, Michigan; Stevensville, Maryland; Tucson, Arizona; and Shreveport, Louisiana. The company is focused on developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well positioned companies in complementary product lines and industries.

Mobilepro owns approximately 95.2% of our outstanding Common Stock through its subsidiary, Davel Acquisition Corp.

Background of Decision Behind Loan Purchase Agreement

In July 2003, a special committee of independent members of our Board of Directors (directors not employed by us nor affiliated with us or our major equity holders) was formed to identify and evaluate the strategic and financial alternatives available to us to maximize value for our stockholders. Thereafter, the Board of Directors appointed a new chief executive officer who was actively engaged with management to improve our operating results. Significant elements of the plan as either executed or planned for 2003 and 2004, respectively, include (i) the continued removal of unprofitable payphones, (ii) reductions in telephone charges by changing to competitive local exchange carriers (“CLECs”) or other alternative carriers, (iii) the evaluation, sale or closure of unprofitable district operations, (iv) outsourcing payphone collection, service and maintenance activities to reduce operating costs, and (v) the further curtailments of operating expenses.

Based upon the progress or successful completion of certain of the above initiatives, in April 2004, we formed a new committee of independent members of our Board of Directors to evaluate other strategic opportunities available to us. We executed the Loan Purchase Agreement with our secured Lenders and Mobilepro and have become a majority owned subsidiary of Mobilepro. Due to its recent occurrence, the effects of this event on our financial condition and liquidity are not yet fully determinable.

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Interests of Certain Persons in or Opposition to the Reverse Stock Split - Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, March 7, 2005, a total of 615,018,963 shares of Common Stock were outstanding. The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Stock by:

•	each of our directors;
•	each of our executive officers;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own 5% or more of the outstanding shares of Common Stock as of the Record Date.

The following table also sets forth hypothetical information regarding the beneficial ownership of the persons listed above assuming the Effective Time of the Reverse Stock Split occurred on the Record Date and the pre-split number of shares of our Common Stock that were cashed out in the Reverse Stock Split was 30,018,963.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of Common Stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of Common Stock subject to options or warrants held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

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	As of the Record Date		As if the Effective Time of the Reverse Stock Split Occurred on the Record Date
Name and Address	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (2)
Mobilepro Corp. (3) 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817	585,271,794	95.16%	6	100%
Jay O. Wright (4) (8) 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817	21,655,056	3.52%	0	*
Kurt Gordon (4) (8) 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817	8,193,805	1.33%	0	*
Geoffrey Amend (4)(6) 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817	0	*	0	*
Daniel Lozinsky (5)(8) 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817	56,771,364	9.23%	1	16.67%
Tammy L. Martin (6)	0	*	0	*
Donald L. Paliwoda (6)(7)	12,763	*	0	*
Andrew P. Tzamaras (6)	300	*	0	*
All current directors and executive officers as a group (6 persons)	29,861,924	4.86%	0	*

* Less than 1%

(1)  For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group, plus shares acquirable within 60 days of the Record Date by such person or group, by the sum of 615,018,963 shares of Common Stock outstanding on the Record Date, plus shares of Common Stock acquirable within 60 days of the Record Date by such person or group.

(2)  For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person, plus shares acquirable within 60 days of the Record Date by such person or group, by the sum of 585,013,063 shares (615,018,963 shares of Common Stock outstanding on the Record Date, minus 30,018,963 pre-split shares estimated to be cashed out in the Reverse Stock Split, plus shares of Common Stock acquirable within 60 days of the Record Date by such person or group all adjusted for the 1-for-97,500,000 Reverse Stock Split).

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(3) Mobilepro Corp. and Davel Acquisition Corp., together, beneficially own 585,271,794 shares of Common Stock (6 shares of Common Stock after the 1-for-97,500,000 Reverse Stock Split).

(4) Such person is a director of the Company and an officer of Mobilepro.

(5)  Such person is a director of Mobilepro.

(6) Such person is an executive officer and employee of the Company. The address of such officer, unless otherwise noted, is 200 Public Square, Suite 700, Cleveland, Ohio 44114.

(7) Includes 12,763 shares, which expire on March 8, 2005, that could be acquired within 60 days upon the exercise of options granted pursuant to the Company’s stock option plan.

(8) Based upon beneficial ownership of Mobilepro as of February 3, 2005, based on Mobilepro’s public filings as of that date.

We expect that our current members of management will continue in their current positions for the next twelve months and will not receive any unusual grants of stock, options, salary changes, or bonuses during that time.

Market Prices of Our Common Stock and Dividend Policy

Our Common Stock is traded over-the-counter on the OTC Bulletin Board under the symbol “DAVL.OB.” The following table sets forth the range of high and low closing prices for the calendar periods set forth below. On February 17, 2005, the high, low and closing trading prices for our Common Stock were $0.015, $0.015 and $0.015, respectively.

	Closing Price Per Share
	High	Low
2003
Quarter ended
March 31, 2003	$0.015	$0.006
June 30, 2003	$0.017	$0.006
September 30, 2003	$0.030	$0.005
December 31, 2003	$0.049	$0.019
2004
March 31, 2004	$0.025	$0.015
June 30, 2004	$0.017	$0.007
September 30, 2004	$0.010	$0.003
December 31, 2004	$0.017	$0.007

There were approximately 1,615 stockholders of record as of the Record Date. On that date, the closing sales price of our Common Stock on the OTC Bulletin Board was $0.014.

We have not declared any dividends on our Common Stock during the past five years, and our Board of Directors does not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. Payment of cash dividends is at the discretion of our Board of Directors and depends on our earnings, financial condition, capital requirements and other relevant factors. Payment of any cash dividends currently is prohibited under the Mobilepro Credit Agreement

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Financial Statements, Supplementary Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

See Appendix B to this information statement for our audited financial statements as of December 31, 2003 and 2002 and for each of the years ended December 31, 2003, 2002 and 2001, which includes Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk, and Principal Accountant Fees and Services.

See Appendix C to this information statement for our unaudited financial statements for the interim periods ended September 30, 2004 and 2003, which includes Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk.

See Appendix E to this information statement for our unaudited pro forma financial statements as of and for the nine months ended September 30, 2004 and as of and for the year ended December 31, 2003.

Forward-Looking Statements

This information statement contains forward-looking statements with respect to the impact on our company of the Reverse Stock Split and other matters. The forward-looking statements are not guarantees of future performance and occurrences and involve risks and uncertainties. Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company’s Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management’s expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.

Legal proceedings

On or about September 16, 2004 the Company was served with a complaint, in civil action number 04-4303 captioned John R. Gammino v. Cellco Partnership d/b/a Verizon Wireless, et. al. filed in the United States District Court for the Eastern District of Pennsylvania. Plaintiff claims that the Company's use of certain international call blocking technology infringes on one or more patents owned by the Plaintiff John R. Gammino (the "Gammino Patents"). Also named as defendants in the suit are Cellco Partnership d/b/a Verizon Wireless, Verizon Communications, Inc., Vodafone Group PLC, AT&T Corporation and Sprint Corporation. The claims alleged by the Plaintiff seek, among other damages, $7.6 million in royalty fees from the Company. On November 8, 2004, the Company responded by filing its answer, affirmative defenses and counterclaims.

The Company continues to review and investigate the allegations set forth in the complaint, continues to assess the validity of the Gammino Patents and is in the process of determining whether the technology purchased by the Company from third parties infringes upon the Gammino Patents. Additionally, the Company is assessing any and all rights it may have for indemnification by third parties from whom the international call blocking services are acquired. The Company intends to vigorously defend itself in this matter and pursue its counterclaims; however, the Company cannot at this time predict its likelihood of success on the merits or its success in seeking indemnification from the third parties from whom it purchases the call blocking services.

In connection with the Loan Purchase Agreement, the former secured lenders, subject to certain limitations, have agreed to reimburse the Company for the litigation cost and any losses resulting from the Gammino lawsuit. The former secured lenders have agreed to fund such costs from future regulatory receipts that were assigned to them pursuant to an agreement (the “Exchange Agreement”) in which the Company agreed to assign its right to receive up to $18 million of certain future receipts (“Regulatory Receipts”). Any such Regulatory Receipts will be deposited into a third-party escrow account and used to reimburse the Company for costs incurred. The secured lenders are not required to fund the escrow account or otherwise reimburse the Company for amounts, if any, in excess of actual Regulatory Receipts collected. Any amount remaining in the escrow account at the conclusion of the litigation is to be returned to the former secured lenders.

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In addition to legal proceedings disclosed in the Company's Form 10K for the year ended December 31, 2003 and elsewhere herein, the Company is involved in routine litigation arising in the normal course of its business which it believes will not materially affect its financial position or results of operations.

Where You Can Find More Information

The Reverse Stock Split will result in a “going private” transaction subject to Rule 13E-3 of the Exchange Act. We have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Stock Split. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Donald L. Paliwoda, Chief Financial Officer, at the following address: DAVEL COMMUNICATIONS, INC., 200 Public Square, Suite 700, Cleveland, Ohio 44114.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the Commission relating to our business, financial and other matters.

Copies of such reports, proxy statements, this information statement and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Commission’s public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission’s Internet website at http://www.sec.gov. Amendments to the Schedule 13e-3 will be filed that will incorporate by reference any Exchange Act documents that are filed after the date of this Information Statement.

THE BOARD OF DIRECTORS

Dated: _______________, 2005

Davel Communications, Inc.
200 Public Square, Suite 700
Cleveland, Ohio 44114

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF

DAVEL COMMUNICATIONS, INC.

A DELAWARE CORPORATION

                        The undersigned, Donald Paliwoda, Treasurer, and Tammy Martin, Secretary of Davel Communications, Inc., a Delaware corporation (the “Company”), do hereby certify that the following amendments to the corporation’s Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendments by the affirmative vote of the holders of shares entitled to exercise 95.2% of the voting power of the Company, by written consent without a meeting in accordance with Section 228(d) of the Delaware General Corporation Law:

RESOLVED, that the addition of new Article FOURTH (a) providing for the combination of the common stock of the Company, containing the terms and provisions set forth on Exhibit A attached hereto and presented at this meeting and the proposed form of amendments to the Restated Certificate of Incorporation of the Company by the decrease of the Company’s authorized shares of Common Stock to ten and is hereby approved, and the Treasurer and the Secretary are authorized and directed to execute and file with the Secretary of State of Delaware the Amendment and Certificate of Amendment necessary or required in connection therewith.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this

_________ day of March, 2005.

By:	/s/ Donald Paliwoda
Donald Paliwoda
Treasurer

By:	/s/ Tammy L. Martin
Tammy L. Martin
Secretary

1

EXHIBIT A

TO

CERTIFICATE OF AMENDMENT

OF

DAVEL COMMUNICATIONS, INC.

Article FOURTH of the Restated Certificate of Incorporation of the Company shall be amended further by adding thereto the following subparagraph (a):

(a)        Combination of Common Stock.  Effective as of the close of business on the date a certificate of amendment adding this subparagraph (a) to the Corporation’s Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware (the “Effective Time”), each 97,500,000 shares of Common Stock outstanding immediately before the Effective Time (“Old Common Shares”) shall be changed into one share of Common Stock (a “New Common Share”).  The changing of Old Common Shares into New Common Shares shall be referred to as the “Share Combination.”  The number of shares of Common Stock authorized to be issued by the Corporation shall not be affected by the Share Combination.  Each share of Common Stock at the Effective Time shall have a par value of $0.01 per share.  In lieu of fractional New Common Shares, each holder of an Old Common Share who otherwise would be entitled to receive a fractional New Common Share will be entitled to receive cash in an amount equal to $0.015 for each Old Common Share that would have been converted into a fraction of a New Common Share but for this sentence, upon surrender of the Certificate for such Old Common Share.  Promptly after the Effective Time, notice shall be given to the holders of record of Common Stock at the Effective Time to surrender their certificates for Common Stock for Cancellation and issuance of new certificates and/or the payment of cash in lieu of fractional shares, as the case may be pursuant to the Share Combination.  The appropriate officers of the Corporation are hereby empowered to adopt rules and regulations concerning the surrender and payment for fractional share resulting from the Share Combination.

            Article FOURTH of the Restated Certificate of Incorporation of the Company shall be amended by deleting the first sentence of Article Fourth in its entirety and substituting in lieu thereof the following:

“The total number of shares of stock which the corporation has authority to issue is 1,000,010 shares, of which 10 shares are Common Stock, par value of $0.01 per share, and 1,000,000 shares are Preferred Stock, par value $.01 per share.”

2

APPENDIX B
SELECTED FINANCIAL DATA

The following selected financial data are derived from the consolidated financial statements of the Company. The data should be read in conjunction with the consolidated financial statements, related notes thereto and other financial information included herein.

	Year Ended December 31 (In thousands except per share amounts)
	2003	2002 (2)	2001	2000	1999
Statement of Operations Data:
Revenue	$81,773	$76,952	$90,618	$126,271	$175,846
Expenses	94,166	93,385	106,620	168,581	184,011
Asset Impairment Charges (1)	27,141	—	—	42,032	48,924
Operating loss	(39,534)	(16,433)	(16,002)	(84,342)	(57,089)
Interest and other expense, net	(6,657)	(12,793)	(27,412)	(27,138)	(23,412)
Income taxes	—	—	—	—	1,755
Gain from extinguishment of debt	—	180,977	—	—	—
Net income (loss)	$(46,191)	$151,751	$(43,414)	$(111,480)	$(78,746)
Basic and diluted income (loss) per share:
Net income (loss)	$(0.08)	$0.56	$(3.89)	$(10.02)	$(7.40)
Weighted average common shares outstanding, basic and diluted	615,019	272,598	11,169	11,126	10,660

Balance Sheet Data:
Total assets	$50,322	$106,616	$68,325	$93,187	$180,761
Current maturities of long-term debt and obligations under capital leases	1,994	11,449	237,726	239,083	21,535
Long-term debt and obligations under capital leases, less current maturities	125,962	118,229	308	839	206,509
Shareholders’ deficit	(102,501)	(56,310)	(229,813)	(186,392)	(75,079)
____________

(1)	The years ended December 31, 2003, 2000, and 1999 include asset impairment charges associated with goodwill and fixed assets of $27,141, $42,032, and $48,924, respectively.
(2)	The year ended December 31, 2002 includes the results of PhoneTel Technologies, Inc. from the date of the PhoneTel acquisition, July 24, 2002.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and notes thereto appearing elsewhere herein.

Certain of the statements contained below are forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

General

During 2003, the Company derived its revenues from two principal sources: coin calls and non-coin calls. Coin calls represent calls paid for by callers with coins deposited in the payphone. Coin call revenues are recorded in the amount of coins deposited in the payphones.

Non-coin calls include credit card, calling card, collect, and third party billed calls, handled by operator service providers selected by the Company. Non-coin call revenues are recognized based upon the commission received by the Company from the carriers of these calls.

The Company also recognizes non-coin revenues from calls that are dialed from its payphones to gain access to a long distance company other than the one pre-programmed into the telephone or to make a traditional “toll free” call (dial-around calls). Revenues from dial-around calls are recognized based on estimates of calls made using most recent actual historical data and the Federal Communications Commission mandated dial-around compensation rate in effect. This is commonly referred to as “dial-around” access. See “Business — Regulation.”

1

The principal costs related to the ongoing operation of the Company’s payphones include telephone charges, commissions, service, maintenance and network costs. Telephone charges consist of payments made by the Company to LECs and long distance carriers for line charges and use of their networks. Commission expense represents payments to Location Owners. Service, maintenance and network costs represent the cost of servicing and maintaining the payphones on an ongoing basis.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, certain information from the Company’s Consolidated Statements of Operations, included elsewhere in this Annual Report on Form 10-K, expressed as a percentage of total revenues.

	Years Ended December 31
	2003	2002	2001
REVENUES:
Coin calls	61.3%	74.0%	68.1%
Non-coin calls	28.5	31.0	31.9
Dial-around compensation adjustments	10.2	(5.0)	—
Total revenues	100.0	100.0	100.0
COSTS AND EXPENSES:
Telephone charges	28.2	25.2	32.6
Commissions	16.6	20.5	24.5
Service, maintenance and network costs	29.4	29.9	26.0
Depreciation and amortization	26.3	26.5	21.2
Selling, general and administrative	13.7	15.5	13.4
Asset impairment charges	33.2	—	—
Exit and disposal activities	1.0	3.8	—
Total operating costs and expenses	148.4	121.4	117.7
Operating loss	(48.4)%	(21.4)%	(17.7)%

Critical Accounting Policies and Estimates

The Company’s reported results of operations can be affected by the use of estimates and the Company’s critical accounting policies. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates, among others, include amounts relating to the carrying values of the Company’s accounts receivable, payphone assets and location contracts and the related revenues and expenses applicable to dial-around compensation and asset impairment. Actual results could differ from those estimates.

Revenues from coin calls, reselling operator assisted and long distance services, and compensation for dial-around calls are recognized in the period in which the customer places the related call. The recognition of dial-around revenues require complex and often subjective estimation processes that are largely predicated on the Company’s historical operating experience. In addition certain costs and expenses, such as commissions, require the use of revenue estimates in the accounting process. Significant differences in our actual dial-around experience could affect these estimates. The FCC has the authority pursuant to the Telecommunications Act of 1996 to affect rates related to revenue from dial-around compensation, including retroactive rate adjustments and refunds. (See “Business - Regulation”). Rate adjustments arising from FCC rate actions that require refunds to interexchange or other carriers are recorded in the first period that they become both probable of payment and estimable in amount. Rate adjustments that result in payments to the Company by interexchange or other carriers are recorded when received.

2

Under the Company’s accounting policy relating to asset impairment, the Company periodically reviews long-lived assets to be held and used and goodwill for impairment whenever events or changes in circumstances indicate the asset may be impaired and, as to goodwill, at least annually. The Company evaluates potential impairment of long-lived assets, other than goodwill, based upon the cash flows derived from each of the Company’s operating districts, the lowest level for which operating cash flows for such asset groupings are identifiable. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows expected to be generated by the Company’s asset groups (including any salvage values) are less than the related assets’ carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted expected future cash flows and the assets’ carrying value. The Company considers impairment of goodwill whenever the carrying value of the Company’s net assets, after taking into account any impairment charges described above, exceeded the fair value of the Company, which amount is based upon the present value of expected future cash flows of the Company. In the event that the fair value of the Company including goodwill exceeds the carrying value, the Company calculates the implied value of the goodwill following the methodology provided in Statements on Financial Accounting Standards No. 142, “Intangible Assets”. The excess carrying value of goodwill over its implied value, if any, results in an impairment charge. No impairment was incurred in 2002 and 2001. The Company incurred asset impairment losses relating to its payphones, location contracts and goodwill of $27.1 million in 2003 (see Note 3 to the consolidated financial statements).

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

On July 24, 2002, the Company acquired approximately 28,000 payphones in connection with the PhoneTel Merger. Operating results for 2002 include the revenues and expenses associated with these payphones for the period following July 24, 2002. Operating results for 2003 include the revenues and expenses relating to these payphones for the full twelve months of 2003. Offsetting the additional revenue and expense amounts in the later part of 2002 and in 2003 arising from the acquisition of PhoneTel is the reduction in revenues and expenses resulting from the decline in the Company’s phone count and cost containment efforts. The Company’s had approximately 47,000 phones in service on December 31, 2003 and approximately 69,000 phones in service on December 31, 2002. However, the average number of payphones in service for the years ended December 31, 2003 and 2002 was approximately 59,800 and 62,000, respectively. This decrease in the average number of payphones in 2003 is partly due to the Company’s increasingly aggressive program to remove low revenue phones and partly due to a loss in customer locations.

Total revenues increased approximately $4.8 million, or 6.2%, from approximately $77.0 million in the year ended December 31, 2002 to approximately $81.8 million in the year ended December 31, 2003. This increase was primarily attributable to the dial-around compensation adjustments offset by lower coin and non-coin call revenues as discussed below.

Coin call revenues decreased approximately $6.9 million, or 12.1%, from approximately $57.0 million in the year ended December 31, 2002 to approximately $50.1 million in the year ended December 31, 2003. The decrease in coin call revenues was due to the reduction in the average number of payphones in service in 2003 and lower call volumes. Notwithstanding the PhoneTel Merger, the average number of payphones declined due to the removal of unprofitable phone locations and lower call volumes resulted from the increased competition from wireless and other public communication services.

Non-coin call revenues, which is comprised primarily of dial-around revenue and operator service revenue, decreased approximately $0.5 million, or 2.1%, from approximately $23.8 million in the year ended December 31, 2002 to approximately $23.3 million in the year ended December 31, 2003. This decrease was primarily attributable to a decrease in dial-around revenues offset by an increase in operator service and other revenues. Dial-around revenue decreased approximately $2.1 million, from approximately $15.3 million in the year ended December 31, 2002 to approximately $13.2 million in the year ended December 31, 2003. The dial-around decrease is primarily attributable to reductions the average number of payphones and the average number of dial-around calls due to competition from wireless communication services and the continuing underpayments of dial-around revenues by IXCs caused by deficiencies in the established payment and tracking process. Long-distance revenues increased approximately $0.5 million, from approximately $7.3 million in the year ended December 31, 2002 to approximately $7.8 million in the year ended December 31, 2003. This increase is primarily due to a change in operator service providers for a portion of the Company’s payphone base that pays commission on gross billings at a higher rate than the Company’s former operator service provider. Non-coin call revenues also includes other revenue, which increased approximately $1.1 million from approximately $1.2 million in the year ended December 31, 2002 to approximately $2.3 million in the year ended December 31, 2003. This increase relates primarily to telephone installation and repair services provided to a former related party, which services were discontinued in October 2003.

3

During the year ended December 31, 2003, the Company recorded $8.3 million of dial-around revenue adjustments from various carriers relating to the industry-wide true-up required under the FCC’s Interim Order (see Note 15 to the consolidated financial statements). This adjustment included the sale of a portion of the Company’s accounts receivable bankruptcy claim due from WorldCom. Of the proceeds received in 2003, $3.9 million related to the amount due from WorldCom under the Interim Order applicable to dial-around compensation (see Note 16 to the consolidated financial statements). In 2002, the Company recorded a $3.8 million charge as a dial-around compensation adjustment for estimated overpayments made by certain dial-around carriers under the FCC’s Interim Order. Although the Company estimates that it is entitled to receive additional amounts in excess of $10.0 million relating to underpayments made by other carriers, there can be no assurance that the Company will be able to collect these amounts from those carriers. Any such refunds will be recognized as revenue in the period such revenues are received.

Telephone charges increased approximately $3.6 million, or 18.6%, from approximately $19.4 million in the year ended December 31, 2002 to approximately $23.0 million in the year ended December 31, 2003. This increase is primarily due to a reduction in regulatory refunds from LECs relating to the “New Services Test” and end user common line charges (“EUCL charges”) that are classified as reductions in telephone charges in the Company’s consolidated statements of operations (see Note 16). The Company recorded $2.2 million of such refunds in 2003 compared to $7.7 of regulatory refunds in 2002. Without these refunds telephone charges would have declined by $1.9 million, or 7.0%, primarily due to a reduction in the average number payphones in service and lower line charges resulting from the use of competitive local exchange carriers (“CLECs”). The Company has executed additional contracts with LECs and CLECs and is pursuing additional regulatory relief that it believes will further reduce local access charges on a per-phone basis, but is unable to estimate the impact of further telephone charge reductions at this time.

Commissions decreased approximately $2.2 million, or 13.9%, from approximately $15.8 million in the year ended December 31, 2002 to approximately $13.6 million in the year ended December 31, 2003. The decrease was primarily attributable to lower commissionable revenues (as a result, in part, to a decline in the average number of payphones) in 2003 and management actions to re-negotiate contracts with lower rates upon renewal. The Company continues to actively review its strategies related to contract renewals in order to maintain its competitive position while retaining its customer base.

Service, maintenance and network costs increased approximately $1.0 million, or 4.3%, from approximately $23.0 million in the year ended December 31, 2002 to approximately $24.0 million in the year ended December 31, 2003. This increase was primarily attributable to the additional cost associated with the combined field organizations following the PhoneTel Merger. Field operating costs of PhoneTel were included in service, maintenance and network costs for twelve months in 2003 compared to five months in 2002. In 2003, the Company implemented several cost reduction measures, including a substantial reduction in the Company’s workforce. In the fourth quarter of 2003 and the first quarter of 2004, the Company also began to outsource the service, collection and maintenance of its payphones in certain higher cost districts. While the Company believes these changes will have a favorable impact on operating results in 2004, no assurances can be given regarding such effect.

Depreciation and amortization expenses increased $1.1 million, or 5.4%, from $20.4 million in the year ended December 31, 2002 to $21.5 million in the year ended December 31, 2003. This increase in expense is primarily a result of depreciation and amortization of the assets acquired in the PhoneTel Merger offset in part by lower depreciation and amortization due to the removal of unprofitable payphones and the write-down in asset value relating to the impairment charges described below.

Selling, general and administrative expenses decreased approximately $0.8 million, or 6.7%, from approximately $12.0 million in the year ended December 31, 2002 to approximately $11.2 million in the year ended December 31, 2003. The decrease was primarily attributable to a reduction in expenses relating to the relocation of the Company’s Corporate headquarters from Tampa, Florida to Cleveland, Ohio following the PhoneTel Merger offset by an increase in professional fees of approximately $1.0 million. An increase in professional fees was due in part to legal and financial advisory fees incurred in 2003 in connection with the evaluation of financial and strategic alternatives available to the Company.

4

The cost relating to exit and disposal activities decreased by $2.1 million, or 72.4%, from $2.9 million in the year ended December 31, 2002 to approximately $0.8 million in the year ended December 31, 2003. In connection with the Company’s plans to outsource certain payphone service, repair and warehousing functions, the Company closed its warehouse and repair facility in Tampa, Florida and eleven district office facilities during 2003. The Company incurred lease termination, severance and other closing costs relating to these facilities. In connection with the PhoneTel Merger in 2002, the Company relocated it corporate headquarters from Tampa, Florida to Cleveland, Ohio. In September 2002, the Company terminated its former headquarters facility lease, abandoned or disposed of certain furniture, fixtures and leasehold improvements, and incurred severance costs related to the termination of certain employees. All exit activities relating to the Company’s former headquarters were completed prior to December 31, 2002.

Asset impairment losses totaling $27.1 million were incurred in the year ended December 31, 2003. The loss consisted of a $9.6 million write-down in the carrying value of the Company’s payphone assets and location contracts and a $17.5 million write-off of goodwill in accordance with SFAS No. 144 and SFAS No. 142, respectively (see Note 3 to the consolidated financial statements). These impairment charges were recorded in the second quarter of 2003. Management reevaluated the Company’s projected performance and reached the conclusion that financial results would not be sufficient to support the full carrying amount of the assets. No comparable loss was incurred in the year ended December 31, 2002.

Interest expense in the year ended December 31, 2003 decreased approximately $6.4 million, or 49.2%, from approximately $13.0 million in the year ended December 31, 2002 to approximately $6.6 million in the year ended December 31, 2003. This decrease is primarily due to the reduction in indebtedness resulting from the debt restructuring described below (see Note 4 to the consolidated financial statements). In addition, no interest is recognized on the Davel portion of the Company’s Junior Credit Facility as a result of accounting for the debt-for-equity exchange as a troubled debt restructuring and recording all future payments at the time of the restructuring. In connection with this debt restructuring, the Company also recognized a gain of approximately $181.0 million in 2002 resulting from the extinguishment of the Company’s former credit facility (the “Old Credit Facility”).

Other income (expense) decreased approximately $342,000 to $98,000 in expense in the year ended December 31, 2003 from $244,000 of income in the year ended December 31, 2002. The decrease is primarily due to losses attributable to the sale of assets in 2003, including a $192,000 loss on the sale of payphone assets relating to three unprofitable districts in the northern Midwest states.

For the year ended December 31, 2003, the Company had a net loss of $46.2 million compared to net income of $151.8 million for the year ended December 31, 2002. The 2003 net loss included asset impairment charges of $27.1 million relating to the write-down in the carrying value of the Company’s payphone assets and goodwill. Net income in 2002 included a gain on debt extinguishment totaling $181.0 million relating to the debt restructuring described above. Without these items, the Company would have had a net loss of $19.1 million in 2003 compared to $29.2 million in 2002.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

On July 24, 2002, the Company acquired approximately 28,000 phones in the PhoneTel Merger. The revenues and expenses associated with these phones for the period of July 24 to December 31, 2002 are included in the results of operations for the year ended December 31, 2002. Offsetting these revenue and expense increases in the latter part of 2002 is the reduction in revenues and expenses resulting from the impact of the Company’s ongoing program to remove unprofitable phones and the effects of implementing the PhoneTel Merger servicing agreement. The servicing agreement, which was implemented in the third quarter of 2001 in anticipation of the PhoneTel Merger, was designed to commence cost savings prior to the merger by combining field service operations on a geographic basis to gain efficiencies resulting from the increased concentration of payphone service routes.

5

The Company operated approximately 14,000 more phones on December 31, 2002 than on December 31, 2001, net of the phones acquired in the PhoneTel Merger and the program to remove unprofitable phones. The Company’s had approximately 69,000 phones in service on December 31, 2002 and approximately 55,000 phones in service on December 31, 2001. However, the average number of phones in service for the years ended December 31, 2002 and 2001 was approximately 62,000 for both the years due to the 2001 reduction in phones resulting from the Company’s ongoing program to remove low revenue phones.

Total revenues decreased approximately $13.6 million, or 15.1%, from approximately $90.6 million in the year ended December 31, 2001 to approximately $77.0 million in the year ended December 31, 2002. This decrease was primarily attributable to the removal of unprofitable phone locations, lower call volumes on the Company’s payphones resulting from the growth in wireless and other public communication services, and changes in call traffic. This decrease was also due to the dial-around compensation adjustment described below.

Coin call revenues decreased approximately $4.7 million, or 7.7%, from approximately $61.7 million in the year ended December 31, 2001 to approximately $57.0 million in the year ended December 31, 2002. The decrease in coin call revenues was primarily attributable to lower call volumes on the Company’s payphones due to increased competition from wireless and other public communication services and the impact of increasing the coin call rate from $0.35 to $0.50 beginning November 2001. The decrease in call volume was partially offset by the increase in the coin call rate.

Non-coin call revenues, which is comprised primarily of dial-around revenue and operator service revenue, decreased approximately $5.2 million, or 17.8%, from approximately $29.0 million in the year ended December 31, 2001 to approximately $23.8 million in the year ended December 31, 2002. This decrease was primarily attributable to lower call volumes on the Company’s payphones resulting from the growth in wireless communication services and changes in call traffic. Dial-around revenue decreased approximately $3.8 million, from approximately $19.1 million in the year ended December 31, 2001 to approximately $15.3 million in the year ended December 31, 2002. The dial-around decrease is primarily attributable to reductions in the number of dial-around calls due to competition from wireless communication services and the continuing underpayments of dial-around revenues caused by deficiencies in the established payment and tracking process. The decrease in dial-around revenue is also due to a $0.9 million reduction relating to the WorldCom bankruptcy filing in July 2002. Long-distance revenues decreased approximately $2.5 million, from approximately $9.8 million in the year ended December 31, 2001 to approximately $7.3 million in the year ended December 31, 2002 due to lower call volumes for the reasons stated above. Operator services are provided by third parties that pay Davel a commission on their gross billings. Non-coin call revenues also includes other revenue, which increased approximately $1.1 million from approximately $0.1 million in the year ended December 31, 2001 to approximately $1.2 million in the year ended December 31, 2002. This increase relates primarily to telephone installation and repair services provided to a former related party.

In 2002, the Company recorded a $3.8 million dial-around compensation adjustment for estimated overpayments by certain IXCs that were received by the Company in prior years. There was no comparable charge in 2001 relating to the industry-wide true-up among payphone providers and long-distance carriers pursuant to the FCC’s Interim Order. See Note 15 to the consolidated financial statements.

Telephone charges decreased approximately $6.4 million, or 22.7%, from approximately $29.6 million in the year ended December 31, 2001 to approximately $23.2 million in the year ended December 31, 2002. The decrease is due lower line charges resulting from the use of competitive local exchange carriers (“CLECs”), regulatory changes resulting in lower rates charged by LECs, and other management actions to attain lower rates. Telephone charges in 2002 were also impacted by refunds totaling $3.1 million received from BellSouth for prior period charges pursuant to a recently adopted “New Service Test” in Tennessee, $3.8 million of “New Services Test” refunds in North Carolina and Maryland, other LEC refunds from prior periods resulting from regulatory rulings of $0.8 million, and a favorable adjustment related to a litigation settlement of $0.8 million. LEC refunds received as a result of regulatory rulings in 2001 totaled $2.4 million. A $1.3 million charge in 2002 and a $0.7 million charge in 2001 associated with the settlement of a dispute with MCI partially offset these savings.

Commissions decreased approximately $6.4 million, or 28.9%, from approximately $22.2 million in the year ended December 31, 2001 to approximately $15.8 million in the year ended December 31, 2002. The decrease was primarily attributable to lower commissionable revenues and management actions to re-negotiate contracts with lower rates upon renewal. Commissions for the year ended December 31, 2002 were also favorably impacted by lower commission rates relating to PhoneTel location contracts and favorable adjustments of $0.6 million resulting from contract terminations. The Company continues to actively review its strategies related to contract renewals in order to maintain its competitive position while retaining its customer base.

6

Service, maintenance and network costs decreased approximately $0.5 million, or 2.2%, from approximately $23.5 million in the year ended December 31, 2001 to approximately $23.0 million in the year ended December 31, 2002. The decrease was primarily attributable to the additional payphones and related expenses resulting from the PhoneTel Merger offset by the effects of savings generated from rationalization of field offices, increased geographic and route density of the payphones, and the Company’s ability to improve efficiency on servicing the Company’s payphones. Decreases in network billing costs (primarily payphone polling costs) of $0.9 million and district office expenses of $0.4 million were offset by an increase in vehicle insurance expense of $1.1 million. Net decreases of $0.3 million in a variety of other expense items comprised the remaining changes.

Depreciation and amortization expenses increased $1.2 million, or 6.2%, from $19.2 million in the year ended December 31, 2001 to $20.4 million in the year ended December 31, 2002. The increase in expense is primarily a result of depreciation and amortization of the assets acquired in the PhoneTel Merger offset by lower depreciation and amortization due to the program to remove unprofitable payphones and, to a lesser extent, the write-off of assets upon relocation of the Company’s former headquarters from Tampa, Florida to Cleveland, Ohio following the PhoneTel Merger.

Selling, general and administrative expenses decreased approximately $0.1 million, or 1.3%, from approximately $12.1 million in the year ended December 31, 2001 to approximately $12.0 million in the year ended December 31, 2002. The decrease in expense was primarily attributable to a reduction in salaries and salary-related expenses of approximately $1.0 million, which occurred as a result of continued reductions in headcount in light of the lower number of payphones in service, and a decrease in professional fees of approximately $1.2 million. These decreases were offset by an increase in insurance (primarily directors and officers and general liability insurance) of $1.0 million and a $0.5 million charge relating to the settlement of a lawsuit. A variety of other expense items provided a net increase in selling, general and administrative expenses of $0.6 million compared to 2001.

In connection with the PhoneTel Merger, the Company relocated it corporate headquarters from Tampa, Florida to Cleveland, Ohio and incurred a loss of approximately $2.9 million relating to exit and disposal activities. In September 2002, the Company terminated its headquarters facility lease, abandoned or disposed of certain furniture, fixtures and leasehold improvements, and incurred severance costs related to the termination of certain employees. All exit activities relating to the Company’s former headquarters were completed prior to December 31, 2002. No comparable expense was incurred in the year ended December 31, 2001.

Interest expense in the year ended December 31, 2002 decreased approximately $14.6 million, or 52.9%, from approximately $27.7 million in the year ended December 31, 2001 to approximately $13.0 million in the year ended December 31, 2002. This decrease is primarily due to the reduction in indebtedness resulting from the debt restructuring described above (see “Business---General Overview” and “Liquidity, Capital Resources and Management’s Plans”). In addition, no interest is recognized on the Davel portion of the Company’s Junior Credit Facility as a result of accounting for the debt-for-equity exchange as a troubled debt restructuring. In connection with this debt restructuring, the Company also recognized a gain of approximately $181.0 million in 2002 resulting from the extinguishment of the Company’s Old Credit Facility.

Other income decreased approximately $16,000 to $244,000 in the year ended December 31, 2002 from $260,000 in the year ended December 31, 2001.

For the year ended December 31, 2002, net income of $151.8 million was $195.2 greater than the net loss of $43.4 million for the year ended December 31, 2001, primarily due to the $181.0 million gain on debt extinguishment discussed above. Excluding the gain on debt extinguishment and $2.9 million of exit and disposal activity costs, the Company’s net loss would have been $26.3 million in the year ended December 31, 2002, a reduction of $17.1 million from the net loss of $43.4 million in the prior year. This decrease in net loss occurred because efforts to reduce operating expenses, as noted above, exceeded the decline in revenues.

7

Liquidity, Capital Resources and Management’s Plans

Cash Flows

Historically, the Company’s primary sources of liquidity have been cash from operations and borrowings under various credit facilities. The Company’s revenues and cash flows from its payphone operating regions are affected by seasonal variations, geographic distribution of payphones, removal of unprofitable payphones, and type of location. Because many of the payphones are located outdoors, weather patterns have differing effects on the Company’s results depending on the region of the country where the payphones are located. Payphones located in the southern United States produce substantially higher call volume in the first and second quarters than at other times during the year. The Company’s payphones throughout the midwestern and eastern United States produce their highest call volumes, and therefore generate the highest level of cash flow, during the second and third quarters.

Although the Company had a net loss of approximately $46.2 million during the year ended December 31, 2003, the Company generated approximately $8.8 million of net cash from operating activities. The net cash generated by operating activities in 2003 was principally due to approximately $13.4 million of regulatory receipts received in 2003 (dial-around compensation adjustments, New Services Test refunds and EUCL refunds), of which $3.8 million was included in accounts receivable at December 31, 2002. Approximately $1.1 million of the net cash from operating activities was used for capital expenditures and other investing activities, $5.8 million was used to pay the remaining balance due under the Company’s Senior Credit Facility, and $0.9 million was used for other debt and capital lease payments.

During the year ended December 31, 2002, the Company had net income of approximately $151.8 million which included a non-cash gain from debt extinguishment of approximately $181.0 million. Net of other non-cash items and changes in working capital, operating activities used approximately $0.5 million of net cash in 2002. In February 2002, the Company received $4.8 million from borrowings under its Senior Credit Facility, net of the $0.2 million cost of issuing that debt, that was used for working capital purposes and to fund acquisition costs related to the PhoneTel Merger. The Company also made principal payments of $3.8 million and $0.5 million on its long-term debt and capital lease obligations, respectively, during 2002.

During the year ended December 31, 2002, the Company had net cash from operating activities of approximately $2.3 million, including approximately $5.6 million of New Services Test refunds. Approximately $3.2 million of this amount was deferred and recognized as a reduction of telephone expense in 2002, pending appeal by the LEC. Operating cash and cash provided by operating activities was used for the payment of approximately $1.9 million of debt and capital lease obligations, as well as $0.5 million of capital expenditures and $0.6 million of location contracts.

Subsequent to December 31, 2003, the Company received $1.2 million of dial-around compensation from Qwest resulting from the FCC’s Interim Order. The amount received after December 31, 2003 was used to pay the Company’s outstanding debt, as required under the terms of Company’s Junior Credit Facility, as amended. The Company expects to receive additional regulatory receipts, the proceeds of which are required to be paid to the Junior Lenders. The timing and amount of such receipts, which could be substantial, cannot be determined due to the uncertainty regarding the willingness and ability of the carriers to pay such amounts.

Capital expenditures for 2003 were $1.1 million compared to $0.4 million for 2002 and $0.5 million for 2001. These capital expenditures were primarily for the purchase of payphone components and equipment, computers and software equipment. The on-going strategy of removing underperforming phones, combined with the existence of an extensive inventory of phone components, allows for minimal capital equipment expenditures. The Company has no material commitments for equipment purchases.

Junior Credit Facility

On July 24, 2002, immediately prior to the PhoneTel Merger, Davel and PhoneTel amended, restated and consolidated their respective junior credit facilities. The combined restructured Junior Credit Facility of $101.0 million due December 31, 2005 (the “maturity date”) consists of: (i) a $50.0 million cash-pay term loan (“Term Note A”) with interest payable in kind monthly through June 30, 2003, and thereafter to be paid monthly in cash from a required payment of $1.25 million commencing on August 1, 2003, with such monthly payment increasing to $1.5 million beginning January 1, 2005, and the unpaid balance to be repaid in full on the maturity date; and (ii) a $51.0 million payment-in-kind term loan (the “PIK term loan” or “Term Note B”) to be repaid in full on the maturity date. Amounts outstanding under the term loans accrue interest from and after the closing date at the rate of ten percent (10%) per annum. Interest on the PIK term loan accrues from the closing date and will be payable in kind. All interest payable in kind is added to the principal amount of the respective term loan on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest upon such amounts). During the years ended December 31, 2003 and 2002, approximately $11.3 million and $4.6 million of interest, respectively, was added to the principal balances as a result of the deferred payment terms. Upon the occurrence and during the continuation of an event of default, interest, at the option of the holders, accrues at the rate of 14% per annum.

8

At December 31, 2003, the Company was not in compliance with the minimum Adjusted EBITDA covenant under the Junior Credit Agreement. On February 24, 2004, the Company executed an amendment (the “Second Amendment”) that waives all defaults through the date of the amendment, reduces the minimum amount of EBITDA and Adjusted EBITDA that the Company is required to maintain through December 31, 2004, and provides for the negotiation of revised quarterly covenant levels for EBITDA and Adjusted EBITDA in 2005. Beginning December 1, 2003, the Second Amendment reduces the minimum payments due under the Junior Credit Facility to $100,000 per month plus the monthly Agent fee through the maturity date on December 31, 2005. The Company is also required to make additional payments equal to 100% of any “Regulatory Receipts” received by the Company (prior year EUCL charge and New Services Test refunds from LECs and net dial-around true-up refunds from long-distance carriers, as defined in the agreement).

The Company has been engaged in discussions with its Junior Lenders regarding the possibility of restructuring the debt outstanding under the Junior Credit Facility. Any such restructuring could potentially include a debt-for-equity exchange that may substantially dilute the interests of the Company’s existing shareholders. There can be no assurance that the Company will be successful in negotiating a reduction in the outstanding balance of its Junior Credit Facility.

Senior Credit Facility

Effective as of February 19, 2002, Madeleine L.L.C. and ARK CLO 2000-1, Limited (the “Senior Lenders”) entered into a credit agreement (the “Senior Credit Facility”) with Davel Financing Company, L.L.C., PhoneTel and Cherokee Communications, Inc., a wholly owned subsidiary of PhoneTel. On that date, the existing junior lenders of the Company and PhoneTel also agreed to a substantial debt-for-equity exchange with respect to their outstanding indebtedness (see Note 4). The Senior Credit Facility provided for a combined $10 million line of credit which the Company and PhoneTel shared $5 million each. The Company and PhoneTel each borrowed the amounts available under their respective lines of credit on February 20, 2002, which amounts were used to pay merger related expenses and accounts payable. Davel and PhoneTel agreed to remain jointly and severally liable for all amounts due under the Senior Credit Facility.

Interest on the funds loaned pursuant to the Senior Credit Facility accrued at the rate of fifteen percent (15%) per annum and was payable monthly in arrears. A principal amortization payment in the amount of $833,333 was due on the last day of each month, beginning July 31, 2002 and ending on the maturity date of June 30, 2003. On May 2, 2003, the Company paid the remaining balance, including interest, due under the Senior Credit Facility.

Financial Condition and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Excluding the gain on debt extinguishment of $181.0 million in 2002, the Company has incurred losses of approximately $46.2 million, $29.2 million and $43.4 million for the years ended December 31, 2003, 2002 and 2001, respectively. These losses were primarily attributable to increased competition from providers of wireless communication services and the impact on the Company’s revenue of certain regulatory changes. In addition, as of December 31, 2003, the Company had a working capital deficit of $8.2 million and its liabilities exceeded it assets by $102.5 million. Although the Company’s lenders have waived all defaults, the Company was not in compliance with certain financial covenants and did not make certain debt payments that were originally due under its Junior Credit Facility (see Note 10 to the consolidated financial statements). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

9

In July 2003, a special committee of independent members of the Company’s Board of Directors (the “Special Committee”) was formed to identify and evaluate the strategic and financial alternatives available to the Company to maximize value for the Company’s stakeholders. Thereafter, the Board of Directors appointed a new chief executive officer who has been actively engaged with management to improve the operating results of the Company. Significant elements of the plan executed or planned for 2003 and 2004 include (i) continuing cost savings and efficiencies resulting from the merger with PhoneTel discussed in Note 5 to the consolidated financial statements, (ii) the continued removal of unprofitable payphones, (iii) reductions in telephone charges by changing to competitive local exchange carriers (“CLECs”) and other alternative carriers, (iv) the evaluation, sale or closure of unprofitable district operations, (v) outsourcing payphone collection, service and maintenance activities to reduce such costs, and (vi) the further curtailments of operating expenses. The Company is also working toward the implementation of new business initiatives and other strategic opportunities available to the Company.

Notwithstanding these activities and plans, the Company may continue to face liquidity shortfalls and, as a result, might be required to dispose of assets to fund its operations or curtail its capital and other expenditures to meet its debt service and other obligations. There can be no assurances as to the Company’s ability to execute such dispositions, or the timing thereof, or the amount of proceeds that the Company could realize from such sales. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

The Company’s principal contractual obligations at December 31, 2003 are (in thousands):

Contractual Obligations:
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long Term Debt (1)	$143,058	$2,843	$140,215	$-	$-
Capital Lease Obligation	98	95	3	-	-
Operating Leases	2,022	832	1,057	133	-
Purchase Obligation (2)	6,475	4,975	1,500	-	-
Total	$151,653	$8,745	$142,775	$133	$-

(1)	Long-Term Debt includes amounts payable for principal and interest.
(2)	Purchase obligation includes minimum amounts expected to be paid in connection with contracts to purchase local line access and payphone service contracts.

Impact of Inflation

Inflation is not a material factor affecting the Company’s business. General operating expenses such as salaries, employee benefits and occupancy costs are, however, subject to normal inflationary pressures.

Seasonality

The Company’s revenues from its payphone operating regions are affected by seasonal variations, geographic distribution of payphones and type of location. Because many of the Company’s payphones are located outdoors, weather patterns have differing effects on the Company’s results depending on the region of the country where the payphones are located. Most of the Company’s payphones in Florida produce substantially higher call volume in the first and second quarters than at other times during the year, while the Company’s payphones throughout the Midwestern and eastern United States produce their highest call volumes during the second and third quarters. While the aggregate effect of the variations in different geographical regions tend to counteract the effect of one another, the Company has historically experienced higher revenue and income in the second and third quarters than in the first and fourth quarters. Changes in the geographical distribution of its payphones may in the future result in different seasonal variations in the Company’s results.

10

New Accounting Pronouncements

During December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”. Statement No. 148 establishes standards for two alternative methods of transition to the fair value method of accounting for stock-based employee compensation of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 also amends and augments the disclosure provisions of SFAS No. 123 and APB No. 28, “Interim Financial Reporting”, to require disclosure in the summary of significant accounting policies for all companies of the effects of an entity’s accounting policy with respect to stock based employee compensation on reported net income and earnings per share in annual and interim financial statements. The transitions standards and disclosure requirements of SFAS No. 148 are effective for fiscal years and interim periods ending after December 15, 2002.

SFAS No. 148 does not require the Company to transition from the intrinsic value approach provided in APB Opinion No. 25, “Accounting for Employee Stock Based Compensation”. In addition, the Company does not currently plan to transition to the fair value approach in SFAS No. 123. However, the Company has adopted the additional disclosure requirements of SFAS No. 148 in this annual report.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“Interpretation No. 45”). Under Interpretation No. 45, guarantees, contracts and indemnification agreements are required to be initially recorded at fair value. Current practice provides for the recognition of a liability only when a loss is probable and reasonably estimable, as those terms are defined under SFAS No. 5, “Accounting for Contingencies”. In addition, Interpretation No. 45 requires significant new disclosures for all guarantees even if the likelihood of the guarantor’s having to make payments under the guarantee is remote. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees, contracts or indemnification agreements issued or modified after December 31, 2002.

The Company currently has no guarantees, contracts or indemnification agreements that would require fair value treatment under the new standard. The Company’s current policy is to disclose all material guarantees and contingent arrangements, similar to the disclosure requirements of Interpretation No. 45, which provide for disclosure of the approximate term, nature of guarantee, maximum potential amount of exposure, and the nature of recourse provisions and collateral.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement is generally effective for contracts entered into or modified after June 30, 2003. The Company currently has no such financial instruments outstanding or under consideration and does not expect the adoption of this standard to effect the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and, for interim periods beginning after December 15, 2003, for interests acquired prior to February 1, 2003. The Company does not currently have relationships with entities meeting the criteria set forth in FIN No. 46 and is not required to include any such entities in its consolidated financial statements pursuant to the provisions of FIN No. 46.

11

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is exposed to certain market risks inherent in the Company’s financial instruments that arise from transactions entered into in the normal course of business. The Company’s long-term obligations consist primarily of the amounts due under the Junior Credit Facility which bears interest at a fixed rate. See ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.’’

The Company does not presently enter into any transactions involving derivative financial instruments for risk management or other purposes due to the fixed rate structure of its existing debt, the stability of interest rates in recent times, and because Management does not consider the potential impact of changes in interest rates to be material. As a matter of policy, the Company does not hold derivatives for trading purposes.

The Company’s available cash balances are invested on a short-term basis (generally overnight) and, accordingly are not subject to significant risks associated with changes in interest rates. Substantially all of the Company’s cash flows are derived from its operations within the United States and the Company is not subject to market risk associated with changes in foreign exchange rates.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the year ended December 31, 2003 and 2002, the Company paid Aidman, Piser & Company, P.A. (“Aidman, Piser”), the Company’s principal accountants, the following fees for audit and non-audit services:

Audit Fees

Aidman, Piser billed the Company an aggregate of $154,000 and $177,500 for audit fees in 2003 and 2002, respectively.

Audit Related Fees

In 2002, Aidman, Piser billed the Company an aggregate of $77,000 for assurance and related services applicable to the Company’s joint proxy and registration statement relating to the PhoneTel Merger.

Tax Fees

Aidman, Piser billed the Company $91,000 in 2003 and $71,000 in 2002 for income tax services rendered to the Company.

All Other Fees

Aidman, Piser did not bill the Company for any other services during 2003 and 2002.

The Audit Committee or the Board of Directors pre-approves all audit or non-audit services and does not have a pre-approval policy for such services. The Audit Committee or the Board of Directors pre-approved all audit and non-audit services in 2003.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 3, 2005, Aidmen Piser & Company was dismissed as The Company's independent public accountants. On January 6, 2005, The Company engaged Bagell, Josephs & Company, LLC as its independent public accountant. There have been no other changes in the Registrant’s accountants during the two most recent fiscal years. There have been no disagreements with the Registrant’s accountants on any matter of accounting principles or practice or financial statement disclosure at any time during the two most recent fiscal years.

12

INDEX TO FINANCIAL STATEMENTS

Page
Report of the Independent Registered Public Accounting Firm	14
Consolidated Balance Sheets as of December 31, 2003 and 2002	15
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001	16
Consolidated Statements of Changes in Shareholders’ Equity (Deficit) and Other Comprehensive Loss for the years ended December 31, 2003, 2002, and 2001	17
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001	18
Notes to Consolidated Financial Statements	19

13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Davel Communications, Inc.:

We have audited the accompanying consolidated balance sheets of Davel Communications, Inc. (the “Company”) and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and other comprehensive loss and cash flows for the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Davel Communications, Inc. and Subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has incurred recurring operating losses, has a substantial working capital deficiency and has been unable to comply with the terms of its debt agreements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AIDMAN PISER & COMPANY, P. A.

Tampa, Florida
March 19, 2004, except for Note 21, as to which the date is November 15, 2004

14

Davel Communications, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands except share and per share amounts)

	December 31
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$7,775	$6,854
Accounts receivable, net of allowance for doubtful accounts
of $1,870 at December 31, 2002	7,975	16,807
Other current assets	2,922	3,286
Total current assets	18,672	26,947

Property and equipment, net	22,878	41,855
Location contracts, net	6,746	18,043
Goodwill	-	17,455
Other assets, net	2,026	2,316
Total assets	$50,322	$106,616

Liabilities and Shareholders' Deficit
Current liabilities:
Current maturities of long-term debt and obligations under capital leases	$1,994	$11,449
Accrued commissions payable	9,020	11,986
Accounts payable and other accrued expenses	15,847	21,262
Total current liabilities	26,861	44,697

Long-term debt and obligations under capital leases	125,962	118,229
Total liabilities	152,823	162,926

Commitments and contingencies (Note 19)	-	-
Shareholders' deficit:
Preferred stock - $0.01 par value, 1,000,000 share authorized,
no shares outstanding	-	-
Common Stock - $0.01 par value, 1,000,000,000 shares authorized, 615,018,963 shares
issued and outstanding	6,150	6,150
Additional paid-in capital	144,210	144,210
Accumulated deficit	(252,861)	(206,670)
Total shareholders' deficit	(102,501)	(56,310)
Total liabilities and shareholders' deficit	$50,322	$106,616

The accompanying notes are an integral part of these financial statements.

15

Davel Communications, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands except for share and per share amounts)

	Year Ended December 31
	2003	2002	2001
Revenues:
Coin calls	$50,132	$56,952	$61,668
Non-coin calls	23,335	23,807	28,950
Dial-around compensation adjustments	8,306	(3,807)	-
Total revenues	81,773	76,952	90,618

Operating expenses:
Telephone charges	23,029	19,350	29,577
Commissions	13,584	15,767	22,168
Service, maintenance and network costs	24,028	22,998	23,519
Depreciation and amortization	21,523	20,392	19,241
Selling, general and administrative	11,216	11,959	12,115
Asset impairment charges	27,141	-	-
Exit and disposal activities	786	2,919	-
Total costs and expenses	121,307	93,385	106,620

Operating loss	(39,534)	(16,433)	(16,002)

Other income (expense):
Interest expense (net)	(6,559)	(13,037)	(27,672)
Gain on debt extinguishment	-	180,977	-
Other	(98)	244	260
Total other income (expense)	(6,657)	168,184	(27,412)

Net income (loss)	$(46,191)	$151,751	$(43,414)

Earnings (loss) per share:

Net income (loss) per common share, basic and diluted	$(0.08)	$0.56	$(3.89)

Weighted average number of shares, basic and diluted	615,018,963	272,598,189	11,169,485

The accompanying notes are an integral part of these financial statements.

16

Davel Communications, Inc. and Subsidiaries
Consolidated Statements of Changes in Shareholders' Equity (Deficit) and Other Comprehensive Loss
(In thousands except share amounts)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Shareholders' Equity	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	(Deficit)	Loss

Balances December 31, 2000	11,169,540	$112	$128,503	$(315,007)	$-	$(186,392)	$-

Rescission of common stock	(100)	-	-	-	-	-	-

Market change on interest collar	-	-	-	-	(7)	(7)	(7)

Net loss	-	-	-	(43,414)	-	(43,414)	(43,414)

Balances December 31, 2001	11,169,440	112	128,503	(358,421)	(7)	(229,813)	$(43,421)

Issuance of common stock -
debt exchange	380,612,730	3,806	9,896	-	-	13,702	$-
Issuance of common stock -
PhoneTel merger	223,236,793	2,232	5,805	-	-	8,037	-
Issuance of stock options -
PhoneTel merger	-	-	6	-	-	6	-

Market change on interest collar	-	-	-	-	7	7	7

Net income	-	-	-	151,751	-	151,751	151,751

Balances December 31, 2002	615,018,963	6,150	144,210	(206,670)	-	(56,310)	$151,758

Net loss	-	-	-	(46,191)	-	(46,191)	$(46,191)

Balances December 31, 2003	615,018,963	$6,150	$144,210	$(252,861)	$-	$(102,501)	$(46,191)

The accompanying notes are an integral part of these financial statements.

17

Davel Communications, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
	Year Ended December 31
	2003	2002	2001

Cash flows from operating activities:
Net income (loss)	$(46,191)	$151,751	$(43,414)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	21,523	20,392	19,241
Amortization of deferred financing costs and non-cash interest	5,207	11,711	3,681
Gain from debt extinguishment	-	(180,977)	-
Non-cash exit and disposal activities	-	1,309	-
Loss (gain) on disposal of assets	295	(71)	272
Increase in allowance for doubtful accounts	156	1,241	-
Deferred revenue	(150)	(188)	(188)
Asset impairment charges	9,686	-	-
Goodwill impairment	17,455	-	-
Changes in assets and liabilities, net of assets acquired:
Accounts receivable	8,676	(1,679)	2,378
Other current assets	364	(1,105)	(351)
Accrued commissions payable	(2,966)	(2,879)	1,286
Accounts payable and accrued expenses	(5,161)	(177)	(3,931)
Accrued interest	(104)	138	23,281
Net cash from operating activities	8,790	(534)	2,255

Cash flows from investing activities:
Cash received in PhoneTel merger, net of acquisition costs	-	2,784	-
Proceeds from sale of assets	334	116	-
Capital expenditures	(1,130)	(371)	(521)
Payment of acquisition costs	-	(611)	-
Payments for location contracts	(276)	(321)	(618)
Increase in other assets	(43)	(332)	-
Net cash from investing activities	(1,115)	1,265	(1,139)

Cash flows from financing activities:
Proceeds from Senior Credit Facility	-	5,000	-
Payments on long-term debt	(6,544)	(3,750)	(941)
Payments on revolving line of credit	-	-	(159)
Principal payments under capital leases	(210)	(460)	(787)
Net cash from financing activities	(6,754)	790	(1,887)

Net increase (decrease) in cash and cash equivalents	921	1,521	(771)

Cash and cash equivalents, beginning of period	6,854	5,333	6,104
Cash and cash equivalents, end of period	$7,775	$6,854	$5,333

Supplemental Cash Flow Information
Interest Paid	$885	$1,441	$-

Non-cash investing and financing transactions:
PhoneTel Merger
Common stock and options issued	$-	$(8,043)	$-
Net assets acquired, net of cash and acquisition costs	-	4,159	-
Debt-for-equity exchange
Common stock issued	-	(13,702)	-
Issuance of Junior Credit Facility	-	(88,245)	-
Retirement of Old Credit Facility	-	237,255	-
Accrued interest - Old Credit Facility	-	45,704	-
Property and equipment acquired under capital leases	-	-	29

The accompanying notes are an integral part of these financial statements.

18

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Davel Communications, Inc. and subsidiaries, (the “Company” or “Davel”) was incorporated on June 9, 1998 under the laws of the State of Delaware. The Company is the largest domestic independent payphone service provider in the United States of America. The Company operates in a single business segment within the telecommunications industry, operating, servicing, and maintaining a system of approximately 47,000 payphones in 46 states and the District of Columbia. The Company’s headquarters is located in Cleveland, Ohio with field service offices in 17 geographically dispersed locations.

On July 24, 2002, the Company restructured its long-term debt by completing the debt-for-equity exchange described in Note 4. Immediately thereafter, on that same date, the Company and PhoneTel Technologies, Inc. (“PhoneTel”) completed the merger described in Note 5 (the “PhoneTel Merger”), which has been accounted for as a purchase business combination. Accordingly, the results of operations of PhoneTel are included in the accompanying financial statements since the date of acquisition.

2.  LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Excluding the gain on debt extinguishment of $181.0 million in 2002, the Company has incurred losses of approximately $46.2 million, $29.2 million and $43.4 million for the years ended December 31, 2003, 2002 and 2001, respectively. These losses were primarily attributable to increased competition from providers of wireless communication services and the impact on the Company’s revenue of certain regulatory changes. In addition, as of December 31, 2003, the Company had a working capital deficit of $8.2 million and its liabilities exceeded it assets by $102.5 million. Although the Company’s lenders have waived all defaults, the Company was not in compliance with certain financial covenants and did not make certain debt payments that were originally due under its Junior Credit Facility (see Note 10). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In July 2003, a special committee of independent members of the Company’s Board of Directors (the “Special Committee”) was formed to identify and evaluate the strategic and financial alternatives available to the Company to maximize value for the Company’s stakeholders. Thereafter, the Board of Directors appointed a new chief executive officer who has been actively engaged with management to improve the operating results of the Company. Significant elements of the plan executed or planned for 2003 and 2004 include (i) continuing cost savings and efficiencies resulting from the merger with PhoneTel discussed in Note 5, (ii) the continued removal of unprofitable payphones, (iii) reductions in telephone charges by changing to competitive local exchange carriers (“CLECs”) or other alternative carriers, (iv) the evaluation, sale or closure of unprofitable district operations, (v) outsourcing payphone collection, service and maintenance activities to reduce such costs, and (vi) the further curtailments of operating expenses. The Company is also working toward the implementation of new business initiatives and other strategic opportunities available to the Company.

As discussed in Note 10, the Company has been engaged in discussions with its Junior Lenders regarding the possibility of restructuring its outstanding debt. Any such restructuring could potentially include a debt-for-equity exchange that may substantially dilute the interests of the Company’s existing shareholders. There can be no assurance that the Company will be successful in negotiating a reduction in the outstanding balance of its Junior Credit Facility.

Notwithstanding these activities and plans, the Company may continue to face liquidity shortfalls and, as a result, might be required to dispose of assets to fund its operations or curtail its capital and other expenditures to meet its debt service and other obligations. There can be no assurances as to the Company’s ability to execute such dispositions, or the timing thereof, or the amount of proceeds that the Company could realize from such sales. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

19

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. While the Company places its cash and cash equivalents with quality financial institutions, balances may exceed amounts covered by FDIC insurance, with management’s approval. Cash and cash equivalents includes $1.0 million on deposit under an informal arrangement at a bank, which is collateral for letters of credit issued to suppliers.

Concentrations of Credit Risk

Trade accounts receivable are concentrated with companies in the telecommunications industry. Accordingly, the credit risk associated with the trade accounts receivable will fluctuate with the overall condition of the telecommunications industry. Other than the MCI/ WorldCom bankruptcy filing, discussed in Note 16, during all periods presented, credit losses were within management’s overall expectations.

Fair Value of Financial Instruments

Financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and long-term debt. The fair value of the financial instruments, other than long-term debt, approximates their respective carrying amounts. Fair value for all financial instruments other than long-term debt, for which no quoted market prices exist, were based on appropriate estimates. The fair value of the Company’s long-term debt is estimated based on market prices for similar issues or on the current interest rates offered to the Company for debt of the same remaining maturities. Based upon prevailing interest rates available to the Company for similar instruments, the fair value of long-term debt at December 31, 2003 is approximately $117.1 million, compared to its carrying value of $128.0 million on the same date.

Derivative Financial Instruments and Hedging Activities

The Company does not hold derivatives for trading purposes. In 2001, the Company held a derivative financial instrument, principally an interest rate collar contract, to hedge exposure to changes in interest rates on debt obligations. For the interest rate collar, the interest rate collar settlement differential is reflected as an adjustment to interest expense. Adoption of Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, on January 1, 2001, resulted in a cumulative after-tax increase in other comprehensive loss of $7,000 in 2001 and a decrease in other comprehensive loss of $7,000 in 2002. This interest rate collar agreement terminated in February 2002. The Company currently has no such financial instruments outstanding or under consideration and does not expect the adoption of this standard to effect the Company’s financial position or results of operations.

Property and Equipment

Property and equipment held and used in the Company’s operations is stated at cost and depreciation is provided over the estimated useful lives using the straight-line method. Installed payphones and related equipment includes installation costs, which are capitalized and amortized over the estimated useful lives of the equipment. The costs associated with normal maintenance, repair, and refurbishment of telephone equipment are charged to expense as incurred. The capitalized cost of equipment and vehicles under capital leases is amortized over the lesser of the lease term or the asset’s estimated useful life, and is included in depreciation and amortization expense in the consolidated statements of operations.

20

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Uninstalled payphone equipment consists of replacement payphones and related equipment and is carried at the lower of cost or fair value.

Location Contracts

Location contracts include acquisition costs allocated to location owner contracts and other costs associated with obtaining written and signed location contracts. These assets are amortized on a straight-line basis over their estimated useful lives based on contract terms (3 to 5 years). Amortization expense related to location contracts was $4.5 million, $4.1 million, and $1.2 million for the years ended December 31, 2003, 2002 and 2001 respectively. Accumulated amortization as of December 31, 2003 and 2002 was approximately $17.4 million and $7.7 million, respectively.

Goodwill

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142). Under SFAS No. 142, goodwill and certain other intangible assets with an indefinite life must be tested at least annually for impairment and can no longer be amortized. During 2002, the Company completed its initial evaluation of goodwill for impairment and recognized no impairment losses based upon a comparison of the carrying value of the Company’s net assets and the estimated enterprise value of the Company. In 2003, the Company completed its annual evaluation of goodwill for impairment and the balance was written-off. See “Impairments of Long-lived Assets and Goodwill,” below. Prior to 2002, goodwill was amortized on a straight-line basis over periods estimated to be benefited, generally 15 years. There was no amortization expense related to goodwill during the year ended December 31, 2001.

Impairments of Long-Lived Assets and Goodwill

The Company reviews long-lived assets to be held and used and goodwill for impairment whenever events or changes in circumstances indicate the asset may be impaired. As of June 30, 2003, the Company completed a review of the carrying values of its payphone assets, including Location Contracts and payphone equipment (collectively “Payphone Assets”). The review was performed during the second quarter when it became apparent to management that the effects of the continuing decline in payphone usage required reconsideration of the Company’s operating projections. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and SFAS No. 142, the Company compared the carrying value of its Payphone Assets in each of the Company’s operating districts to the estimated undiscounted future cash inflows over the remaining useful lives of the assets. The Company’s operating districts are the lowest operational level for which discernable cash flows are measurable. In certain operating districts, the carrying values of the Payphone Assets exceeded the estimated undiscounted cash inflows projected for the respective operating district. In these instances, the Company recorded an aggregate impairment loss of $9.7 million to reduce the carrying value of such assets to estimated fair value, less cost to sell. Fair value was determined based on the higher of the present value of discounted expected future cash flows or the estimated market value of the assets for each of the operating districts in which an impairment existed.

As of June 30, 2003, the carrying value of the Company’s net assets, after taking into account the impairment charges described above, exceeded the fair value of the Company, which amount was based upon the present value of expected future cash flows. In accordance with SFAS No. 142, the Company then calculated the implied value of goodwill based upon the difference between the fair value of the Company and the fair value of its net assets, excluding goodwill. Because the fair value of the Company’s net assets without goodwill exceeded the fair value of the Company, no implied value could be attributed to goodwill. As a result, the Company recorded a $17.5 million non-cash impairment loss in the second quarter of 2003 to write-off the carrying value of the goodwill.

21

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Asset impairment charges were as follows for the year ended December 31, 2003 (in thousands):

Payphone Assets	$9,686
Goodwill	17,455
Total impairment charges	$27,141

Management exercised considerable judgment to estimate undiscounted and discounted future cash flows. The amount of future cash flows the Company will ultimately realize remains under continuous review, but could differ materially from the amounts assumed in arriving at the impairment loss.

Revenue Recognition

The Company derives its revenues from two principal sources: coin calls and non-coin calls. Coin calls represent calls paid for by callers with coins deposited into the payphone. Coin call revenues are recorded in the amount of coins deposited in the payphones and in the period deposited. Revenue from non-coin calls, which includes dial-around compensation, as discussed in Note 15, and operator service revenue is recognized in the period in which the customer places the call.

Operator Service Revenue: Non-coin operator service calls are serviced by independent operator service providers. These carriers assume billing and collection responsibilities for operator-assisted calls originating on the Company’s payphone network and pay “commissions” to the Company based upon gross revenues. The Company recognizes operator service revenues in amounts equal to the commission that it is entitled to receive during the period the service is rendered.

Dial-around Revenue: The Company also recognizes non-coin dial-around revenues from calls that are dialed from its payphones to gain access to a long distance company or to make a traditional “toll free” call (dial-around calls). Revenues from dial-around calls are recognized based on estimates using the Company’s historical collection experience because a) the interexchange carriers (“IXCs”) have historically paid for fewer dial-around calls than are actually made (due to the reasons discussed in Note 15 to the financial statements) and b) the collection period for dial-around revenue may be as long as a year. Davel’s estimate of revenue is based on historical analyses of calls placed versus amounts collected. These studies are updated on a continuous basis. Recorded amounts are adjusted to actual amounts received and estimates are updated once the applicable dial-around compensation has been collected.

Regulated Rate Actions

The Federal Communications Commission (“FCC”) possesses the authority pursuant to the Telecommunications Act of 1996 (the “Telecom Act”) to effect rate actions related to dial-around compensation, including retroactive rate adjustments and refunds (See Note 15), and other telecommunication revenues and expenses. Rate adjustments arising from FCC rate actions that require refunds to dial-around carriers are recorded in the first period that they become both probable of payment and estimable in amount. Rate adjustments that result in payments to the Company by dial-around or other carriers are recorded when received.

Telephone Charges

Telephone charges consist of payments made to local exchange carriers (“LECs”) and IXCs for local and long-distance line and transmission services. In 2003, 2002 and 2001, the Company recognized $0.8 million, $7.1 million and $1.9 million of refunds of prior period telephone charges, respectively, relating to the recently adopted “New Services Test” in certain states. Under the Telecom Act and related FCC Rules, LECs are required to make access lines that are provided for their own payphones equally available to independent payphone providers to ensure that the cost to payphone providers for obtaining local lines and service met the FCCs new services test guidelines. Such guidelines require LECs to price payphone access lines at the direct cost to the LEC plus a reasonable allocation of overhead. Refunds pursuant to the “New Services Test” are recorded as reductions in telephone charges in the Company’s consolidated statements of operations.

22

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates for the periods such taxes are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is deemed more likely than not that the asset will not be utilized.

Stock-based compensation

The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”) whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted. The Company has adopted the disclosure provisions of Financial Accounting Standard No. 123 — Accounting for Stock-Based Compensation (“SFAS No. 123”), which requires disclosure of compensation expense that would have been recognized if the fair-value based method of determining compensation had been used for all arrangements under which employees receive shares of stock or equity instruments. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by SFAS No. 123.

The following table reflects supplemental financial information related to stock-based employee compensation, as required by SFAS No. 148 (See “Recent Accounting Pronouncements”, below; in thousands, except per share amounts):

	2003	2002	2001

Net income (loss), as reported	$(46,191)	$151,751	$(43,414)
Net income (loss) per share, as reported	(0.08)	0.56	(3.89)
Stock-based employee compensation costs used in the determination of net income (loss)	—	—	—
Stock-based employee compensation costs that would have been included in the determination of net income (loss) if the fair value method had been applied to all awards	—	(767)	(1,659)
Unaudited pro forma net income (loss), as if the fair value method had been applied to all awards	(46,191)	150,984	(45,073)
Unaudited pro forma net income (loss) per share, as if the fair value method had been applied to all awards	(0.08)	0.55	(4.04)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates, among others, include amounts relating to the carrying value of the Company’s accounts receivable and payphone location contracts and the related revenues and expenses applicable to dial-around compensation and asset impairment. Actual results could differ from those estimates.

23

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
Recent Accounting Pronouncements

During December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”. Statement No. 148 establishes standards for two alternative methods of transition to the fair value method of accounting for stock-based employee compensation of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 148 also amends and augments the disclosure provisions of SFAS No. 123 and APB No. 28, “Interim Financial Reporting”, to require disclosure in the summary of significant accounting policies for all companies of the effects of an entity’s accounting policy with respect to stock based employee compensation on reported net income and earnings per share in annual and interim financial statements. The transitions standards and disclosure requirements of SFAS No. 148 are effective for fiscal years and interim periods ending after December 15, 2002.

SFAS No. 148 does not require the Company to transition from the intrinsic value approach provided in APB Opinion No. 25, “Accounting for Employee Stock Based Compensation”. In addition, the Company does not currently plan to transition to the fair value approach in SFAS No. 123. However, the Company has adopted the additional disclosure requirements of SFAS No. 148 in this annual report.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“Interpretation No. 45”). Under Interpretation No. 45, guarantees, contracts and indemnification agreements are required to be initially recorded at fair value. Current practice provides for the recognition of a liability only when a loss is probable and reasonably estimable, as those terms are defined under SFAS No. 5, “Accounting for Contingencies”. In addition, Interpretation No. 45 requires significant new disclosures for all guarantees even if the likelihood of the guarantor’s having to make payments under the guarantee is remote. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees, contracts or indemnification agreements issued or modified after December 31, 2002.

The Company currently has no guarantees, contracts or indemnification agreements that would require fair value treatment under the new standard. The Company’s current policy is to disclose all material guarantees and contingent arrangements, similar to the disclosure requirements of Interpretation No. 45, which provide for disclosure of the approximate term, nature of guarantee, maximum potential amount of exposure, and the nature of recourse provisions and collateral.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement is generally effective for contracts entered into or modified after June 30, 2003. The Company currently has no such financial instruments outstanding or under consideration and does not expect the adoption of this standard to effect the Company’s financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company currently has no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN No. 46”). This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and, for interim periods beginning after December 15, 2003, for interests acquired prior to February 1, 2003. The Company does not currently have relationships with entities meeting the criteria set forth in FIN No. 46 and is not required to include any such entities in its consolidated financial statements pursuant to the provisions of FIN No. 46.

24

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Reclassification

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

4. DEBT RESTRUCTURING

On July 24, 2002 (the “closing date”), immediately prior to the merger discussed in Note 5, the existing PhoneTel junior lenders exchanged an amount of indebtedness that reduced the junior indebtedness of PhoneTel to $36.5 million for 112,246,511 shares of PhoneTel common stock, which was subsequently exchanged for 204,659,064 shares of the Company in the PhoneTel Merger. Also, on this date, the existing Davel junior lenders exchanged $237.2 million of outstanding indebtedness and $45.7 million of related accrued interest for 380,612,730 shares of common stock (with a value of $13.7 million, based upon market prices around the closing date), which reduced Davel’s junior indebtedness to $63.5 million. Upon completion of the debt exchanges, Davel and PhoneTel amended, restated and consolidated their respective junior credit facilities into a combined restructured junior credit facility with a principal balance, excluding fees, of $100.0 million (the “Junior Credit Facility”) due December 31, 2005 (the “maturity date”).

Davel has accounted for its debt-for-equity exchange as a troubled debt restructuring. Accordingly, the Company has recognized a gain on extinguishment of the old debt based upon the difference between the carrying value of its old credit facility (including accrued interest) and the amount of the equity interest and new debt, including interest, issued by Davel to its lenders. The gain on debt extinguishment, included in other income (expense) in the accompanying consolidated statements of operations, is as follows (in thousands):

Old Credit Facility: Principal balance	$237,255
Accrued interest	45,704
Carrying value	282,959
Common stock issued (380,612,730 shares at $0.036)	(13,702)
Principal balance of new debt	(63,500)
Interest, costs and fees on new debt (payable through maturity)	(24,780)
Gain on debt extinguishment	$180,977

Following the PhoneTel Merger and the debt exchanges, the combined junior indebtedness of the Company has a face value of $101.0 million, which amount may be prepaid without penalty. However, for accounting and reporting purposes, with respect to Davel’s portion of the debt exchange, all future cash payments under the modified terms will be accounted for as reductions of indebtedness and no interest expense will be recognized for any period between the closing date and the maturity date.

In addition, the remaining amounts payable with respect to the PhoneTel portion has been recorded at the net present value of such payments in accordance with the purchase method of accounting. Interest expense is recognized on the PhoneTel portion of the restructured debt over the term of the debt using the interest method of accounting at a fair market rate of 15%.

Following the exchange and the merger, the creditors of the Company in the aggregate own 95.2% of the outstanding common stock of the Company.

25

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

5. ACQUISITION

On July 24, 2002, a wholly owned subsidiary of Davel merged with and into PhoneTel pursuant to the Agreement and Plan of Reorganization and Merger, dated February 19, 2002, between the Company and PhoneTel and its subsidiary. PhoneTel was a payphone service provider, based in Cleveland, Ohio, that operated an installed base of approximately 28,000 payphones in 45 states and the District of Columbia. Management believes the PhoneTel Merger has and will continue to result in the expansion of its market presence and further reduce its operating costs by leveraging the combined infrastructure. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, the results of operations of PhoneTel are included in the accompanying financial statements since the date of acquisition.

In connection with the PhoneTel Merger, 100% of the voting shares in PhoneTel were acquired and each share of common stock of PhoneTel was converted into 1.8233 shares of common stock of the Company, or an aggregate of 223,236,793 shares with a fair value of approximately $8.0 million. The fair value of the Davel common stock was derived using an average market price per share of Davel common stock of $0.036, which was based on an average of the closing prices for a range of trading days (July 19, 2002 through July 29, 2002) around the closing date of the acquisition. In addition 1,077,024 warrants and 339,000 options of PhoneTel were converted into 1,963,738 warrants and 618,107 stock options of the Company, respectively, with an aggregate value of $6,000. The warrants subsequently expired by their terms in November 2002. Direct costs and expenses of the merger amounted to $1.1 million and were included in the purchase price.

In accordance with SFAS No. 141, Davel allocated the purchase price of PhoneTel to tangible assets and liabilities and identifiable intangible assets acquired based on their estimated fair values at the time of the PhoneTel Merger. The excess of the purchase price over those fair values was recorded as goodwill. The fair value assigned to intangible assets acquired was based upon estimates and assumptions of management. The goodwill recorded is not expected to be deductible for income tax purposes. In accordance with SFAS No. 142, the goodwill acquired has not been amortized but was reviewed annually for impairment. The first impairment review was completed as of September 30, 2002 and no impairment was present. The Company subsequently reviewed goodwill for impairment and wrote-off the carrying value (see Note 3). Purchased intangibles are amortized on a straight-line basis over their respective useful lives.

The PhoneTel Merger has been accounted for as a purchase business combination and the purchase price has been allocated as follows (in thousands):

Cash and cash equivalents	$3,884
Accounts receivable	4,612
Other current assets	1,552
Property and equipment	11,347
Intangible assets (location contracts)	19,821
Goodwill	17,455
Other assets	765
Assets acquired	59,436
Accounts payable and other accrued expenses	(9,238)
Accrued commissions payable	(3,367)
Senior credit facility (See Note 10)	(4,583)
Junior credit facility (See Note 10)	(32,206)
Other long-term debt (See Note 10)	(928)
Liabilities assumed	(50,322)
Net assets acquired	$9,114

Amortizable intangible assets

Of the total purchase price, $19.8 million has been allocated to amortizable intangible assets for commission agreements with owners of facilities where the Company’s payphones are located (“Location Contracts”). The Company is amortizing the fair value of these assets over the weighted average estimated remaining term of these contracts, including certain renewals, of approximately 5 years (see Note 3 for Asset Impairment Charges).

26

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Unaudited pro forma results

The following unaudited pro forma financial information (in thousands of dollars, except for per share amounts) gives effect to the PhoneTel Merger and the debt exchanges described in Note 4 and above as if they had occurred at the beginning of the periods presented. Pro forma financial information is not intended to be indicative of the results of operations that the Company would have reported had the transactions been consummated as of the beginning of the respective periods.

	Unaudited Pro Forma Information For the Years Ended December 31
	2002	2001

Revenue	$100,382	$135,589
Loss from operations before gain on debt extinguishment	(31,490)	(35,866)
Gain on debt extinguishment	171,480	169,244
Net income	$139,990	$133,378
Net income per common share, basic and diluted:	$0.23	$0.22

Exit and disposal activities

In connection with the PhoneTel Merger, the Company terminated its Tampa, FL headquarters facility lease, abandoned or disposed of certain furniture, fixtures and leasehold improvements and incurred severance costs related to terminated employees. Exit activities related to the Company’s Tampa headquarters were expensed as incurred or as otherwise provided in SFAS No. 146, “Accounting Costs Associated with Exit or Disposal Activities”. Substantially all exit activities relating to the former Tampa headquarters were completed prior to December 31, 2002. The following table reflects the components of exit and disposal activities shown as a separate line item in the Company’s consolidated statements of operations (in thousands):

Abandonment or disposals of property and equipment	$1,308
Lease termination	600
Employee severance	667
Other merger related expenses	344
$2,919

The Company also began to outsource the assembly and repair of its payphone equipment and closed its warehouse and repair facility in Tampa, Florida that was previously utilized for such purpose. The Company incurred a loss from exit and disposal activities relating to this facility of approximately $0.3 million in the first quarter of 2003. In the fourth quarter of 2003, the Company outsourced the collection, service and maintenance of its payphones in the western region of the United States to reduce the cost servicing its geographically disbursed payphones in this area. The Company closed eleven district offices and incurred a loss from exit and disposal activities of approximately $0.5 million relating to these facilities. Subsequent to December 31, 2003, the Company outsourced the servicing of additional payphones and closed three additional district offices in Texas to further reduce its operating costs.

27

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
6. ALLOWANCE FOR DOUBTFUL ACCOUNTS

Activity in the allowance for doubtful accounts is summarized as follows for the years ended December 31 (in thousands):

	2003	2002	2001

Balance, at beginning of period	$1,870	$—	$1,515
Charged to revenue or expense	156	1,241	—
PhoneTel acquisition	—	629	—
Uncollected balances written off, net of recoveries	(2,026)	—	(1,515)
Balance, at end of period	$—	$1,870	$—

On July 21, 2002, WorldCom, Inc. and its subsidiary MCI, both of whom are major payors of dial-around revenue to the Company, filed for protection under Chapter 11 of the United States Bankruptcy Code. As a result of this filing, the Company increased its allowance for doubtful accounts and reduced its accrual of dial-around revenues for the second quarter of 2002 by $0.9 million from the amount it would have normally accrued, as the bankruptcy impaired the Company’s ability to receive pre-petition dial-around payments for the quarter from WorldCom. In addition, approximately $0.6 million of the addition to the allowance for doubtful accounts relating to the PhoneTel acquisition relates to PhoneTel’s dial-around receivable from WorldCom at the date of acquisition. The Company does not believe that the WorldCom bankruptcy filing has materially impaired or will materially impair the Company’s ability to continue to collect dial-around payments from WorldCom post-petition. For post-petition periods, the Company has resumed its normal accrual of dial-around revenue attributable to WorldCom. On March 10, 2003, the Company sold a portion of its WorldCom bankruptcy claim and recovered a portion of the pre-petition revenues from dial-around compensation (see Note 16).

During 2003 and 2001, the Company evaluated the allowance for doubtful accounts and determined that certain amounts related to dial-around revenue were uncollectible, and accordingly these amounts were written off against the allowance for doubtful accounts.

7. PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows at December 31, 2003 and 2002 (in thousands):

	Estimated Useful Life in Years	2003	2002

Installed payphones and related equipment	5-10	$99,373	$113,125
Furniture, fixtures and office equipment	5-7	1,703	1,566
Vehicles, equipment under capital leases and other equipment	4-10	2,001	2,014
Leasehold improvements	3-5	490	334
		103,567	117,039
Less — Accumulated depreciation		(86,588)	(82,738)
		16,979	34,301
Uninstalled payphone equipment		5,899	7,554
Net property and equipment		$22,878	$41,855

Depreciation expense was $16.8 million, $16.0 million and $17.7million for the years ended December 31, 2003, 2002 and 2001, respectively.

28

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

8. OTHER ASSETS

Other assets, net of accumulated amortization, consist of the following at December 31, 2003 and 2002 (in thousands):

	2003	2002

Non-compete agreements	$211	$356
Deposits	1,742	1,786
Other	73	174
	$2,026	$2,316

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at December 31, 2003 and 2002 (in thousands):

	2003	2002

Accounts payable	$1,617	$2,216
Taxes payable	4,614	4,757
Deferred revenue	38	188
Accrued telephone bills	3,165	7,387
Accrued compensation	1,004	1,282
Other	5,409	5,432
	$15,847	$21,262

10. LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

Following is a summary of long-term debt and obligations under capital leases as of December 31, 2003 and 2002 (in thousands):

	2003	2002
Junior Credit Facility, due December 31, 2005:
Term Note A, ($50,000 face value) plus unamortized premium, discount and capitalized interest of $11,644 at December 31, 2003	$61,644	$59,869
Term Note B, ($51,000 face value) plus unamortized premium, discount and capitalized interest of $14,077 at December 31, 2003	65,077	62,681
Senior Credit Facility, originally due in monthly installments of $833.3 plus interest at 15% through June 30, 2003	—	5,833
Note Payable, ($1,233 face value) due November 16, 2004	1,137	987
Capital lease obligations with various interest rates and maturity dates through 2005	98	308
	127,956	129,678
Less — Current maturities	(1,994)	(11,449)
	$125,962	$118,229

Maturities of long-term debt during each of the next two years consist of (amounts in thousands): $1,994 in 2004 and $125,962 in 2005.

Junior Credit Facility

On July 24, 2002, immediately prior to the PhoneTel Merger, Davel and PhoneTel amended, restated and consolidated their respective junior credit facilities. The combined restructured Junior Credit Facility of $101.0 million due December 31, 2005 (the “maturity date”) consists of: (i) a $50.0 million cash-pay term loan (“Term Note A”) with interest payable in kind monthly through June 30, 2003, and thereafter to be paid monthly in cash from a required payment of $1.25 million commencing on August 1, 2003, with such monthly payment increasing to $1.5 million beginning January 1, 2005, and the unpaid balance to be repaid in full on the maturity date; and (ii) a $51.0 million payment-in-kind term loan (the “PIK term loan” or “Term Note B”) to be repaid in full on the maturity date. Amounts outstanding under the term loans accrue interest from and after the closing date at the rate of ten percent (10%) per annum. Interest on the PIK term loan accrues from the closing date and will be payable in kind. All interest payable in kind is added to the principal amount of the respective term loan on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest upon such amounts). During the years ended December 31, 2003 and 2002, approximately $11.3 million and $4.6 million of interest, respectively, was added to the principal balances as a result of the deferred payment terms. Upon the occurrence and during the continuation of an event of default, interest, at the option of the holders, accrues at the rate of 14% per annum.

29

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
As discussed in Note 4, the Company has accounted for the debt exchange as a troubled debt restructuring and recorded a $181.0 million gain relating to the extinguishments of its Old Credit Facility and the issuance of additional common stock to the creditors. For accounting and reporting purposes, with respect to Davel’s portion of the new Junior Credit Facility ($64.1 million), all cash payments under the modified terms will be accounted for as reductions of indebtedness, and no interest expense will be recognized for any period between the closing date and the maturity date as it relates to that portion. In addition, amounts payable with respect to the PhoneTel portion of the new Junior Credit Facility ($36.9 million) have been recorded at the net present value of such payments in accordance with the purchase method of accounting. Interest expense is recognized on the PhoneTel portion of the restructured debt over the term of the debt using the interest method of accounting at a fair market rate of 15%. The following tabular presentation summarizes the establishment and current carrying value of the Junior Credit Facility (amounts in thousands):

	Davel	PhoneTel	Total
Face value of credit facilities	$64,135	$36,865	$101,000
Premium: interest capitalization in 2002	24,122	—	24,122
Discount: present value of acquired debt in 2002	—	(4,658)	(4,658)
Subtotal	88,257	32,207	120,464

Payment-in-kind interest in 2002	2,928	1,693	4,621
Amortization of premiums and discounts in 2002	(2,982)	447	(2,535)
Carrying value on December 31, 2002	88,203	34,347	122,550

Payment-in-kind interest in 2003	7,165	4,118	11,283
Principal and interest payments in 2003	(709)	(408)	(1,117)
Amortization of premiums and discounts in 2003	(7,247)	1,252	(5,995)
Carrying value on December 31, 2003	$87,412	$39,309	$126,721

The Junior Credit Agreement is secured by substantially all assets of the Company and was subordinate in right of payment to the Senior Credit Facility. The Junior Credit Facility also provides for the payment of a 1% loan fee, payment of a $30,000 monthly administrative fee to Wells Fargo Foothill, Inc., as Agent for the Junior Lenders, and advanced payments of principal from excess cash flow and certain types of cash receipts. The Junior Credit Facility includes covenants that require the Company to maintain a minimum level of combined earnings (EBITDA and Adjusted EBITDA, as defined in the Junior Credit Facility) and limits the incurrance of cash and capital expenditures, the payment of dividends and certain asset disposals.

The Company was not in compliance with certain financial covenants under its Senior Credit Facility and, as a result, was in default under its Junior Credit Facility from August 31, 2002 through January 31, 2003. In addition, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA financial covenants under the Junior Credit Agreement at December 31, 2002. On March 31, 2003, the Company executed an amendment to its Junior Credit Facility (the “First Amendment”) that reduced the minimum amount of EBITDA and Adjusted EBITDA that the Company was required to maintain through December 31, 2003 and waived all defaults through the date of the amendment. It also amended the timing and amount of individual payments (but not the aggregate amount) due under Junior Credit Facility during 2003 to coincide with the anticipated early retirement of the Senior Credit Facility resulting from the prepayment described below. Under the First Amendment, the Company was required to make monthly payments of $1,041,667 from July 1 through December 1, 2003. Payments due after December 31, 2003 were not affected by the First Amendment.

30

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Notwithstanding the March 31, 2003 Amendment and waiver, the Company was not in compliance with the new minimum Adjusted EBITDA covenant under the Junior Credit Agreement, as amended, as of June 30 and September 30, 2003. In addition, the Company did not make the $1,041,667 monthly payments that were due on August 1, 2003 through November 1, 2003 and only made a partial payment ($100,000) toward the monthly payment of $1,041,667 that was due on July 1, 2003. On November 11, 2003 the Company executed an agreement with its Junior Lenders (the “Forbearance Agreement”) that granted forbearance with respect to defaults and cash payments due under the terms of the Junior Credit Facility through January 30, 2004. Under the Forbearance Agreement, the Company was required to make a $600,000 cash payment to be applied against interest due under the Junior Credit Facility and to make additional interest payments of $100,000 on December 1, 2003 and January 1, 2004, which payments were made by the Company.

At December 31, 2003, the Company was not in compliance with the minimum Adjusted EBITDA covenant under the Junior Credit Agreement and was in default under this agreement. On February 24, 2004, the Company executed an amendment (the “Second Amendment”) that waived all defaults through the date of the amendment, reduces the minimum amount of EBITDA and Adjusted EBITDA that the Company is required to maintain through December 31, 2004, and provides for the negotiation of revised quarterly covenant levels for EBITDA and Adjusted EBITDA in 2005. Beginning December 1, 2003, the Second Amendment reduces the minimum payments due under the Junior Credit Facility to $100,000 per month plus the monthly Agent fee through the maturity date on December 31, 2005. The Company is also required to make additional payments equal to 100% of any “Regulatory Receipts” received by the Company (prior year end user common line charge and new services test refunds from LECs and net dial-around true-up refunds from long-distance carriers, as defined in the agreement).

The Company has been engaged in discussions with its Junior Lenders regarding the possibility of restructuring the debt outstanding under the Junior Credit Facility. Any such restructuring could potentially include a debt-for-equity exchange that may substantially dilute the interests of the Company’s existing shareholders. There can be no assurance that the Company will be successful in negotiating a reduction in the outstanding balance of its Junior Credit Facility.

Senior Credit Facility

Effective as of February 19, 2002, Madeleine L.L.C. and ARK CLO 2000-1, Limited (the “Senior Lenders”) entered into a credit agreement (the “Senior Credit Facility”) with Davel Financing Company, L.L.C., PhoneTel and Cherokee Communications, Inc., a wholly owned subsidiary of PhoneTel. On that date, the existing junior lenders of the Company and PhoneTel also agreed to a substantial debt-for-equity exchange with respect to their outstanding indebtedness (see Note 4). The Senior Credit Facility provided for a combined $10 million line of credit which the Company and PhoneTel shared $5 million each. The Company and PhoneTel each borrowed the amounts available under their respective lines of credit on February 20, 2002, which amounts were used to pay merger related expenses and accounts payable. Davel and PhoneTel agreed to remain jointly and severally liable for all amounts due under the Senior Credit Facility.

Interest on the funds loaned pursuant to the Senior Credit Facility accrued at the rate of fifteen percent (15%) per annum and was payable monthly in arrears. A principal amortization payment in the amount of $833,333 was due on the last day of each month, beginning July 31, 2002 and ending on the maturity date of June 30, 2003. On May 2, 2003, the Company paid the remaining balance, including interest, due under the Senior Credit Facility.

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DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Note Payable

In connection with the PhoneTel Merger, the Company assumed a $1.1 million note payable to Cerberus Partners, L.P. that provides for payment of principal, together with deferred interest at 5% per annum, on November 16, 2004. Cerberus Partners, L.P. and its affiliates are also lenders under the Senior and Junior Credit Facilities and a major shareholder of the Company. The note is secured by substantially all of the assets of PhoneTel and is subordinate in right of payment to the Company’s Junior Credit Facility. The note has been recorded at the net present value of the note, including capitalized interest, in accordance with the purchase method of accounting. Interest expense is recognized over the term of the note using the interest method of accounting at a fair market rate of 15%. The note also includes a cross default provision that permits the holder to declare the note immediately due and payable if payments due under the Junior Credit Facility are accelerated as a result of default.

Old Credit Facility

In connection with the merger with Peoples Telephone Company in 1998, the Company entered into a secured credit facility (“Old Credit Facility”) with Bank of America, formerly known as NationsBank, N.A. (the original “Administrative Agent”), and the other lenders named therein. Effective March 23, 2001, PNC Bank, National Association became the Administrative Agent. The Old Credit Facility originally provided for borrowings by the Company’s wholly owned subsidiary, Davel Financing Company, L.L.C., from time to time of up to $245.0 million, including a $45 million revolving facility, for working capital and other corporate purposes.

The Company’s borrowings under the original Old Credit Facility bore interest at a floating rate and could be maintained as Base Rate Loans (as defined in the Old Credit Facility, as amended) or, at the Company’s option, as Eurodollar Loans (as defined in the Old Credit Facility, as amended). Base Rate Loans bore interest at the Base Rate (defined as the higher of (i) the applicable prime lending rate of Bank of America or (ii) the Federal Reserve reported certificate of deposit rate plus 1%). Eurodollar Loans bore interest at the Eurodollar Rate (as defined in the Old Credit Facility, as amended). On July 24, 2002, the Old Credit Facility was restructured in connection with the debt-for-equity exchange and Junior Credit Facility described above.

11. LEASE COMMITMENTS

The Company conducts a portion of its operations in leased facilities under noncancellable operating leases expiring at various dates through 2008. Some of the operating leases provide that the Company pay taxes, maintenance, insurance and other occupancy expenses applicable to leased premises. The Company also maintains certain equipment under noncancellable capital leases expiring at various dates through 2005.

The annual minimum rental commitments under operating and capital leases are as follows (in thousands):

Year ended December 31:	Operating	Capital	Total
2004	$832	$95	$927
2005	517	3	520
2006	327	—	327
2007	213	—	213
2008	133	—	133
	$2,022	98	$2,120
Less current capital lease obligations		(95)
Long-term capital lease obligations		$3

Rent expense for operating leases for the years ended December 31, 2003, 2002, and 2001 was $1,856,000, $2,062,000, and $2,640,000, respectively.

32

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

12. INCOME TAXES

No provision for income taxes was required and no income taxes were paid for the years ended December 31, 2003, 2002 and 2001 because of operating losses generated by the Company. In 2002, the Company had a taxable loss of approximately $17.9 million as a result of the Federal tax exclusion relating to the gain on debt extinguishment recognized in connection with the debt-for-equity exchange described in Note 4. Under Section 108 of the Internal Revenue Code (“IRC”), special tax rules apply to cancellation of indebtedness income (“COD Income”) for companies that are insolvent (as defined in the IRC) immediately prior to the discharge of indebtedness. COD Income of $181.0 million is excluded from taxable income but must be applied to reduce the 2002 taxable loss, tax net operating loss carryforwards, and other tax attributes.

A reconciliation of federal statutory income taxes to the Company’s effective tax provision is as follows (in thousands):

	2003	2002	2001
Provision for federal income tax at the statutory rate (35%)	$(16,167)	$51,595	$(14,761)
State income taxes net of federal benefit	(1,022)	5,509	(1,560)
Change in deferred tax asset valuation allowance, net of amounts relating to the PhoneTel acquisition in 2002	6,696	(57,577)	15,107
Write-off of Goodwill	6,109	—	—
Other, net	4,384	473	1,214
Income tax provision (benefit)	$—	$—	$—

The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows (in thousands):

	2003	2002
Deferred Tax Assets:
Net operating loss carryforward	$38,592	$29,549
Capital loss carryforward	550	550
Amortization of location contracts and goodwill	11,236	16,925
Alternative minimum tax credit carryforward	192	192
Impairment charge	21,497	17,852
Investment write-off	9,033	9,033
Allowance for doubtful accounts	—	704
Unamortized debt premium, net	4,073	6,295
Other	1,672	1,756
Total deferred tax assets	86,845	82,856
Valuation allowance	(75,219)	(68,523)
Net deferred tax assets	11,626	14,333
Deferred Tax Liabilities:
Depreciation	(11,626)	(14,333)
Total deferred tax liabilities	(11,626)	(14,333)
Net deferred tax liability	$—	$—

Realization of deferred tax assets is dependent upon sufficient future taxable income during the periods that temporary differences and carryforwards are expected to be available to reduce taxable income. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of its operating loss and capital loss carryforwards.

At December 31, 2003, the Company had tax net operating loss carryforwards of approximately $180.2 million, including $22.2 million of loss carryforwards relating to PhoneTel, that expire in various amounts in the years 2004 to 2021. Following the debt-for-equity exchange described in Note 4, utilization of net operating loss carryforwards incurred prior to 2002 are subject to an annual limitation of approximately $2.9 million for Davel and $1.7 million for PhoneTel under the rules of IRC Section 382. Under IRC Section 382, the maximum amount of pre-2002 net operating losses that can be utilized by the Company during the loss carryforward period is limited to approximately $77.2 million. The Company’s deferred tax asset of $38.6 million is based upon this limitation. The tax net operating loss carryforwards of PhoneTel can only be utilized against future taxable income of PhoneTel, if any, determined as if this acquired company continued to file a separate income tax return.

33

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company’s aggregate net operating loss carryforward includes a $25.4 million tax loss in 2003 which is not subject to the limitations described above. Together with the prior losses, the maximum amount of net operating loss carry forwards that can be utilized in the future is limited to $102.6 million.

13. CAPITAL STOCK TRANSACTIONS

Preferred Stock

The Company’s certificate of incorporation authorizes 1,000,000 shares of preferred stock, par value $.01 per share. The Company does not have any immediate plans to issue any shares of preferred stock.

Common Stock

On July 11, 2002, the Company received shareholder approval to increase the number of authorized shares of common stock, $0.01 par value, from 50,000,000 to 1,000,000,000 shares to effect the debt-for-equity exchange and the PhoneTel Merger described in Notes 4 and 5.

Stock Options and Warrants

On October 4, 2000, the board of directors approved the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan (the “Plan”). The Plan was approved by the Company’s stockholders at its 2000 Annual Meeting on November 2, 2000. The Plan provides for the grants of stock options, stock appreciation rights, restricted stock, performance awards and any combination of the foregoing to employees, officers and directors of, and certain other individuals who perform significant services for the Company and its subsidiaries. On February 11, 2002, the Plan was amended to increase the number of shares of common stock available for issuance pursuant to the Plan from 1,000,000 to 26,780,208 shares to allow the Company to grant equity based compensation to employees of the Company after the PhoneTel Merger. The maximum number of stock options granted to any individual in any fiscal year cannot exceed 10% of the authorized shares.

On January 10, 2002, the Company granted options to purchase 72,000 shares of Common Stock, valued at $2,000, to its Directors. In addition, the outstanding options and warrants of PhoneTel were converted into 618,107 stock options and 1,963,738 warrants of the Company with an aggregate value of $6,000. All of the warrants expired unexercised on November 19, 2002. No shares or options were issued under the Plan during the years ended December 31, 2001 or 2003.

At December 31, 2003, approximately 26,708,208 shares of Common Stock were reserved for issuance pursuant to the Plan. If all shares reserved under the Plan were issued pursuant to stock options, such shares would constitute 4% of the outstanding common stock of the Company. No awards have been granted under the Plan since January 10, 2002. The Company also had 64,624 warrants to purchase Common Stock outstanding at December 31, 2003, all of which were exercisable.

The Company has several pre-existing stock option plans under which options to acquire up to 2,948,615 shares were available to be granted to directors, officers and certain employees of the Company, including the stock option plans acquired in the PhoneTel and Peoples Telephone Mergers. Vesting periods for options issued under these plans range from immediate vesting up to 10 years and generally expire after 5 to 10 years. The plans also provide for the issuance of restricted common stock. In 2003, 2002, and 2001, no shares of restricted stock were issued. The Company’s policy is to record compensation based on the fair market value of the Company’s Common Stock on the day the restricted shares are granted. This compensation expense is recorded ratably over the vesting period of the restricted stock.

34

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The exercise price of options generally equals the market price of the Company’s stock on the date of grant. Accordingly, no compensation cost has been recognized for options granted to employees under the plans. See Note 3 for the effect on net income (loss) and related per share amounts had compensation cost for the plans been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, “Accounting for Stock-Based Compensation”.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing method with the following weighted-average assumptions used for grants in 2002: dividend yield of 0%; expected volatility of 275.0%, risk-free interest rates of 2.0%, and expected life of approximately five years.

A summary of the status of the Company’s stock option plans as of December 31 and changes during the years ending on those dates is presented below (shares in thousands):

	2003		2002		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,174	$4.45	835	$12.55	1,405	$11.55
Granted	—	—	690	0.54	—	—
Expired	(211)	7.89	(351)	16.03	(219)	14.88
Cancelled	(195)	0.75	—	—	(351)	7.07
Outstanding at end of year	768	4.44	1,174	4.45	835	12.55
Options exercisable at end of year	768	4.44	1,174	4.45	829	12.60
Weighted-average fair value of options granted during the year		$—		$0.03		$—

The following information applies to options outstanding at December 31, 2003:

Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2003	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2003	Weighted Average Exercise Price

$0.03 to $0.078	132,000	2.5	$0.052	132,000	$0.052
0.85 to 0.86	176,867	1.2	0.86	176,867	0.86
3.88 to 6.50	409,300	0.7	5.88	409,300	5.88
10.38 to 30.85	49,355	3.4	16.99	49,355	16.99
	767,522		4.44	767,522	4.44

14. EARNINGS PER SHARE

In accordance with SFAS No. 128 “Earnings Per Share”, basic earnings per share amounts are computed by dividing income or loss applicable to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings per share amounts are determined in the same manner as basic earnings per share except the number of shares is increased assuming exercise of stock options and warrants using the treasury stock method. In addition, income or loss applicable to common shareholders is not adjusted for dividends and other transactions relating to preferred shares for which conversion is assumed. For the year ended December 31, 2002, the number of additional shares from the assumed exercise of dilutive stock options under the treasury stock method was not significant and diluted earnings per share amounts are the same as basic earnings per share. For the years ended December 31, 2001 and 2003, diluted earnings per share amounts are the same as basic earnings per share because the Company has a net loss and the impact of the assumed exercise of the stock options and warrants is not dilutive. The number of shares of Common Stock relating to stock options and warrants that could potentially dilute basic earnings per share in the future that were not included in the computation of diluted earnings per share were 832,146, 1,310,524, and 1,134,513 shares for the years ended December 31, 2003, 2002 and 2001, respectively.

35

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
15. DIAL-AROUND COMPENSATION

On September 20, 1996, the Federal Communications Commission (FCC) adopted rules in a docket entitled In the Matter of Implementation of the Payphone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, FCC 96-388 (the “1996 Payphone Order”), implementing the payphone provisions of Section 276 of the Telecom Act. The 1996 Payphone Order, which became effective November 7, 1996, mandated dial-around compensation for both access code calls and 800 subscriber calls. Several parties filed petitions for judicial review of certain of the FCC regulations including the dial-around compensation rate. On July 1, 1997, the U.S. Court of Appeals for the District of Columbia Circuit (the “Court”) responded to appeals related to the 1996 Payphone Order by remanding certain issues to the FCC for reconsideration. The Court remanded the issue to the FCC for further consideration, and clarified on September 16, 1997, that it had vacated certain portions of the FCC’s 1996 Payphone Order, including the dial-around compensation rate.

On October 9, 1997, the FCC adopted and released its Second Report and Order in the same docket, FCC 97-371 (the “1997 Payphone Order”). This order addressed the per-call compensation rate for 800 subscriber and access code calls that originate from payphones in light of the decision of the Court which vacated and remanded certain portions of the FCC’s 1996 Payphone Order. The FCC concluded that the rate for per-call compensation for 800 subscriber and access code calls from payphones was the deregulated local coin rate adjusted for certain cost differences. Accordingly, the FCC established a rate of $0.284 ($0.35 - $0.066) per call for the first two years of per-call compensation (October 7, 1997, through October 6, 1999). The interexchange carriers (“IXCs”) were required to pay this per-call amount to payphone service providers (“PSPs”), including the Company, beginning October 7, 1997. Based on the FCC’s tentative conclusion in the 1997 Payphone Order, the Company during 1997 adjusted the amounts of dial-around compensation previously recorded related to the period November 7, 1996 to June 30, 1997 from the initial $45.85 rate to $37.20 ($0.284 per call multiplied by 131 calls).

On March 9, 1998, the FCC issued a Memorandum Opinion and Order, FCC 98-481, which extended and waived certain requirements concerning the provision by the local exchange carriers (“LECs”) of payphone-specific coding digits which identify a call as originating from a payphone. Without the transmission of payphone-specific coding digits, some of the IXCs have claimed they are unable to identify a call as a payphone call eligible for dial-around compensation. With the stated purpose of ensuring the continued payment of dial-around compensation, the FCC, by Memorandum and Order issued on April 3, 1998, left in place the requirement for payment of per-call compensation for payphones on lines that do not transmit the requisite payphone-specific coding digits, but gave the IXCs a choice for computing the amount of compensation for payphones on LEC lines not transmitting the payphone-specific coding digits of either accurately computing per-call compensation from their databases or paying per-phone, flat-rate compensation computed by multiplying the $0.284 per call rate by the nationwide average number of 800 subscriber and access code calls placed from Regional Bell Operating Company (“RBOC”) payphones for corresponding payment periods. Accurate payments made at the flat rate are not subject to subsequent adjustment for actual call counts from the applicable payphone.

On May 15, 1998, the Court again remanded the per-call compensation rate to the FCC for further explanation without vacating the $0.284 per-call rate. The Court opined that the FCC had failed to explain adequately its derivation of the $0.284 default rate. The Court stated that any resulting overpayment may be subject to refund and directed the FCC to conclude its proceedings within a six-month period from the effective date of the Court’s decision. On February 4, 1999, the FCC released the Third Report and Order and Order on Reconsideration of the Second Report and Order (the “1999 Payphone Order”), in which the FCC abandoned its efforts to derive a “market-based” default dial-around compensation rate and instead adopted a “cost-based” rate of $0.24 per dial-around call, which was adjusted to $.238 effective April 21, 2002. Both PSPs and IXCs petitioned the Court for review of the 1999 Payphone Order’s determination of the dial-around compensation rate. On June 16, 2000, the Court affirmed the 1999 Payphone Order setting a 24-cent dial-around compensation rate. The new 24-cent rate became effective April 21, 1999. The 24-cent rate was also applied retroactively to the period beginning on October 7, 1997 and ending on April 20, 1999 (the “intermediate period”), less a $0.002 amount to account for FLEX ANI payphone tracking costs, for a net compensation of $0.238.

36

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

In a decision released January 31, 2002 (the “2002 Payphone Order”) the FCC partially addressed the remaining issues concerning the “true-up” required for the earlier dial-around compensation periods. The FCC adjusted the per-call rate to $.229, for the period commencing November 7, 1996 and ending on October 6, 1997 (“the interim period”), to reflect a different method of calculating the delay in IXC payments to PSPs for the interim period, and determined that the total interim period compensation rate should be $33.89 per payphone per month ($.229 times an average of 148 calls per payphone per month). The 2002 Payphone Order deferred to a later order its determination of the allocation of this total compensation rate among the various carriers required to pay compensation for the interim period. In addition to addressing the rate level for dial-around compensation, the FCC has also addressed the issue of carrier responsibility with respect to dial-around compensation payments.

On October 23, 2002 the FCC released its Fifth Order on Reconsideration and Order on Remand (the “Interim Order”), which resolved all the remaining issues surrounding the interim/intermediate period true-up and specifically addressed how flat rate monthly per-phone compensation owed to PSPs would be allocated among the relevant dial-around carriers. The Interim Order also resolved how certain offsets to such payments would be handled and a host of other issues raised by parties in their remaining FCC challenges to the 1999 Payphone Order and the 2002 Payphone Order. In the Interim Order, the FCC ordered a true-up for the interim period and increased the adjusted monthly rate to $35.22 per payphone per month, to compensate for the three-month payment delay inherent in the dial-around payment system. The new rate of $35.22 per payphone per month is a composite rate, allocated among approximately five hundred carriers based on their estimated dial-around traffic during the interim period. The FCC also ordered a true-up requiring the PSPs, including the Company, to refund an amount equal to $.046 (the difference between the old $.284 rate and the current $.238 rate) to each carrier that compensated the PSP on a per-call basis during the intermediate period. Interest on additional payments and refunds is to be computed from the original payment date at the IRS prescribed rate applicable to late tax payments. The FCC further ruled that a carrier claiming a refund from a PSP for the Intermediate Period must first offset the amount claimed against any additional payment due to the PSP from that carrier. Finally, the Interim Order provided that any net claimed refund amount owing to carriers cannot be offset against future dial-around payments without (1) prior notification and an opportunity to contest the claimed amount in good faith (only uncontested amounts may be withheld); and (2) providing PSPs an opportunity to “schedule” payments over a reasonable period of time.

The Company and its billing and collection clearinghouse have reviewed the order and prepared the data necessary to bill or determine the amount due to the relevant dial-around carriers pursuant to the Interim Order. Based upon available information, the Company recorded a $3.8 million charge as an adjustment to revenues from dial-around compensation in the fourth quarter of 2002 representing the estimated amount due by the Company to certain dial-around carriers under the Interim Order. Of this amount, $3.6 million and $3.8 million is included in accounts payable and other accrued expenses in the accompanying consolidated balance sheets at December 31, 2003 and 2002, respectively. In January 2004, certain carriers deducted approximately $0.7 million from their current dial-around compensation payments, thus reducing this liability. The remaining amount outstanding is expected to be deducted from future quarterly payments of dial-around compensation to be received from the applicable dial-around carriers during 2004.

37

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

In March 2003, the Company received $4.9 million relating to the sale of a portion of the Company’s accounts receivable bankruptcy claim for dial-around compensation due from WorldCom, of which $3.9 million relates to the amount due from WorldCom under the Interim Order (see Note 16). In accordance with the Company’s policy on regulated rate actions, this revenue from dial-around compensation was recognized in the first quarter of 2003, the period such revenue was received. The Company also received $4.0 million and $0.4 million of net receipts from other carriers under the Interim Order that was recognized as revenue in the third and fourth quarters of 2003, respectively. Such revenues totaling $8.3 million have been reported as dial-around compensation adjustments in the accompanying consolidated statements of operations for the year ended December 31, 2003. The Company also estimates that it is entitled to receive in excess of $10.0 million of additional dial-around compensation from certain carriers, of which $1.2 million was received and will be recognized as revenue subsequent to December 31, 2003 under the Company’s accounting policy. However, the amount the Company will ultimately be able to collect is dependent upon the willingness and ability of such carriers to pay, including the resolution of any disputes that may arise under the Interim Order. In addition, there can be no assurance that the timing or amount of such receipts, if any, will be sufficient to offset the liability to certain other carriers that will be deducted from future dial-around payments.

On August 2, 2002 and September 2, 2002 respectively, the APCC and the RBOCs filed petitions with the FCC to revisit and increase the dial around compensation rate level. Using the FCC’s existing formula and adjusted only to reflect current costs and call volumes, the APCC and RBOCs’ petitions support an approximate doubling of the current $0.24 rate. In response to the petitions, on September 2, 2002 the FCC placed the petitions out for comment and reply comment by interested parties, seeking input on how the Commission should proceed to address the issues raised by the filings. On October 28, 2003 the FCC adopted an Order and Notice of Proposed Rulemaking (the “October 2003 Rulemaking”) to determine whether a change to the dial-around rate is warranted, and if so, to determine the amount of the revised rate. In the October 2003 Rulemaking, the FCC tentatively concluded that the methodology adopted in the Third Report and Order is the appropriate methodology to use in reevaluating the default dial-around compensation rate and requested comments on, among other things, the cost studies presented in the petitions. The Company believes that the “fair compensation” requirements of Section 276 of the Telecom Act mandate that the FCC promptly review and adjust the dial around compensation rate level. While no assurances can be given as to the timing or amount of any increase in the dial around rate level, the Company believes an increase in the rate is reasonably likely given the significant reduction in payphone call volumes, continued collection difficulties and other relevant changes since the FCC set the $0.24 rate level.

Regulatory actions and market factors, often outside the Company’s control, could significantly affect the Company’s dial-around compensation revenues. These factors include (i) the possibility of administrative proceedings or litigation seeking to modify the dial-around compensation rate, and (ii) ongoing technical or other difficulties in the responsible carriers’ ability and willingness to properly track or pay for dial-around calls actually delivered to them.

16.	SALE OF WORLDCOM CLAIM AND REGULATORY REFUNDS

On March 10, 2003, the Company received $4.9 million relating to the third-party sale of a portion of the Company’s accounts receivable bankruptcy claim for dial-around compensation due from WorldCom. The amount received by the Company is equal to 51% of the amount listed in the debtor’s schedule of liabilities (the “Scheduled Debt”) filed by WorldCom (approximately $9.6 million), which amount is materially less than the balance included in the Company’s proof of claim relating to the portion of the claim sold (approximately $17.7 million). Under the sale agreement, the Company will be entitled to 51% of the amount of the allowed claim in excess of the Scheduled Debt, if any, included in WorldCom’s plan of reorganization as confirmed by the U. S. Bankruptcy Court. If the amount of the allowed claim is less than the Scheduled Debt, the Company would be required to refund 51% of any such shortfall to the purchaser. The Company is not entitled to receive and is not required to reimburse the purchaser if the actual distribution percentage pursuant to WorldCom’s plan of reorganization is more or less than 51% of the allowed claim. The Company is currently negotiating with WorldCom to reconcile the Scheduled Debt to the amount of the Company’s proof of claim. No assurance can be made that the bankruptcy court will allow the amount of the Company’s proof of claim, or even the amount of the Scheduled Debt.

38

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Of the $4.9 million of proceeds from the sale of the WorldCom bankruptcy claim, approximately $1.0 million related to the recovery of the Company’s accounts receivable for unpaid dial-around compensation for the second and third quarters of 2002, for which the Company had previously provided an allowance for doubtful accounts, and approximately $3.9 million related to the Interim Order described in Note 15. In accordance with the Company’s policy on regulated rate actions, the amount relating to the Interim Order was recognized as an adjustment to dial-around revenue in the accompanying consolidated statements of operations during the first quarter of 2003, the period in which such revenue was received. In March 2003, the Company used $3.0 million of the sales proceeds to pay a portion of the Company’s balance due under the Company’s Senior Credit Facility (including a $2.2 million prepayment of such debt), $1.0 million was deposited in escrow (see Note 10 - “Senior Credit Facility”), and $0.9 million was used to pay certain accounts payable.

During the years ended December 31, 2003, 2002, and 2001, the Company recognized $0.8 million, $7.1 million, and 1.9 million of refunds, respectively, of prior period telephone charges relating to the recently adopted new services test (“New Services Test” or “NST”) in certain states. Approximately $2.8 million of these refunds were used to pay a portion of the balance due on the Company’s Senior Credit Facility in 2003 and the balance was used for working capital purposes. Under the Telecom Act and related FCC Rules, LECs are required to provide local lines and service to PSPs in accordance with the FCC’s NST guidelines. The FCC’s NST guidelines require LECs to price payphone access lines at the direct cost to the LEC plus a reasonable allocation of overhead. The Company, through its memberships in various state payphone associations, continues to pursue refunds from LECs relating to the New Services Test. These efforts involve petitioning the public service commissions in the states in which the LECs operate. Although the Company expects to obtain additional NST refunds in the future, the Company is unable to determine the timing and amount of such refunds, which could be substantial, due to the uncertainty regarding the outcome of the regulatory proceedings in which the Company is represented or involved.

During the years ending December 31, 2003 and 2002, the Company received $1.4 million and $0.6 million of telephone charge refunds from certain LECs relating to end user common line charges (“EUCL Charges”). Under a decision by the Court of Appeals for the District of Columbia Circuit, prior to April 1997, the Court determined that LECs were discriminating against IPPs because they did not assess their own payphone divisions with EUCL Charges. The Court ruled that these charges should be assessed equally to IPPs and their own payphone divisions to eliminate this subsidy to LEC payphone divisions. The Company and other IPPs have been successful in negotiating and recovering EUCL Charges relating to periods prior to April 1997 and expects to continue to obtain additional refunds in the future. The Company is unable to determine the timing or amount of such refund, if any, due to the uncertainty regarding the ability of the Company to successfully challenge and collect such amounts from the applicable the LECs. EUCL and NST refunds have been included in the accompanying consolidated statements of operations as a reduction of telephone charges.

17.  401(k) PROFIT SHARING PLAN

Certain subsidiaries created 401(k) plans that were merged into the Davel Communications Inc. Profit Sharing Plan in 1999 (the “Old Davel Plan”). The Old Davel Plan provided for matching contributions from the Company that were limited to certain percentages of employee contributions. Additional discretionary amounts could be contributed by the Company. The Company contributed approximately $117,000 and $159,000 for the years ended December 31, 2002 and 2001, respectively.

PhoneTel also has a 401(k) plan that provides for but does not require Company contributions to the plan. There were no Company contributions to the PhoneTel plan during 2002 or 2003. Effective January 1, 2003, the plan name was changed to the Davel Communications, Inc Employee Saving Plan (the “New Davel Plan”) and substantially all employees of the Company are eligible to participate upon completion of the minimum term of service. Beginning January 1, 2003, employees can elect to make contributions to the New Davel Plan but are no longer be permitted to make contributions to the Old Davel Plan.

39

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
18.  RELATED PARTY TRANSACTIONS

The Company’s former Chief Executive Officer is a Director, Executive Vice President and a 49% shareholder of Urban Telecommunications, Inc. (“Urban”). The Company earned revenue of $1,917,000 in 2003 and $962,000 in 2002 from various telecommunication contractor services provided to Urban, principally residence and small business facility provisioning and inside wiring. Additionally, in 2003, Urban was paid $125,000 for providing the Company with pay telephone management and other services for the Company’s payphone installations located in and around New York, New York. In October 2003, the Company and Urban terminated its service relationship. The net amount of accounts receivable due from Urban, including the remaining outstanding amount acquired in the PhoneTel Merger, was $123,000 and $799,000 at December 31, 2003 and 2002, respectively.

In connection with the PhoneTel Merger discussed in Note 5, a former major shareholder agreed to forego payment on certain accrued management fees amounting to $436,000, which was accounted for in the second quarter of 2002. Such amount is reflected in the accompanying consolidated financial statements as a reduction of selling, general and administrative expenses.

Mr. Renard, a former Director and Executive Officer of the Company entered into a six-month consulting agreement following the termination of his employment with the Company. In connection with the consulting agreement, Mr. Renard provided regulatory consulting services in the consideration of the sum $12,500 per month, plus reimbursement for the costs incident to the maintenance of family medical insurance.

The Company engaged in the following transactions with Mr. David Hill, a shareholder and former Director and Chairman of the Board, during the year ended December 31, 2001 (in thousands):

Payments made for rent of commercial real estate	$270
Payments made for consulting services	$275
Payments received for providing administrative services	$203

19. COMMITMENTS AND CONTINGENCIES

In March 2000, the Company and its affiliate Telaleasing Enterprises, Inc. were sued in Maricopa County, Arizona Superior Court by CSK Auto, Inc. (“CSK”). The suit alleges that the Company breached a location agreement between the parties. CSK’s complaint alleges damages in excess of $5 million. The Company removed the case to the U.S. District Court for Arizona and moved to have the matter transferred to facilitate consolidation with the related case in California brought by TCG and UST. On October 16, 2000, the U.S. District Court for Arizona denied the Company’s transfer motion and ordered the case remanded back to Arizona state court. On February 27, 2003 the parties agreed to a settlement of this case, pursuant to which the case will be dismissed with prejudice in exchange for four quarterly payments to the plaintiff in the amount of $131,250, the total of which was recorded in the fourth quarter of 2002. As of December 31, 2003, the Company has fully satisfied this obligation.

In February 2001, Picus Communications, LLC (“Picus”), a debtor in Chapter 11 bankruptcy in the United States Bankruptcy Court for the Eastern District of Virginia, brought suit against Davel and its wholly owned subsidiary, Telaleasing Enterprises, Inc., in the United States District Court for the Eastern District of Virginia, claiming unpaid invoices of over $600,000 for local telephone services in Virginia, Maryland, and the District of Columbia. The various pleadings and claims in this matter were consolidated in an adversary proceeding and set for trial to begin on October 21, 2002. Prior to the commencement of the trial, on October 9, 2002 Picus filed a motion in the bankruptcy court to seek court approval of a settlement of all outstanding claims between the parties. The settlement provides that (i) Picus will cooperate with the Company to recover certain dial-around compensation potentially owed to the Company for the calendar year of 2000 and the first calendar quarter of 2001, (ii) within ten days after entry of an order approving the settlement and December 15, 2002, the Company was required to and has paid Picus $79,500, (iii) the Company paid Picus an additional $150,000 that was due no later than May 15, 2003; and (iv) the Company will pay Picus forty percent (40%) of the dial-around compensation for the calendar year of 2000 attributable to the Picus lines, if any. If any of the aforementioned payments are not timely paid by the Company, Picus will be entitled to obtain a judgment against Davel for the full amount of its claim against the Company, plus interest, less any amounts actually paid to Picus under the settlement agreement. As of December 31, 2003, the Company has fully satisfied the obligation.

40

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

On or about October 15, 2002, Davel was served with a complaint, in an action captioned Sylvia Sanchez et al. v. Leasing Associates Service, Inc., Armored Transport Texas, Inc., and Telaleasing Enterprises, Inc. Plaintiffs claim that the Company was grossly negligent or acted with malice and such actions proximately caused the death of Thomas Sanchez, Jr. a former Davel employee. On or about January 8, 2002, the Plaintiffs filed their first amended complaint adding a new defendant LAI Trust and on or about January 21, 2002 filed their second amended complaint adding new defendants Davel Communications, Inc., DavelTel, Inc. and Peoples Telephone Company. DavelTel, Inc. and Peoples Telephone Company are subsidiaries of the Company. The original complaint was forwarded to Davel’s insurance carrier for action; however, Davel’s insurance carrier denied coverage based upon the workers compensation coverage exclusion contained in the insurance policy. The Company answered the complaint on or about January 30, 2003. The second amended complaint has been forwarded to Davel’s insurance carrier for action. The parties are currently engaged in the discovery process and the trial is scheduled for June 2004. While Davel believes that it has meritorious defenses to the allegations contained in the second amended complaint and intends to vigorously defend itself, Davel cannot at this time predict its likelihood of success on the merits.

The Company is also a party to a contract with Sprint Communications Company, L.P. (“Sprint”) that provides for the servicing of operator-assisted calls. Under this arrangement, Sprint has assumed responsibility for tracking, rating, billing and collection of these calls and remits a percentage of the gross proceeds to the Company in the form of a monthly commission payment, as defined in the contract. The contract also requires the Company to achieve certain minimum gross annual operator service revenue, measured for the twelve-month period ended June 30 of each year. In making its June 30, 2002 compliance calculation under the minimum gross annual operator service revenue provision, the Company identified certain discrepancies between its calculations and the underlying call data information provided directly by Sprint. If the data, as presented by Sprint, is utilized in the calculation, a shortfall could result. The Company has provided Sprint with notification of its objections to the underlying data, and upon further investigation, has discovered numerous operational deficiencies in Sprint’s provision of operator services that have resulted in a loss of revenue to the Company, thus negatively impacting the Company’s performance relating to the gross annual operator service revenue requirement set forth in the contract. Furthermore, the Company advised Sprint that its analysis indicated that not only had it complied with the provisions of the gross annual operator service revenue requirement it also believed that Sprint had underpaid commissions to the Company during the same time period. The Company notified Sprint of the details surrounding the operational deficiencies and advised that its failure to correct such operational deficiencies would result in a material breach of the contract.

Notwithstanding the Company’s objections, Sprint advised the Company, based upon its calculation of the Company’s performance in connection with the gross annual operator services revenue requirement, it would retroactively reduce the percentage of commission paid to the Company in connection with the contract for the twelve-month period ended June 30, 2002. Sprint withheld $418,000 from the commission due and owing the Company in the month of September 2002 and failed to address the operational deficiencies discovered by the Company. As a result of these actions, during the month of October 2002, the Company advised Sprint that the contract was terminated due to Sprint’s continuing and uncured breaches and the Company shifted its traffic to an alternative operator service provider. In response, Sprint withheld $380,170 from the commissions due and owing the Company in the month of October 2002. Thereafter, the Company made a demand for any and all amounts due it under the terms of the contract. In response, Sprint has asserted its claim for payment of approximately $5.9 million representing the amount it had calculated as owing under the gross annual operator services revenue requirement for the twelve-month period ended June 30, 2002.

While the Company believes that its objections to Sprint’s calculation of the gross annual operator service revenue requirement are justifiable and has not recorded any amounts associated with any minimum liability, it is possible that some liability or receivable for this matter may ultimately be determined as a result of the dispute, the amount of which, if any, is not presently determinable.

41

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company is involved in other litigation arising in the normal course of its business which it believes will not materially affect its financial position or results of operations.

20.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

Certain unaudited quarterly financial information for the year ended December 31, 2003 and 2002, is as follows (in thousands except per share data):

	March	June	September	December	Full Year
2003 Total revenues	$22,918	$19,722	$23,520	$15,613	$81,773
Operating income (loss)	(3,202)	(32,119)	930	(5,143)	(39,534)
Net loss	(4,742)	(33,716)	(681)	(7,052)	(46,191)
Net loss per share, basic and diluted	$(0.01)	$(0.05)	$(0.01)	$(0.01)	$(0.08)

2002 Total revenues	$17,262	$17,400	$22,891	$23,206	$80,759
Operating loss	(3,292)	(1,815)	(5,314)	(6,012)	(16,433)
Net income (loss)	(7,841)	(6,484)	173,694	(7,618)	151,751
Net income (loss) per share, basic and diluted	$(0.70)	$(0.58)	$0.38	$(0.01)	$0.56

Net income (loss) per share amounts for each quarter are required to be computed independently. Therefore, the sum of such quarterly per share amounts do not necessarily equal the amount computed on an annual basis. During the first, third and fourth quarters of 2003, the Company recognized revenues related to dial-around compensation adjustments, including amounts related to the sale of a portion of the Company’s accounts receivable bankruptcy claim due from WorldCom, of $3.9 million, $4.0 million and 0.4 million, respectively (see Note 15). The Company also recorded NST refunds of $0.8 million in the first quarter and EUCL refunds of $1.4 million in the fourth quarter of 2003 (see Note 16). During second quarter of 2003, the Company recorded the $27.1 million asset impairment loss described in Note 3.

For 2002, the Company recorded a gain on debt extinguishment of $181.0 million in the third quarter relating to the debt restructuring described in Note 4. The Company also recorded a $2.8 million loss from exit and disposal activities during the third quarter of 2002 related to the closing of the Company’s former headquarters in Tampa, FL (see Note 5). As described in Note 5, the third and fourth quarters of 2002 include the results of operation of PhoneTel after July 24, 2002, the date of acquisition.

42

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
21. SUBSEQUENT EVENTS

MobilePro Transaction

On September 3, 2004, the secured lenders of the Company entered into a Loan Purchase Agreement and Transfer and Assignment of Shares (as amended by letter agreement dated November 15, 2004, the "Purchase Agreement") with MobilePro Corp., its wholly owned subsidiary, Davel Acquisition, Inc. (together with MobilePro Corp., "MobilePro") and the Company. Under the Purchase Agreement, Davel Acquisition, Inc acquired from the secured lenders 100% of the Company’s senior secured debt in the approximate principal amount of $102 million, a $1.3 million note payable by the Company to one of the secured lenders, and approximately 95.2% of the Company’s issued and outstanding common stock owned by the secured lenders, all for a cash purchase price of $14.0 million and warrants to purchase 5,000,000 shares of MobilePro common stock (the “MobilePro Transaction”). Pursuant to the terms of the Purchase Agreement, subject to certain limitations, the secured lenders have agreed to reimburse the Company for the litigation cost and any losses resulting from a patent infringement lawsuit in which the Company is named as a defendant. The closing of the MobilePro Transaction occurred on November 15, 2004 and resulted in a change in control of the Company.

Provision was also made in the Purchase Agreement for the holders of the Company’s common stock other than the secured creditors (the “Minority Stockholders”), whose holdings comprise approximately 4.8% of the outstanding Davel stock. MobilePro has agreed to purchase all of the shares of common stock held by the Minority Stockholders within 180 days of the closing date of the MobilePro Transaction. The purchase price to be offered to the Minority Stockholders shall be an amount per share of not less than $0.015, which, at the discretion of MobilePro, may be paid in cash or securities of MobilePro. The form of such purchase could be through a tender offer, a short-form merger, or some other means as MobilePro may determine. Prior to undertaking the purchase, MobilePro must retain an investment banker or other financial advisor to render an opinion that the terms of the purchase are fair, from a financial point of view, to the Minority Stockholders. MobilePro has deposited into a third-party escrow account at the closing of the transaction $450,000 of the purchase price, which is the approximate amount necessary to purchase for $0.015 per share the shares of Davel common stock currently held by the Minority Stockholders. In the event that the purchase is not made within 180 days of the closing of the MobilePro Transaction, the amount held in escrow would be distributed pro rata to the Minority Shareholders as a special distribution from MobilePro.

MobilePro funded the purchase price paid pursuant to the Purchase Agreement from the proceeds of a $15.2 million secured note payable to Airlie Opportunity Master Fund, Ltd. (the “MobilePro Credit Agreement”). Immediately following the closing of the MobilePro Transaction, the Company executed a joinder agreement with Airlie Opportunity Master Fund, Ltd. in which the Company has agreed to become jointly and severally liable with MobilePro under the MobilePro Credit Agreement. The MobilePro Credit Agreement has also become secured by substantially all of the assets of the Company and is senior in right of payment to the Company’s Credit Facility pursuant to a security agreement executed by MobilePro. In addition, the Company and its subsidiaries have agreed to guarantee certain loans in the amount of $13.2 million owed by MobilePro to Cornell Capital Corporation.

The MobilePro Credit Agreement provides for an initial principal payment of $2.2 million which was paid by MobilePro following the closing of the MobilePro Transaction. Interest on the outstanding principal balance is payable quarterly in arrears at an annual rate of 15%. In addition, the MobilePro Credit Agreement provides for payment-in-kind interest at a rate of 8% per annum which is added to principal on a quarterly basis and is payable at maturity, along with the outstanding principal balance, on November 15, 2005. MobilePro also has the option to extend the maturity date of the note for an additional six months upon payment of the lesser of (i) $1,315,582 or (ii) a 1.5% loan extension fee and accelerated payment of the next two quarterly cash interest payments.

Exchange Agreement

On November 11, 2004, the Company executed an agreement with its former secured lenders (the “Exchange Agreement”) to assign its right to receive certain future payments relating to Regulatory Receipts (defined as new service test refunds, end user common line charge refunds, and dial-around compensation received pursuant to the an order from the Federal Communications Commission) in exchange for an $18.0 million reduction in the principal balance owed under the terms of the Company’s Junior Credit Facility. Following the receipt by the Company of the proceeds from the settlement of a certain bankruptcy claim and after the Company receives and retains for its own use $0.7 million of Regulatory Receipts, the secured lenders have been assigned the right to receive the next $18.0 million of Regulatory Receipts otherwise due the Company.

Litigation

On or about September 16, 2004 the Company was served with a complaint, in civil action number 04-4303 captioned John R. Gammino v. Cellco Partnership d/b/a Verizon Wireless, et. al. filed in the United States District Court for the Eastern District of Pennsylvania. Plaintiff claims that the Company’s use of certain international call blocking technology infringes on one or more patents owned by the Plaintiff John R. Gammino (the “Gammino Patents”). Also named as defendants in the suit are Cellco Partnership d/b/a Verizon Wireless, Verizon Communications, Inc., Vodafone Group PLC, AT&T Corporation and Sprint Corporation. The claims alleged by the Plaintiff seek, among other damages, $7.6 million in royalty fees from the Company. On November 8, 2004, the Company responded by filing its answer, affirmative defenses and counterclaims.

The Company continues to review and investigate the allegations set forth in the complaint, continues to assess the validity of the Gammino Patents and is in the process of determining whether the technology purchased by the Company from third parties infringes upon the Gammino Patents. Additionally, the Company is assessing any and all rights it may have for indemnification by third parties from whom the international call blocking services are acquired. The Company intends to vigorously defend itself in this matter and pursue its counterclaims; however, the Company cannot at this time predict its likelihood of success on the merits or its success in seeking indemnification from the third parties from whom it purchases the call blocking services.

In connection with the MobilePro Transaction, the former secured lenders, subject to certain limitations, have agreed to reimburse the Company for the litigation cost and any losses resulting from the Gammino lawsuit. The former secured lenders have agreed to fund such costs from future Regulatory Receipts that were assigned to them pursuant to the Exchange Agreement. Any such Regulatory Receipts will be deposited into a third-party escrow account and used to reimburse the Company for costs incurred. The secured lenders are not required to fund the escrow account or otherwise reimburse the Company for amounts, if any, in excess of actual Regulatory Receipts collected. Any amount remaining in the escrow account at the conclusion of the litigation is to be returned to the former secured lenders.

43

APPENDIX C

FORM 10-Q

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(Mark One)
[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the Quarterly Period Ended September 30, 2004

or

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From ________ To _________

Commission File Number: 000-25207

DAVEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	59-3538257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) I.D. No.)

200 PUBLIC SQUARE, SUITE 700, CLEVELAND, OH 44114
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (216) 241-2555

Indicate by check mark whether the Registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of November 12, 2004, there were 615,018,963 shares of the Registrant's Common Stock outstanding.

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES
FORM 10-Q QUARTERLY REPORT

Part I Financial Information

Item 1
Financial Statements:
Consolidated Balance Sheets	1
Consolidated Statements of Operations	2
Consolidated Statements of Cash Flows	3
Notes to Consolidated Financial Statements	4

Item 2
Management's Discussion and Analysis of Financial Condition and Results of Operations	15

Item 3
Quantitative and Qualitative Disclosures about Market Risk	22

Item 4
Disclosure Controls and Procedures	23

PART II OTHER INFORMATION

Item 1
Legal Proceedings	23

Item 6
Exhibits	23

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
Davel Communications, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands except share and per share amounts)

	September 30
	2004	December 31
	(Unaudited)	2003
Assets
Current assets:
Cash and cash equivalents	$4,313	$7,775
Accounts receivable	5,460	7,975
Other current assets	1,617	2,922
Total current assets	11,390	18,672

Property and equipment, net	16,150	22,878
Location contracts, net	4,515	6,746
Other assets, net	1,563	2,026
Total assets	$33,618	$50,322

Liabilities and Shareholders' Deficit
Current liabilities:
Current maturities of long-term debt and obligations under capital leases	$2,624	$1,994
Accrued commissions payable	7,404	9,020
Accounts payable and other accrued expenses	11,378	15,847
Total current liabilities	21,406	26,861

Long-term debt and obligations under capital leases	124,768	125,962
Total liabilities	146,174	152,823

Commitments and contingencies	-	-
Shareholders' deficit:
Preferred stock - $0.01 par value, 1,000,000 share authorized,
no shares outstanding	-	-
Common Stock - $0.01 par value, 1,000,000,000 shares authorized,
615,018,963 shares issued and outstanding	6,150	6,150
Additional paid-in capital	144,210	144,210
Accumulated deficit	(262,916)	(252,861)
Total shareholders' deficit	(112,556)	(102,501)
Total liabilities and shareholders' deficit	$33,618	$50,322

The accompanying notes are an integral part of these financial statements.

Davel Communications, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except for share and per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Revenues:
Coin calls	$8,605	$12,872	$26,355	$39,571
Dial-around compensation	2,142	3,606	6,363	10,363
Dial-around compensation adjustments	2,196	4,016	4,618	7,944
Operator sevice and other	1,643	3,026	4,571	8,282
Total revenues	14,586	23,520	41,907	66,160

Operating expenses:
Telephone charges	3,156	5,895	11,151	19,082
Commissions	2,201	3,603	6,818	11,083
Service, maintenance and network costs	4,119	6,409	12,551	19,551
Depreciation and amortization	2,806	3,843	9,480	15,742
Selling, general and administrative	2,426	2,840	5,992	7,641
Asset impairment charges	-	-	-	9,686
Goodwill impairment	-	-	-	17,455
Exit and disposal activities	358	-	1,263	311
Total costs and expenses	15,066	22,590	47,255	100,551

Operating income (loss)	(480)	930	(5,348)	(34,391)

Other income (expense):
Interest expense, net	(1,757)	(1,485)	(5,038)	(4,734)
Other	95	(126)	331	(14)
Total other income (expense)	(1,662)	(1,611)	(4,707)	(4,748)

Net loss	$(2,142)	$(681)	$(10,055)	$(39,139)

Loss per share:

Net loss per common share, basic and diluted	($0.01)	($0.01)	($0.02)	($0.06)

Weighted average number of shares, basic and diluted	615,018,963	615,018,963	615,018,963	615,018,963

The accompanying notes are an integral part of these financial statements.
2

Davel Communications, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30
	2004	2003
Cash flows from operating activities:
Net loss	$(10,055)	$(39,139)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	9,480	15,742
Amortization of deferred financing costs and non-cash interest	3,272	4,118
(Gain) loss on disposal of assets	(151)	202
Asset impairment charges	-	9,686
Goodwill impairment	-	17,455
Other	-	233
Changes in current assets and current liabilities:
Accounts receivable	2,515	7,479
Other current assets	1,305	602
Accrued commissions payable	(1,616)	(1,696)
Accounts payable and accrued expenses	(4,469)	(7,804)
Net cash from operating activities	281	6,878

Cash flows from investing activities:
Proceeds from sale of assets	388	3
Capital expenditures	(668)	(522)
Payments for location contracts	(17)	(166)
(Increase) decrease in other assets	375	(351)
Net cash from investing activities	78	(1,036)

Cash flows from financing activities:
Payments on long-term debt	(3,729)	(5,864)
Principal payments under capital leases	(92)	(158)
Net cash from financing activities	(3,821)	(6,022)

Net decrease in cash and cash equivalents	(3,462)	(180)

Cash and cash equivalents, beginning of period	7,775	6,854
Cash and cash equivalents, end of period	$4,313	$6,674

Supplemental Cash Flow Information
Interest Paid	$1,766	$707

The accompanying notes are an integral part of these financial statements.
3

DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

1.	BASIS OF PRESENTATION

Davel Communications, Inc. and subsidiaries, (the “Company” or “Davel”) was incorporated on June 9, 1998 under the laws of the State of Delaware. The Company is one of the largest independent payphone service providers in the United States of America. The Company operates in a single business segment within the telecommunications industry, operating, servicing, and maintaining a system of approximately 41,000 payphones in 45 states and the District of Columbia. The Company’s headquarters is located in Cleveland, Ohio with field service offices in five geographically dispersed locations. The Company also utilizes subcontractors to collect and service the majority of its pay telephones in various parts of the United States.

The accompanying consolidated balance sheet of Davel and its subsidiaries at September 30, 2004 and the related consolidated statements of operations and cash flows for the nine month periods ended September 30, 2004 and 2003 are unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments necessary for a fair presentation of such consolidated financial statements have been included. Such adjustments consist only of normal, recurring items. Certain information and footnote disclosures normally included in audited financial statements have been omitted in accordance with generally accepted accounting principles for interim financial reporting. These interim consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Form 10-Q and with the Company's audited consolidated financial statements and the notes thereto in the Company's Form 10-K for the year ended December 31, 2003. The results of operations for the nine-month period ended September 30, 2004 are not necessarily indicative of the results for the full year.

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

2.	MOBILEPRO TRANSACTION

On September 3, 2004, the secured lenders of the Company entered into a Loan Purchase Agreement and Transfer and Assignment of Shares (as amended by letter agreement dated November 15, 2004, the "Purchase Agreement") with MobilePro Corp., its wholly owned subsidiary, Davel Acquisition, Inc. (together with MobilePro Corp., "MobilePro") and the Company. Under the Purchase Agreement, Davel Acquisition, Inc acquired from the secured lenders 100% of the Company’s senior secured debt in the approximate principal amount of $102 million, a $1.3 million note payable by the Company to one of the secured lenders, and approximately 95.2% of the Company’s issued and outstanding common stock owned by the secured lenders, all for a cash purchase price of $14.0 million (the “MobilePro Transaction”). Pursuant to the terms of the Purchase Agreement, subject to certain limitations, the secured lenders have agreed to reimburse the Company for the litigation cost and any losses resulting from a patent infringement lawsuit in which the Company is named as a defendant (see Note 10). The closing of the MobilePro Transaction occurred on November 15, 2004 and resulted in a change in control of the Company.

Provision was also made in the Purchase Agreement for the holders of the Company’s common stock other than the secured creditors (the “Minority Stockholders”), whose holdings comprise approximately 4.8% of the outstanding Davel stock. MobilePro has agreed to purchase all of the shares of common stock held by the Minority Stockholders within 180 days of the closing date of the MobilePro Transaction. The purchase price to be offered to the Minority Stockholders shall be an amount per share of not less than $0.015, which, at the discretion of MobilePro, may be paid in cash or securities of MobilePro. The form of such purchase could be through a tender offer, a short-form merger, or some other means as MobilePro may determine. Prior to undertaking the purchase, MobilePro must retain an investment banker or other financial advisor to render an opinion that the terms of the purchase are fair, from a financial point of view, to the Minority Stockholders. MobilePro has deposited into a third-party escrow account at the closing of the transaction $450,000 of the purchase price, which is the approximate amount necessary to purchase for $0.015 per share the shares of Davel common stock currently held by the Minority Stockholders. In the event that the purchase is not made within 180 days of the closing of the MobilePro Transaction, the amount held in escrow would be distributed pro rata to the Minority Shareholders as a special distribution from MobilePro.

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MobilePro funded the purchase price paid pursuant to the Purchase Agreement from the proceeds of a $15.2 million secured note payable to Airlie Opportunity Master Fund, Ltd. (the “MobilePro Credit Agreement”). Immediately following the closing of the MobilePro Transaction, the Company executed a joinder agreement with Airlie Opportunity Master Fund, Ltd. in which the Company has agreed to become jointly and severally liable with MobilePro under the MobilePro Credit Agreement. In addition, the MobilePro Credit Agreement has become secured by substantially all of the assets of the Company and is senior in right of payment to the Company’s Credit Facility pursuant to a security agreement executed by MobilePro.

The MobilePro Credit Agreement provides for an initial principal payment of $2.2 million which is to be paid by MobilePro following the closing of the MobilePro Transaction. Interest on the outstanding principal balance is payable quarterly in arrears at an annual rate of 15%. In addition, the MobilePro Credit Agreement provides for payment-in-kind interest at a rate of 8% per annum which is added to principal on a quarterly basis and is payable at maturity, along with the outstanding principal balance, on November 15, 2005. MobilePro also has the option to extend the maturity date of the note for an additional six months upon payment of the lesser of (i) $1,315,582 or (ii) a 1.5% loan extension fee and accelerated payment of the next two quarterly cash interest payments.

3.	LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of approximately $46.2 million and $10.1 million for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. These losses were primarily due to declining revenues attributable to increased competition from providers of wireless communication services and the non-cash asset impairment losses in 2003 as described in Note 5. In addition, as of September 30, 2004, the Company had a working capital deficit of $10.0 million, which includes $1.6 million of federal universal service fees and other past due obligations, and the Company’s liabilities exceeded its assets by $112.6 million. Although MobilePro, as the Company’s sole secured lender, has waived all financial covenant defaults and has agreed to waive certain payments not previously made by the Company under the terms of the Credit Facility, the Company was not in compliance with the terms of its Credit Facility (see Note 8). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In July 2003, a special committee of independent members of the Company’s Board of Directors (directors not employed by the Company nor affiliated with the Company or its major equity holders) was formed to identify and evaluate the strategic and financial alternatives available to the Company to maximize value for the Company’s stakeholders. Thereafter, the Board of Directors appointed a new chief executive officer who has been actively engaged with management to improve the operating results of the Company. Significant elements of the plan as either executed or planned for 2003 and 2004, respectively, include (i) the continued removal of unprofitable payphones, (ii) reductions in telephone charges by changing to competitive local exchange carriers (“CLECs”) or other alternative carriers, (iii) the evaluation, sale or closure of unprofitable district operations, (iv) outsourcing payphone collection, service and maintenance activities to reduce operating costs, and (v) the further curtailments of operating expenses.

Based upon the progress or successful completion of certain of the above initiatives, in April 2004, the Company formed a new committee of independent members of the Company’s Board of Directors to evaluate other strategic opportunities available to the Company. As discussed in Note 2, the Company executed the Purchase Agreement with its secured lenders and MobilePro and has become a majority owned subsidiary of MobilePro. Due to its recent occurrence, the effects of this event on the Company’s financial condition and liquidity are not yet fully determinable. However, as a result, the Company may be able to gain access to additional capital or other funding as a result of the MobilePro Transaction.

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Notwithstanding the ongoing efforts to improve operating results, the Company, on a stand-alone basis, may continue to face liquidity shortfalls as it relates to the Company’s past due obligations, including federal universal service fees. In the event the Company does not obtain the continuing financial support of its parent, including forbearance, if necessary, relating to payments due to MobilePro under the Company’s Credit Facility, the Company might be required to dispose of assets to fund its operations or curtail its capital and other expenditures to meet its debt service and other obligations. There can be no assurances as to the Company’s ability to execute such dispositions, or the timing thereof, or the amount of proceeds that the Company could realize from such sales. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.	EXIT AND DISPOSAL ACTIVITIES

In the first quarter of 2003, the Company began to outsource the assembly and repair of its payphone equipment and closed its warehouse and repair facility in Tampa, Florida that was previously utilized for such purpose. The Company incurred a loss from exit and disposal activities relating to this facility of approximately $0.3 million in the first quarter of 2003. In the fourth quarter of 2003, the Company outsourced the collection, service and maintenance of its payphones in the western region of the United States to reduce the cost of servicing its geographically disbursed payphones in this area. The Company closed eleven district offices and incurred a loss from exit and disposal activities of approximately $0.5 million relating to these facilities. This charge was recorded in the fourth quarter of 2003 when incurred.

In 2004, the Company outsourced the servicing of additional payphones and closed thirteen district offices located in Texas, Missouri, North Carolina, New York, Florida, Tennessee, Georgia, Mississippi, and the District of Columbia to further reduce its operating costs. The Company incurred an additional loss of $1.3 million relating to the closing of these additional district office facilities. The Company is planning to close four additional district office facilities in the fourth quarter of 2004 to complete its plan to outsource the servicing and maintenance of the majority of the Company’s payphones. The estimated additional cost of these exit and disposal activities is not expected to be material.

5.	IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

The Company reviews long-lived assets anticipated to be held and used, as well as goodwill, for impairment whenever events or changes in circumstances indicate the asset may be impaired. As of June 30, 2003, the Company completed a review of the carrying values of its payphone assets, including location contracts and payphone equipment (collectively “Payphone Assets”). A review was performed during the second quarter of 2003 when it became apparent to management that the effects of the continuing decline in payphone usage required reconsideration of the Company’s operating projections. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company compared the carrying value of its Payphone Assets in each of the Company’s operating districts to the estimated undiscounted future cash inflows over the remaining useful lives of the assets. The Company’s operating districts are the lowest operational level for which discernable cash flows are internally reported and readily measurable on a periodic basis. In certain operating districts, the carrying values of the Payphone Assets exceeded the estimated undiscounted cash inflows projected for the respective operating district. In these instances, the Company recorded an aggregate impairment loss of $9.7 million in the second quarter of 2003 to reduce the carrying value of such assets to estimated fair value, less cost to sell. Fair value was determined based on the higher of the present value of discounted expected future cash flows or the estimated market value of the assets for each of the operating districts in which an impairment existed.

As of June 30, 2003, the carrying value of the Company’s net assets, after taking into account the impairment charges described above, exceeded the fair value of the Company, which amount was based upon the present value of expected future cash flows. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, the Company then calculated the implied value of goodwill based upon the difference between the fair value of the Company and the fair value of its net assets, excluding goodwill. Because the fair value of the Company’s net assets without goodwill exceeded the fair value of the Company, no implied value could be attributed to goodwill. As a result, the Company recorded a $17.5 million non-cash impairment loss in the second quarter of 2003 to write-off the carrying value of the goodwill.

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Asset impairment charges were as follows for the quarter ended June 30, 2003 (in thousands):

Payphone Assets	$9,686
Goodwill	17,455
Total impairment charges	$27,141

Management exercised considerable judgment to estimate undiscounted and discounted future cash flows. The amount of future cash flows the Company will ultimately realize remains under continuous review, but could differ materially from the amounts assumed in arriving at the impairment loss. No further impairment was indicated and no loss was incurred in the nine months ended September 30, 2004.

6.	DIAL-AROUND COMPENSATION

A dial-around call occurs when a non-coin call is placed from the Company’s public pay telephone which utilizes any interexchange carrier (“IXC”) other than the presubscribed carrier (the Company’s dedicated provider of long distance and operator assisted calls). The Company receives revenues from such carriers and records those revenues from dial-around compensation based upon the per-call rate in effect pursuant to orders issued by the Federal Communications Commission (the “FCC”) under section 276 of the Telecommunications Act of 1996 (“Section 276”) and the estimated number of dial-around calls placed from each pay telephone during each month. Prior to 2001, the Company recorded revenue from dial-around compensation based upon the current rate of $0.24 per call ($0.238 per call prior to April 21, 1999) and 131 monthly calls per phone, which represented the monthly average compensable calls from a pay telephone and was used by the FCC in initially determining the amount of dial-around compensation to which payphone service providers (“PSP”) were entitled, and which was utilized until such time as the actual number of dial-around calls could be tracked on a per pay telephone basis.

The Company currently reports revenues from dial-around compensation using the current $0.24 per-call rate and the Company’s estimate of the average monthly compensable calls per phone, which is based upon the Company’s historical collection experience and expected future developments. At September 30, 2004 and December 31, 2003, accounts receivable included $4.5 million and $7.4 million, respectively arising from dial-around compensation. Revenues from dial-around compensation were $6.4 million and $10.4 million in the nine months ended September 30, 2004 and 2003, respectively. Dial-around compensation adjustments, which consist of amounts received by the Company under the Interim Order and other adjustments as described below, were $4.6 million in the first nine months of 2004 and $7.9 million in the nine months ended September 30, 2003.

In the second quarter of 2004, the Company reviewed its method of estimating accounts receivable relating to dial-around compensation, which includes estimates of expected future cash receipts based upon the historical pattern of payments received in the past. Due to the increasing volatility in historic payment patterns and the negative effects of recent unilateral carrier deductions and adjustments on the results of such estimates, the Company has concluded that the method previously used by the Company may not be indicative of amounts to be received in the future. Accordingly, while still predicated on historical cash collections, the Company has changed its method of estimating such future cash collections relating to dial-around compensation, which the Company believes will result in a more accurate estimate of future cash receipts and accounts receivable. This change in accounting estimate, together with the adjustment applicable to prior quarters, resulted in a $0.9 million non-cash charge to revenue in the quarter ended June 30, 2004, which is included in dial-around compensation adjustments in the accompanying consolidated statements of operations. The Company previously recorded reductions in accounts receivable applicable to prior quarters of $0.6 million in the first quarter of 2004, a portion of which related to deductions by long distance carriers for duplicate payments and uncompleted calls placed through resellers, and $1.0 million in the first quarter of 2003. Such reductions in accounts receivable have been reported as reductions in revenue from dial-around compensation.

As a result of orders issued by the FCC regarding dial-around compensation and the resulting litigation, the amount of revenue payphone service providers (“PSPs”) were entitled to receive and the amount PSPs actually received has varied. In general, there have been underpayments of dial-around compensation from IXCs and other carriers from November 6, 1996 through October 6, 1997 (the “Interim Period”) and overpayments to PSPs, including the Company, from October 7, 1997 through April 20, 1999 (the “Intermediate Period”). On January 31, 2002, the FCC released its Fourth Order on Reconsideration and Order on Remand (the “2002 Payphone Order”) that provided a partial decision on how retroactive dial-around compensation adjustments for the Interim Period and Intermediate Period may apply. The 2002 Payphone Order increased the flat monthly dial-around compensation rate for true-ups between individual IXCs and PSPs during the Interim Period from $31.178 to $33.892 (the “Default Rate”). The Default Rate was based on 148 calls per month at $0.229 per call. The Default Rate also applied to flat rate dial-around compensation during the Intermediate Period when the actual number of dial-around calls for each payphone was not available. The 2002 Payphone Order excluded resellers but expanded the number of IXCs required to pay dial-around compensation during the Interim and Intermediate Periods. It also prescribed the Internal Revenue Service interest rate for refunds as the interest rate to be used to calculate overpayments and underpayments of dial-around compensation for the Interim Period and Intermediate Period.
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The 2002 Payphone Order kept in place the per-call compensation rate during the Intermediate and subsequent periods but did not address the method of allocating dial-around compensation among IXCs responsible for paying fixed rate per-phone compensation. On October 23, 2002 the FCC released its Fifth Order on Reconsideration and Order on Remand (the “Interim Order”), which resolved all the remaining issues surrounding the Interim Period and the Intermediate Period true-up and specifically addressed how flat rate monthly per-phone compensation owed to PSPs would be allocated among the IXCs. The Interim Order also resolved how certain offsets to such payments would be handled and a host of other issues raised by parties in their remaining FCC challenges to the 2002 Payphone Order and prior orders issued by the FCC regarding dial-around compensation. In the Interim Order, the FCC ordered a true-up for the Interim Period and increased the adjusted monthly rate to $35.22 per payphone per month, to compensate for the three-month payment delay inherent in the dial-around payment system. The new rate of $35.22 per payphone per month is a composite rate, allocated among approximately five hundred carriers based on their estimated dial-around traffic during the Interim Period. The FCC also ordered a true-up requiring the PSPs, including the Company, to refund an amount equal to $.046 (the difference between the old $.284 rate and the subsequently revised $.238 rate) to each carrier that compensated the PSP on a per-call basis during the Intermediate Period. Interest on additional payments and refunds is to be computed from the original payment date at the IRS prescribed rate applicable to late tax payments. The FCC further ruled that a carrier claiming a refund from a PSP for the Intermediate Period must first offset the amount claimed against any additional payment due to the PSP from that carrier. Finally, the Interim Order provided that any net claimed refund amount owing to carriers cannot be offset against future dial-around payments without (1) prior notification and an opportunity to contest the claimed amount in good faith (only uncontested amounts may be withheld); and (2) providing PSPs an opportunity to “schedule” payments over a reasonable period of time.

The Company and its billing and collection clearinghouse have reviewed the order and prepared the data necessary to bill or determine the amount due to the relevant dial-around carriers pursuant to the Interim Order. In the fourth quarter of 2002, the Company recorded a $3.8 million charge as an adjustment to revenues from dial-around compensation representing the estimated amount due by the Company to certain dial-around carriers under the Interim Order. Of this amount, $2.3 million and $3.6 million is included in accounts payable and other accrued expenses in the accompanying consolidated balance sheets at September 30, 2004 and December 31, 2003, respectively. In October 2004, certain carriers deducted approximately $0.5 million from their current dial-around compensation payments, further reducing this liability. The remaining amount outstanding will be paid or deducted from future quarterly payments of dial-around compensation to be received from the applicable dial-around carriers.

In March 2003, the Company received $4.9 million relating to the sale of a portion of the Company’s accounts receivable bankruptcy claim for dial-around compensation due from MCI, Inc. (“MCI”, formerly WorldCom, Inc.), of which $3.9 million relates to the amount due from MCI under the Interim Order (see Note 7). In accordance with the Company’s policy on regulated rate actions, this revenue from dial-around compensation was recognized in the first quarter of 2003, the period such revenue was received. The Company also received $4.0 million, $0.4 million and $5.5 million of receipts from other carriers under the Interim Order that was recognized as revenue in the third and fourth quarters of 2003 and the first nine months of 2004, respectively. Such revenues, less the $0.9 million charge in the second quarter of 2004 relating to the change in the Company’s method of estimating accounts receivable as described above, have been reported as dial-around compensation adjustments in the accompanying consolidated statements of operations for the nine months ended September 30, 2004 and 2003. Although the Company is entitled to receive a substantial amount of additional dial-around compensation pursuant to the Interim Order, such amounts, subject to certain limitations, have been assigned to the Company’s former secured lenders in exchange for a reduction in the Company’s secured debt (see Note 8).

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On August 2, 2002 and September 2, 2002 respectively, the American Public Communications Council (the “APCC”) and the Regional Bell Operating Companies (“RBOCs”) filed petitions with the FCC to revisit and increase the dial-around compensation rate level. Using the FCC’s existing formula and adjusted only to reflect current costs and call volumes, the APCC and RBOCs’ petitions supported an approximate doubling of the current $0.24 rate. On August 12, 2004, the FCC released an order to increase the dial-around compensation rate from $0.24 to $.494 per call (the “2004 Order”). The new rate became effective September 27, 2004, 30 days after publication of the 2004 Order in the Federal Register, and may be subject to appeal by IXCs or other parties. Although the 2004 Order is effective for the fourth quarter of 2004, the Company will not receive payments under the 2004 Order until April 2005; therefore, the Company is unable to determine the potential increase in revenue due to the uncertainty regarding the effect of the rate increase, if any, on dial-around call volumes.

Regulatory actions and market factors, often outside the Company’s control, could significantly affect the Company’s dial-around compensation revenues. These factors include (i) the possibility of administrative proceedings or litigation seeking to modify the dial-around compensation rate, and (ii) ongoing technical or other difficulties in the responsible carriers’ ability and willingness to properly track or pay for dial-around calls actually delivered to them.

7.	SALE OF MCI CLAIM AND REGULATORY REFUNDS

On March 10, 2003, the Company received $4.9 million relating to the third-party sale of a portion of the Company’s accounts receivable bankruptcy claim for dial-around compensation due from MCI. Of this amount, approximately $1.0 million related to the recovery of the Company’s accounts receivable for unpaid dial-around compensation for the second and third quarters of 2002, for which the Company had previously provided an allowance for doubtful accounts, and approximately $3.9 million related to the Interim Order described in Note 6. In accordance with the Company’s policy on regulated rate actions, the amount relating to the Interim Order was recognized as an adjustment to dial-around revenue in the accompanying consolidated statements of operations during the first quarter of 2003, the period in which such revenue was received. In March 2003, the Company used $3.0 million of the sales proceeds to pay a portion of the Company’s balance due under the Company’s Senior Credit Facility (including a $2.2 million prepayment of such debt), $0.9 million was used to pay certain accounts payable, and $1.0 million was deposited in escrow with the Company’s lenders and used to fund certain business initiatives approved by the lenders. The remaining amount deposited in escrow at September 30, 2004 of approximately $0.2 million was used to fund acquisition expenses relating to the MobilePro Transaction.

The amount received by the Company relating to the partial sale of the MCI bankruptcy claim was equal to 51% of the amount listed in the debtor’s schedule of liabilities (the “Scheduled Debt”) filed by MCI (approximately $9.6 million), which amount is materially less than the balance included in the Company’s proof of claim relating to the portion of the claim sold (approximately $17.7 million). Under the sale agreement, the Company is entitled to receive from the purchaser 51% of the amount of the allowed claim in excess of the Scheduled Debt included in MCI’s plan of reorganization as confirmed by the U. S. Bankruptcy Court. On April 21, 2004, MCI emerged from Chapter 11 bankruptcy protection and on October 25, 2004, the Company entered into a settlement agreement with MCI and the purchaser of its claim. It is anticipated that in November 2004, the Company will receive from MCI approximately $2.5 million in cash and MCI common stock in full settlement of the remaining portion of its claim, including the Company’s retained interest. In accordance with the Company’s accounting policy on regulated rate actions, such revenue will be recognized as an adjustment to dial-around revenue in the fourth quarter of 2004.

During the nine months ended September 30, 2003, the Company received $4.7 million of refunds of prior period telephone charges relating to the new services test (“New Services Test” or “NST”) in certain states. Of this amount, $3.8 million, $0.8 million, and $0.1 million were recognized as reductions in telephone charges in the fourth quarter of 2002, first quarter of 2003, and the third quarter of 2003, respectively. Approximately $2.8 million of these refunds were used to pay a portion of the balance due on the Company’s Senior Credit Facility in 2003 and the balance was used for working capital purposes. Under the Telecom Act and related FCC Rules, LECs are required to provide local lines and service to PSPs in accordance with the FCC’s NST guidelines. The FCC’s NST guidelines require LECs to price payphone access lines at the direct cost to the LEC plus a reasonable allocation of overhead. The Company, through its memberships in various state payphone associations and independent actions, continues to pursue refunds from LECs relating to the New Services Test. These efforts involve petitioning the public service commissions in the states in which the LECs operate. Although the Company expects to obtain additional NST refunds in the future, such amounts, subject to certain limitations, have been assigned to the Company’s former secured lenders in exchange for a reduction in the Company’s secured debt (see Note 8).

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During the fourth quarter of 2003, the Company received $1.4 million of telephone charge refunds from certain LECs relating to end user common line charges (“EUCL Charges”). Under a decision by the Court of Appeals for the District of Columbia Circuit, prior to April 1997, the Court determined that LECs were discriminating against IPPs because they did not assess their own payphone divisions with EUCL Charges. The Court ruled that these charges should be assessed equally to IPPs and their own payphone divisions to eliminate this subsidy to LEC payphone divisions. The Company and other IPPs have been successful in negotiating and recovering EUCL Charges relating to periods prior to April 1997 and expects to continue to obtain additional refunds in the future. However, the right to receive such refunds, subject to certain limitations, has been assigned to the Company’s former secured lenders in exchange for a reduction in the Company’s secured debt (see Note 8). EUCL and NST refunds have been included in the accompanying consolidated statements of operations as a reduction of telephone charges.

8.	LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

Following is a summary of long-term debt and obligations under capital leases as of September 30, 2004 and December 31, 2003 (in thousands):

	September 30	December 31
	2004	2003
Credit Facility, due December 31, 2005:
Term Note A, ($50,000 face value) plus unamortized premium, discount and capitalized interest of $13,231 at September 30, 2004	$63,231	$61,644
Term Note B, ($51,000 face value) plus unamortized premium, discount and capitalized interest of $11,891 at September 30, 2004	62,891	65,077
Note Payable, ($1,280 face value) due September 29, 2005	1,265	1,137
Capital lease obligations with various interest rates and maturity dates through 2005	5	98
	127,392	127,956
Less — Current maturities	(2,624)	(1,994)
	$124,768	$125,962

Sale of Regulatory Receipts and Credit Facility

On November 11, 2004, the Company executed an agreement with its secured lenders (the “Exchange Agreement”) to assign its right to receive certain future payments relating to “Regulatory Receipts” (NST refunds, EUCL refunds, and dial-around compensation received pursuant to the Interim Order, as defined in the Exchange Agreement) in exchange for an $18.0 million reduction in the principal balance of its Credit Facility. The Company assigned to the secured lenders the right to receive up to $18.0 million of Regulatory Receipts otherwise due to the Company not including the proceeds from the settlement of the Company’s MCI bankruptcy claim, which the Company expects to receive in November 2004 (see Note 7), and after the Company receives and retains for its own use $0.7 million of Regulatory Receipts. The Company will recognize an $18.0 million gain relating to the Exchange Agreement in the fourth quarter of 2004.

On November 15, 2004, the Company’s secured lenders sold their interests in the Credit Facility and the Company’s common stock to a wholly owned subsidiary of MobilePro Corp., which became the Company’s sole secured lender and the holder of 95.2% of the outstanding common stock of the Company. Immediately following the closing of the MobilePro Transaction, the Company executed a joinder agreement and became jointly and severally obligated with MobilePro on the $15.2 million MobilePro Credit Agreement used to fund the acquisition (see Note 2).

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Credit Facility

On July 24, 2002, (the “closing date”), a wholly owned subsidiary of Davel merged with and into PhoneTel Technologies, Inc. (“PhoneTel”) pursuant to the Agreement and Plan of Reorganization and Merger, dated February 19, 2002, between the Company and PhoneTel (the “PhoneTel Merger”). On that same date, immediately prior to the PhoneTel Merger, the then existing PhoneTel junior lenders exchanged an amount of indebtedness that reduced the then existing junior indebtedness of PhoneTel to $36.5 million for 112,246,511 shares of PhoneTel common stock, which was subsequently exchanged for 204,659,064 shares of the Company in the PhoneTel Merger. Also, on this date, the then existing Davel junior lenders exchanged $237.2 million of outstanding indebtedness and $45.7 million of related accrued interest for 380,612,730 shares of common stock (with a value of $13.7 million, based upon market prices around the closing date), which reduced Davel’s then existing junior indebtedness to $63.5 million. Upon completion of the debt exchanges, Davel and PhoneTel amended, restated and consolidated their respective junior credit facilities into a combined restructured junior credit facility with a principal balance of $101.0 million (the “Credit Facility”), including a $1.0 million loan origination fee. Following the exchange and the PhoneTel Merger, the lenders of the Company’s Credit Facility in the aggregate owned 95.2% of the outstanding common stock of the Company.

The combined restructured Credit Facility is due December 31, 2005 (the “maturity date”) and consists of: (i) a $50.0 million cash-pay term loan (“Term Note A”) with interest payable in kind monthly through June 30, 2003, and thereafter to be paid monthly in cash from a required payment of $1.25 million commencing on August 1, 2003, with such monthly payment increasing to $1.5 million beginning January 1, 2005, and the unpaid balance to be repaid in full on the maturity date; and (ii) a $51.0 million payment-in-kind term loan (the “PIK term loan” or “Term Note B”) to be repaid in full on the maturity date. Amounts outstanding under the term loans accrue interest from and after the closing date at the rate of ten percent (10%) per annum. Interest on the PIK term loan accrues from the closing date and will be payable in kind. All interest payable in kind is added to the principal amount of the respective term loan on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest upon such amounts). During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, approximately $8.9 million, $11.3 million and $4.6 million of interest, respectively, was added to the principal balances as a result of the deferred payment terms. Upon the occurrence and during the continuation of an event of default, interest, at the option of the holders, accrues at the rate of 14% per annum.

The Company has accounted for the debt exchange discussed above as a troubled debt restructuring and recorded a $181.0 million gain in 2002 relating to the extinguishments of its former junior credit facility and the issuance of additional common stock to the lenders. For accounting and reporting purposes, with respect to Davel’s portion of the new Credit Facility ($64.1 million), all cash payments under the modified terms will be accounted for as reductions of indebtedness, and no interest expense will be recognized for any period between the closing date and the maturity date as it relates to that portion. In addition, amounts payable with respect to the PhoneTel portion of the new Credit Facility ($36.9 million) were initially recorded at the net present value of such payments in accordance with the purchase method of accounting. Interest expense is recognized on the PhoneTel portion of the restructured debt over the term of the debt using the interest method of accounting at a fair market rate of 15%. The following tabular presentation summarizes the establishment and current carrying value of the Credit Facility (amounts in thousands):

	Davel	PhoneTel	Total
Face value of credit facilities	$64,135	$36,865	$101,000
Premium: interest capitalization	24,122	—	24,122
Discount: present value of acquired debt	—	(4,658)	(4,658)
Initial carrying value	88,257	32,207	120,464

Payment-in-kind interest in 2002 and 2003	10,093	5,811	15,904
Principal and interest payments in 2003	(709)	(408)	(1,117)
Amortization of premiums and discounts in 2002 and 2003	(10,229)	1,699	(8,530)
Carrying value on December 31, 2003	87,412	39,309	126,721

Payment-in-kind interest in 2004	5,670	3,259	8,929
Principal and interest payments in 2004	(3,306)	(1,900)	(5,206)
Amortization of premiums and discounts in 2004	(5,375)	1,053	(4,322)
Carrying value on September 30, 2004	$84,401	$41,721	$126,122

The Credit Facility is secured by substantially all assets of the Company and was previously subordinate in right of payment to the Senior Credit Facility. The Credit Facility also provides for the payment of a 1% loan fee, payment of a $30,000 monthly administrative fee to Wells Fargo Foothill, Inc., as Agent for the lenders, and advanced payments of principal from excess cash flow and certain types of cash receipts. The Credit Facility includes covenants that require the Company to maintain a minimum level of combined earnings (EBITDA and Adjusted EBITDA, as defined in the Credit Facility) and limits the incurrence of cash and capital expenditures, the payment of dividends and certain asset disposals.

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The Company was not in compliance with certain financial covenants under its Senior Credit Facility and, as a result, was in default under its Credit Facility from August 31, 2002 through January 31, 2003. In addition, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA financial covenants under the Credit Facility at December 31, 2002. On March 31, 2003, the Company executed an amendment to its Credit Facility (the “First Amendment”) that reduced the minimum amount of EBITDA and Adjusted EBITDA that the Company was required to maintain through December 31, 2003 and waived all defaults through the date of the amendment. It also amended the timing and amount of individual payments (but not the aggregate amount) due under Credit Facility during 2003 to coincide with the anticipated early retirement of the Senior Credit Facility resulting from the prepayment described below. Under the First Amendment, the Company was required to make monthly payments of $1,041,667 from July 1 through December 1, 2003. The First Amendment did not affect payments due after December 31, 2003.

Notwithstanding the terms of the First Amendment, the Company was not in compliance with the new minimum Adjusted EBITDA covenant under the Credit Facility, as amended, as of June 30 and September 30, 2003. In addition, the Company did not make the $1,041,667 monthly payments that were due on August 1, 2003 through November 1, 2003 and only made a partial payment ($100,000) toward the monthly payment of $1,041,667 that was due on July 1, 2003. On November 11, 2003 the Company executed an agreement with its lenders (the “Forbearance Agreement”) that granted forbearance with respect to defaults and cash payments due under the terms of the Credit Facility through January 30, 2004. Under the Forbearance Agreement, the Company was required to make a $600,000 cash payment to be applied against interest due under the Credit Facility and to make additional interest payments of $100,000 on December 1, 2003 and January 1, 2004, which payments were made by the Company.

At December 31, 2003, the Company was not in compliance with the minimum Adjusted EBITDA covenant contained in the Credit Facility, and therefore, was in default of the terms of the Credit Facility. On February 24, 2004, the Company executed an amendment (the “Second Amendment”) that waived all defaults through the date of the amendment, reduced the minimum amount of EBITDA and Adjusted EBITDA that the Company is required to maintain through December 31, 2004, and provides for the negotiation of revised quarterly covenant levels for EBITDA and Adjusted EBITDA in 2005. Beginning December 1, 2003, the Second Amendment reduced the minimum payments due under the Credit Facility to $100,000 per month plus the monthly administrative fee through the maturity date on December 31, 2005. The Company was also required to make additional payments equal to 100% of any Regulatory Receipts received by the Company. As defined in the Credit Facility, Regulatory Receipts include prior year EUCL Charges and New Services Test refunds from LECs and net dial-around true-up refunds from long-distance carriers.

As of June 30, 2004, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA covenants, as defined in the Credit Facility, and did not make a $1.4 million debt payment related to Regulatory Receipts received by the Company during the second quarter of 2004. On August 11, 2004, the Company executed an amendment (the “Third Amendment”) that waived all defaults through the date of the amendment and provided for the deferred payment of approximately $1.4 million of Regulatory Receipts. Under the Third Amendment, such amount is due in three equal quarterly installments of $466,000 on April 1, July 1 and October 1, 2005.

As of September 30, 2004, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA covenants, as defined in the Credit Facility, and did not make the scheduled monthly payments of $100,000 each due on October 1 and November 1, 2004. As described in Note 2 and above, the remaining outstanding balance due under the Credit Facility was purchased by a wholly owned subsidiary of MobilePro Corp. on November 15, 2004. On November 15, 2004, the Company and this subsidiary of MobilePro Corp. executed an amendment to the Credit Facility (the “Fourth Amendment”) that waived all defaults through the date of the amendment and the monthly payments that were due on October 1 and November 1, 2004.

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Note Payable

In connection with the PhoneTel Merger, the Company assumed a $1.1 million note payable to Cerberus Partners, L.P. (“Cerberus”) that provides for payment of principal, together with deferred interest at 5% per annum, on November 17, 2004. Cerberus and its affiliates were also lenders under the Credit Facility and Senior Credit Facility and a major shareholder of the Company. The note is secured by substantially all of the assets of PhoneTel and is subordinate in right of payment to the Company’s Credit Facility. In connection with the PhoneTel Merger, the note was originally recorded at its net present value, including capitalized interest, in accordance with the purchase method of accounting. Interest expense is recognized over the term of the note using the interest method of accounting at a fair market rate of 15%. The note also includes a cross default provision that permits the holder to declare the note immediately due and payable if payments due under the Credit Facility are accelerated as a result of default. On November 15, 2004, Cerberus assigned its interest in the note payable to a subsidiary of MobilePro Corp. in connection with the Purchase Agreement (see Note 2). Also on November 15, 2004, the Company and MobilePro executed an amendment to extend the maturity date of the note until September 29, 2005.

 Senior Credit Facility

Effective as of February 19, 2002, Madeleine L.L.C. and ARK CLO 2000-1, Limited (the “Senior Lenders”) entered into a credit agreement (the “Senior Credit Facility”) with Davel Financing Company, L.L.C., PhoneTel and Cherokee Communications, Inc., a wholly owned subsidiary of PhoneTel. On that date, the then existing junior lenders of the Company and PhoneTel also agreed to a substantial debt-for-equity exchange with respect to their outstanding indebtedness. The Senior Credit Facility provided for a combined $10 million line of credit which the Company and PhoneTel shared $5 million each. The Company and PhoneTel each borrowed the amounts available under their respective lines of credit on February 20, 2002, which amounts were used to pay merger related expenses and accounts payable. Davel and PhoneTel agreed to remain jointly and severally liable for all amounts due under the Senior Credit Facility.

Interest on the funds loaned pursuant to the Senior Credit Facility accrued at the rate of fifteen percent (15%) per annum and was payable monthly in arrears. A principal amortization payment in the amount of $833,333 was due on the last day of each month, beginning July 31, 2002 and ending on the maturity date of June 30, 2003. On May 2, 2003, the Company paid the remaining balance, including interest, due under the Senior Credit Facility.

9.	EARNINGS PER SHARE AND STOCK-BASED COMPENSATION

The treasury stock method was used to determine the dilutive effect of the options and warrants on earnings per share data. Diluted loss per share is equal to basic loss per share since the exercise of the outstanding options and warrants would be anti-dilutive and resulted in no dilution for all periods presented. In accordance with SFAS No. 128 and the requirement to report “Earnings Per Share” data, the basic and diluted loss per weighted average common share outstanding was $0.02 and $0.06 during the nine months ended September 30, 2004 and 2003, respectively.

The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 (“APB No. 25”) whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted (the “intrinsic value method”). The Company has adopted the disclosure provisions of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires disclosure of compensation expense that would have been recognized if the fair-value based method of determining compensation had been used for all arrangements under which employees receive shares of stock or equity instruments. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by SFAS No. 123.

During the nine-month periods ended September 30, 2004 and 2003, the Company did not incur any stock-based employee compensation expense under the intrinsic value or fair value based methods. Therefore, the reported amounts of net loss and net loss per share were the same as the amounts that would have been reported if the fair value method had been applied to all awards.

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10.	COMMITMENTS & CONTINGENCIES

On or about September 16, 2004 the Company was served with a complaint, in civil action number 04-4303 captioned John R. Gammino v. Cellco Partnership d/b/a Verizon Wireless, et. al. filed in the United States District Court for the Eastern District of Pennsylvania. Plaintiff claims that the Company’s use of certain international call blocking technology infringes on one or more patents owned by the Plaintiff John R. Gammino (the “Gammino Patents”). Also named as defendants in the suit are Cellco Partnership d/b/a Verizon Wireless, Verizon Communications, Inc., Vodafone Group PLC, AT&T Corporation and Sprint Corporation. The claims alleged by the Plaintiff seek, among other damages, $7.6 million in royalty fees from the Company. On November 8, 2004, the Company responded by filing its answer, affirmative defenses and counterclaims.

The Company continues to review and investigate the allegations set forth in the complaint, continues to assess the validity of the Gammino Patents and is in the process of determining whether the technology purchased by the Company from third parties infringes upon the Gammino Patents. Additionally, the Company is assessing any and all rights it may have for indemnification by third parties from whom the international call blocking services are acquired. The Company intends to vigorously defend itself in this matter and pursue its counterclaims; however, the Company cannot at this time predict its likelihood of success on the merits or its success in seeking indemnification from the third parties from whom it purchases the call blocking services.

In connection with the MobilePro Transaction, the former secured lenders, subject to certain limitations, have agreed to reimburse the Company for the litigation cost and any losses resulting from the Gammino lawsuit. The former secured lenders have agreed to fund such costs from future Regulatory Receipts that were assigned to them pursuant to the Exchange Agreement (see Note 8). Any such Regulatory Receipts will be deposited into a third-party escrow account and used to reimburse the Company for costs incurred. The secured lenders are not required to fund the escrow account or otherwise reimburse the Company for amounts, if any, in excess of actual Regulatory Receipts collected. Any amount remaining in the escrow account at the conclusion of the litigation is to be returned to the former secured lenders.

On or about October 15, 2002, Davel was served with a complaint, in an action captioned Sylvia Sanchez et al. v. Leasing Associates Service, Inc., Armored Transport Texas, Inc., and Telaleasing Enterprises, Inc. Plaintiffs claim that the Company was grossly negligent or acted with malice and such actions proximately caused the death of Thomas Sanchez, Jr. a former Davel employee. On or about January 8, 2002, the Plaintiffs filed their first amended complaint adding a new defendant LAI Trust and on or about January 21, 2002 filed their second amended complaint adding new defendants Davel Communications, Inc., DavelTel, Inc. and Peoples Telephone Company. DavelTel, Inc. and Peoples Telephone Company are subsidiaries of the Company. The original complaint, as well as the first and second amended complaints were forwarded to Davel’s insurance carrier for action; however, Davel’s insurance carrier denied coverage based upon the workers compensation coverage exclusion contained in the insurance policy. The Company answered the complaint on or about January 30, 2003. The parties are currently engaged in the discovery process. The trial originally scheduled for June 2004 had been continued to November 2004; however, has been delayed by motion of the plaintiff and approval of the court. It is anticipated that the trial will be scheduled for March 2005. While Davel believes that it has meritorious defenses to the allegations contained in the second amended complaint and intends to vigorously defend itself, Davel cannot at this time predict its likelihood of success on the merits.

The Company is also a party to a contract with Sprint Communications Company, L.P. (“Sprint”) that provides for the servicing of operator-assisted calls. Under this arrangement, Sprint has assumed responsibility for tracking, rating, billing and collection of these calls and remits a percentage of the gross proceeds to the Company in the form of a monthly commission payment, as defined in the contract. The contract also requires the Company to achieve certain minimum gross annual operator service revenue, measured for the twelve-month period ended June 30 of each year. In making its June 30, 2002 compliance calculation under the minimum gross annual operator service revenue provision, the Company identified certain discrepancies between its calculations and the underlying call data information provided directly by Sprint. If the data, as presented by Sprint, is utilized in the calculation, a shortfall could result. The Company has provided Sprint with notification of its objections to the underlying data, and upon further investigation, has discovered numerous operational deficiencies in Sprint’s provision of operator services that have resulted in a loss of revenue to the Company, thus negatively impacting the Company’s performance relating to the gross annual operator service revenue requirement set forth in the contract. Furthermore, the Company advised Sprint that its analysis indicated that not only had it complied with the provisions of the gross annual operator service revenue requirement it also believed that Sprint had underpaid commissions to the Company during the same time period. The Company notified Sprint of the details surrounding the operational deficiencies and advised that its failure to correct such operational deficiencies would result in a material breach of the contract.

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Notwithstanding the Company’s objections, Sprint advised the Company, based upon its calculation of the Company’s performance in connection with the gross annual operator services revenue requirement, it would retroactively reduce the percentage of commission paid to the Company in connection with the contract for the twelve-month period ended June 30, 2002. Sprint withheld $418,000 from the commission due and owing the Company in the month of September 2002 and failed to address the operational deficiencies discovered by the Company. As a result of these actions, during the month of October 2002, the Company advised Sprint that the contract was terminated due to Sprint’s continuing and uncured breaches and the Company shifted its traffic to an alternative operator service provider. In response, Sprint withheld $380,170 from the commissions due and owing the Company in the month of October 2002. Thereafter, the Company made a demand for any and all amounts due it under the terms of the contract. In response, Sprint has asserted its claim for payment of approximately $5.9 million representing the amount it had calculated as owing under the gross annual operator services revenue requirement for the twelve-month period ended June 30, 2002.

While the Company believes that its objections to Sprint’s calculation of the gross annual operator service revenue requirement are justifiable and has not recorded any amounts associated with any minimum liability, it is possible that some liability or receivable for this matter may ultimately be determined as a result of the dispute, the amount of which, if any, is not presently determinable.

The Company is involved in other litigation arising in the normal course of its business, which it believes will not materially affect its financial position or results of operations.

11.	RELATED PARTY TRANSACTIONS

The Company’s former chief executive officer, whose tenure ended in August 2003, was, during such tenure, a director, executive vice president and a 49% shareholder of Urban Telecommunications, Inc. (“Urban”). The Company earned revenue of $1,917,000 in 2003 from various telecommunication contractor services provided to Urban, principally residence and small business facility provisioning and inside wiring. Additionally, in 2003, Urban was paid $125,000 for providing the Company with pay telephone management and other services for the Company’s payphone installations located in and around New York, New York. In October 2003, the Company and Urban terminated its service relationship. The net amount of accounts receivable due from Urban, which was collected in the first quarter of 2004, was $123,000 at December 31, 2003.

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and notes thereto appearing elsewhere herein.

With the exception of historical information (information relating to the Company's financial condition and results of operations at historical dates or for historical periods), the matters discussed in this Management's Discussion and Analysis of Financial Condition and Result of Operations ("MD&A") are forward-looking statements that necessarily are based on certain assumptions and are subject to certain risks and uncertainties. The forward-looking statements are based on management's expectations as of the date hereof. Actual future performance and results could differ materially from that contained in or suggested by these forward-looking statements as a result of the factors set forth in this MD&A and its other filings with the SEC. The Company assumes no obligation to update any such forward-looking statements.

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MobilePro Transaction and Assignment of Regulatory Receipts

On September 3, 2004, the secured lenders of the Company entered into a Loan Purchase Agreement and Transfer and Assignment of Shares (as amended by letter agreement dated November 15, 2004, the "Purchase Agreement") with MobilePro Corp., its wholly owned subsidiary, Davel Acquisition, Inc. (together with MobilePro Corp., "MobilePro") and the Company. Under the Purchase Agreement, Davel Acquisition, Inc acquired from the secured lenders 100% of the Company’s senior secured debt in the approximate principal amount of $102 million, a $1.3 million note payable by the Company to one of the secured lenders, and approximately 95.2% of the Company’s issued and outstanding common stock owned by the secured lenders, all for a cash purchase price of $14.0 million (the “MobilePro Transaction”). Pursuant to the terms of the Purchase Agreement, subject to certain limitations, the secured lenders have agreed to reimburse the Company for the litigation cost and any losses resulting from a patent infringement lawsuit in which the Company is named as a defendant (see Note 10 to the consolidated financial statements). The closing of the MobilePro Transaction occurred on November 15, 2004 and resulted in a change in control of the Company.

Provision was also made in the Purchase Agreement for the holders of the Company’s common stock other than the secured creditors (the “Minority Stockholders”), whose holdings comprise approximately 4.8% of the outstanding Davel stock. MobilePro has agreed to purchase all of the shares of common stock held by the Minority Stockholders within 180 days of the closing date of the MobilePro Transaction. The purchase price to be offered to the Minority Stockholders shall be an amount per share of not less than $0.015, which, at the discretion of MobilePro, may be paid in cash or securities of MobilePro. The form of such purchase could be through a tender offer, a short-form merger, or some other means as MobilePro may determine. Prior to undertaking the purchase, MobilePro must retain an investment banker or other financial advisor to render an opinion that the terms of the purchase are fair, from a financial point of view, to the Minority Stockholders. MobilePro has deposited into a third-party escrow account at the closing of the transaction $450,000 of the purchase price, which is the approximate amount necessary to purchase for $0.015 per share the shares of Davel common stock currently held by the Minority Stockholders. In the event that the purchase is not made within 180 days of the closing of the MobilePro Transaction, the amount held in escrow would be distributed pro rata to the Minority Shareholders as a special distribution from MobilePro.

On November 11, 2004, the Company executed an agreement with its secured lenders (the “Exchange Agreement”) to assign its right to receive certain future payments relating to “Regulatory Receipts” (NST refunds, EUCL refunds, and dial-around compensation received pursuant to the Interim Order, as defined in the Exchange Agreement) in exchange for an $18.0 million reduction in the principal balance of its Credit Facility. The Company assigned to the secured lenders the right to receive up to $18.0 million of Regulatory Receipts otherwise due to the Company not including the proceeds from the settlement of the Company’s MCI bankruptcy claim, which the Company expects to receive in November 2004 (see Note 7 to the consolidated financial statements), and after the Company receives and retains for its own use $0.7 million of Regulatory Receipts. The Company will recognize an $18.0 million gain relating to the Exchange Agreement in the fourth quarter of 2004.

Financial Condition and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of approximately $46.2 million and $10.1 million for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively. These losses were primarily due to declining revenues attributable to increased competition from providers of wireless communication services and the non-cash asset impairment losses in 2003 as described in Note 5 to the consolidated financial statements. In addition, as of September 30, 2004, the Company had a working capital deficit of $10.0 million, which includes $1.6 million of federal universal service fees and other past due obligations, and the Company’s liabilities exceeded its assets by $112.6 million. Although MobilePro, as the Company’s sole secured lender, has waived all financial covenant defaults and has agreed to waive certain payments not previously made by the Company under the terms of the Credit Facility, the Company was not in compliance with the terms of its Credit Facility (see Note 8). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In July 2003, a special committee of independent members of the Company’s Board of Directors (directors not employed by the Company nor affiliated with the Company or its major equity holders) was formed to identify and evaluate the strategic and financial alternatives available to the Company to maximize value for the Company’s stakeholders. Thereafter, the Board of Directors appointed a new chief executive officer who has been actively engaged with management to improve the operating results of the Company. Significant elements of the plan as either executed or planned for 2003 and 2004, respectively, include (i) the continued removal of unprofitable payphones, (ii) reductions in telephone charges by changing to competitive local exchange carriers (“CLECs”) or other alternative carriers, (iii) the evaluation, sale or closure of unprofitable district operations, (iv) outsourcing payphone collection, service and maintenance activities to reduce operating costs, and (v) the further curtailments of operating expenses.

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Based upon the progress or successful completion of certain of the above initiatives, in April 2004, the Company formed a new committee of independent members of the Company’s Board of Directors to evaluate other strategic opportunities available to the Company. As discussed in Note 2 to the consolidated financial statements, the Company executed the Purchase Agreement with its secured lenders and MobilePro and has become a majority owned subsidiary of MobilePro. Due to its recent occurrence, the effects of this event on the Company’s financial condition and liquidity are not yet fully determinable. However, as a result, the Company may be able to gain access to additional capital or other funding as a result of the MobilePro Transaction.

Notwithstanding the ongoing efforts to improve operating results, the Company, on a stand-alone basis, may continue to face liquidity shortfalls as it relates to the Company’s past due obligations, including federal universal service fees. In the event the Company does not obtain the continuing financial support of its parent, including forbearance, if necessary, relating to payments due to MobilePro under the Company’s Credit Facility, the Company might be required to dispose of assets to fund its operations or curtail its capital and other expenditures to meet its debt service and other obligations. There can be no assurances as to the Company’s ability to execute such dispositions, or the timing thereof, or the amount of proceeds that the Company could realize from such sales. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

General

During 2004, the Company derived its revenues from two principal sources: coin calls and non-coin calls. Coin calls represent calls paid for by callers with coins deposited in the payphone. Coin call revenues are recorded in the amount of coins deposited in the payphones.

Non-coin calls include credit card, calling card, collect, and third party billed calls handled by operator service providers selected by the Company. Such operator service revenues are recognized based upon the commission received by the Company from the carriers of these calls.

The Company also recognizes non-coin revenues from calls that are dialed from its payphones to gain access to a long distance company other than the one pre-programmed into the telephone or to make a traditional “toll free” call (dial-around calls). Revenues from dial-around calls are recognized based on estimates of calls made using most recent actual historical data and the Federal Communications Commission mandated dial-around compensation rate in effect. This is commonly referred to as “dial-around” access. (See Note 6 to the consolidated financial statements).

The principal costs related to the ongoing operation of the Company’s payphones include telephone charges, commissions, service, maintenance and network costs. Telephone charges consist of payments made by the Company to LECs and long distance carriers for line charges and use of their networks. Commission expense represents payments to owners of locations at which the Company’s payphones are installed (“Location Owners”). Service, maintenance and network costs represent the cost of servicing and maintaining the payphones on an ongoing basis.

Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2003

For the nine months ended September 30, 2004, total revenues decreased approximately $24.3 million, or 36.7%, to approximately $41.9 million from approximately $66.2 million in the same period of 2003. This decrease was primarily due to a reduction in the average number of payphones in service resulting from the Company’s aggressive program to remove unprofitable phones and other reductions in phone count during 2003 and 2004. The average number of payphones in service during the nine months ended September 30, 2004 declined by approximately 18,000 phones, or 29.0%, to approximately 44,000 phones compared to approximately 62,000 phones in service during the same period of 2003. The decline in total revenues was also attributable to adjustments to dial-around compensation, as discussed below, and increased competition from the wireless communications industry, resulting in lower average revenues per phone.

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Coin call revenues decreased approximately $13.3 million, or 33.6%, to approximately $26.3 million in the nine months ended September 30, 2004 from approximately $39.6 million in the nine months ended September 30, 2003. The decrease in coin call revenues was primarily attributable to the decrease in the average number of payphones in service, which declined by 29.0%, and lower revenues per phone resulting from increased competition from wireless communications.

Revenue from dial-around compensation decreased approximately $4.0 million, or 38.5%, to approximately $6.4 million in the nine months ended September 30, 2004 from approximately $10.4 million in the same period of 2003. The decrease was primarily attributable to the decrease in the average number of payphones in service resulting from the Company’s aggressive removal of unprofitable payphones in 2003 and lower call volumes resulting from the growth in wireless communication services. Dial-around revenues were also unfavorably impacted by adjustments to accounts receivable of $0.6 million and $1.0 million in the nine months ended September 30, 2004 and 2003, respectively, to reflect deductions by long-distance carriers for duplicate payments and uncompleted calls placed through resellers and for changes in accounting estimates of prior quarter dial-around revenues. As discussed in Note 6 to the consolidated financial statements, on August 12, 2004, the FCC released an order to increase the dial-around compensation rate from $0.24 to $.494 per call (the “2004 Order”). The new rate became effective on September 27, 2004 and may be subject to appeal by IXCs or other parties. Although the 2004 Order is expected to result in a substantial increase in dial-around revenue in the fourth quarter of 2004, the Company will not receive payments under the 2004 Order until April 2005; therefore, the Company is currently unable to determine the amount of this increase due to the uncertainty regarding the effect of the rate increase, if any, on dial-around call volumes.

Dial-around revenue adjustments are comprised of receipts from various carriers relating to the industry-wide true-up required under the FCC Interim Order and other adjustments (see Note 6 to the consolidated financial statements). In the nine months ended September 30, 2003, the Company received approximately $7.9 million of dial-around revenue adjustment, of which $4.9 million related to the sale of a portion of the Company’s accounts receivable bankruptcy claim due from MCI. Of this amount, $3.9 million related to the amount due from MCI under the Interim Order applicable to dial-around compensation (see Note 7 to the consolidated financial statements). The net dial-around compensation adjustment for the nine months ended September 30, 2004 was approximately $4.6 million, which included a non-cash charge for $0.9 million applicable to prior quarters relating to the change in the Company’s method of estimating accounts receivable from dial-around compensation and the resulting adjustment to accounts receivable under that method. In addition, in accordance with the Company’s accounting policy on regulated rate actions, the Company recorded $5.5 million of dial-around revenue adjustments during the nine months ended September 30, 2004, the period in which the Company received such revenues. It is anticipated that in November 2004, the Company will receive approximately $2.5 million relating to the settlement of its MCI bankruptcy claim which will be recognized as revenue in fourth quarter of 2004. Although the Company expects to receive a substantial amount of additional dial-around compensation from various carriers pursuant to the Interim Order, the Company will only be able to retain the first $0.7 million of Regulatory Receipts the Company ultimately collects. The next $18.0 million in Regulatory Receipts has been assigned to its secured lenders pursuant to the Exchange Agreement executed on November 11, 2004 (see Note 8 to the consolidated financial statements).

Operator service and other revenues, which is comprised of long-distance revenues received from operator service providers and other non-carrier revenues, decreased approximately $3.7 million, or 44.6%, to approximately $4.6 million in the nine months ended September 30, 2004 from approximately $8.3 million in the nine months ended September 30, 2003. Of these amounts, long-distance revenues decreased approximately $2.3 million, to approximately $4.0 million in the nine months ended September 30, 2004 from approximately $6.3 million in the nine months ended September 30, 2003. This decrease is attributable to fewer payphones in service, fewer completed long distance calls per phone, and reduced call time per call. Non-carrier revenues also decreased by $1.4 million compared to the nine months ended September 30, 2003 primarily due to installation and repair services provided to a former related party that were discontinued in October 2003.

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Telephone charges decreased approximately $7.9 million, or 41.4%, to approximately $11.2 million in the nine months ended September 30, 2004 from approximately $19.1 million in the nine months ended September 30, 2003. The decrease was primarily attributable to the decrease in the average number of payphones in service resulting from the Company’s aggressive removal of unprofitable payphones in 2003 and lower line charges resulting from the use of competitive local exchange carriers (“CLECs”). Telephone charges were also favorably impacted in the third quarter of 2004 by $0.5 million of refunds relating to amounts overcharged by LECs in prior years. This decrease in telephone charges was offset in part by approximately $0.9 million of net credits in the nine months ended September 30, 2003 related to refunds of end user common line charges and amounts received under the FCC’s “New Services Test” in certain states. The Company is continuing its strategy to reduce line charges with LECs and CLECs and is pursuing additional regulatory relief that it believes will further reduce local access charges on a per-phone basis, but is unable to estimate the impact of further telephone charge reductions at this time. However, the ability of the CLECs to continue to provide local access services to the Company at the current rates may be adversely impacted by the FCC’s recent ruling which eliminated the requirement of the incumbent LECs to make elements of their networks available on an unbundled basis to new entrants at cost-based rates (the “UNE-P Ruling”). The Company is unable, at this time, to determine the impact of the UNE-P Ruling on its strategy to continue to reduce local access charges.

Commission expense decreased approximately $4.3 million, or 38.7%, to approximately $6.8 million in the nine months ended September 30, 2004 from approximately $11.1 million in the nine months ended September 30, 2003. This decrease was primarily attributable to lower commissionable revenues resulting from the decrease in the average number of payphones in service and management actions to re-negotiate contracts with lower rates upon renewal. The Company continues to actively review its strategies related to contract renewals in order to maintain its competitive position while retaining its customer base.

Service, maintenance and network costs decreased approximately $7.0 million, or 35.7%, to approximately $12.6 million in the nine months ended September 30, 2004 from approximately $19.6 million in the nine months ended September 30, 2003. In 2003, the Company implemented several cost reduction measures, including the removal of unprofitable payphones and a substantial reduction in the Company’s workforce. In the fourth quarter of 2003 and the nine months ended September 30, 2004, the Company also began to outsource the service, maintenance and collection of its payphones in an effort to further reduce its operating costs. Through September 30, 2004, the Company has outsourced its operations for a majority of the Company’s payphones and has closed twenty-four district offices. The Company plans to outsource its operations of four additional district offices in the fourth quarter of 2004. While the Company believes these changes will continue to have a favorable impact on operating results in the future, no assurances can be given regarding the amount of cost savings the Company will be able to achieve.

Depreciation and amortization expense in the nine months ended September 30, 2004 decreased approximately $6.2 million, or 39.5%, from approximately $15.7 million in the nine months ended September 30, 2003 to $9.5 million recorded in the nine months ended September 30, 2004. This decrease was primarily attributable to the decline in the average number of payphones in service and the reduction in the carrying value of the Company’s payphone assets and location contracts resulting from the $9.7 million asset impairment charge recorded in the second quarter of 2003. These charges were required to write-down the carrying values of such assets to their fair values as of June 30, 2003 (see below and Note 5 to the consolidated financial statements).

Selling, general and administrative (“SG&A”) expenses decreased approximately $1.6 million, or 21.1%, to approximately $6.0 million in the nine months ended September 30, 2004 from approximately $7.6 million in the nine months ended September 30, 2003. The decrease was primarily attributable to reductions in professional fees, rent, insurance, and other office expenses associated with the Company’s cost savings initiatives implemented during 2003 and 2004. Such cost savings were partially offset by expenses relating to the MobilePro Transaction (see Note 2 to the consolidated financial statements) and severance costs incurred at the end of the third quarter of 2004 in connection with reductions in administrative staff. The Company expects further reductions in SG&A expenses in the remainder of 2004 and in 2005.

Asset impairment losses totaling $27.1 million were incurred in the nine months ended September 30, 2003. The loss consisted of a $9.7 million write-down in the carrying value of the Company’s payphone assets and location contracts and a $17.5 million write-off of goodwill in accordance with SFAS No. 144 and SFAS No. 142, respectively (see Note 4 to the consolidated financial statements). Management reevaluated the Company’s projected performance and reached the conclusion that financial results would not be sufficient to support the full carrying amount of the assets. These impairment charges were recorded in the second quarter of 2003. No further impairment was indicated and no loss was incurred in the nine months ended September 30, 2004.

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In the nine months ended September 30, 2004, the Company incurred $1.3 million of exit and disposal activity costs. The Company outsourced the servicing, collection and maintenance of certain payphones and closed thirteen district office facilities in Texas, Missouri, North Carolina, New York, Florida, Tennessee, Georgia, Mississippi, and the District of Columbia to reduce the Company’s future operating costs. In the nine months ended September 30, 2003, the Company incurred a $0.3 million loss from exit and disposal activities related to the outsourcing and closing of the Company’s warehouse and repair facility in Tampa, FL (see Note 4 to the consolidated financial statements).

Interest expense in the nine months ended September 30, 2004 was approximately $5.0 million compared to $4.7 million in the nine months ended September 30, 2003. This increase in net interest expense was primarily due to the increase in the principal balance of the Company’s Credit Facility resulting from interest capitalized in 2003.

The Company has not recorded any provision or benefit for Federal and State income taxes because of operating losses generated by the Company.

The Company had a net loss of $39.1 million in the nine months ended September 30, 2003. Excluding the asset impairment charges of approximately $27.1 million in the nine months ended September 30, 2003, the net loss decreased approximately $1.9 million, or 15.8%, to approximately $10.1 million in the nine months ended September 30, 2004 from approximately $12.0 million in the nine months ended September 30, 2003. The decrease in the loss occurred because the Company’s ongoing efforts to reduce operating expenses, as noted above, exceeded the decline in revenues.

Liquidity and Capital Resources

Cash Flows

Historically, the Company’s primary sources of liquidity have been cash from operations and borrowings under various credit facilities. The Company’s revenues and cash flows from its payphone operating regions are affected by seasonal variations, geographic distribution of payphones, removal of unprofitable payphones, and type of location. Because many of the payphones are located outdoors, weather patterns have differing effects on the Company’s results depending on the region of the country where the payphones are located. Payphones located in the southern United States produce substantially higher call volume in the first and second quarters than at other times during the year. The Company’s payphones throughout the midwestern and eastern United States produce their highest call volumes, and therefore generate the highest level of cash flow, during the second and third quarters.

During the nine months ended September 30, 2004, operating activities provided approximately $0.3 million of net cash, which included $5.5 million of receipts relating to dial-around compensation received in connection with the FCC’s Interim Order (see Note 6 to the consolidated financial statements). Such receipts, as well as other amounts received from the reductions in accounts receivable and other current assets, were used to reduce accounts payable, commissions and other accrued expenses by approximately $6.1 million. The Company also used its operating cash and net cash provided by operating activities to make approximately $3.8 million of principal payments relating to its long-term debt and capital lease obligations. As a result, the Company’s operating cash balance decreased by approximately $3.5 million during the nine months ended September 30, 2004.

During the nine months ended September 30, 2003, operating activities provided approximately $6.9 million of net cash, primarily due to collections of accounts receivable, including $4.7 million of receipts relating to refunds of telephone charges under the FCC’s “New Services Test”. The Company also received $4.9 million in March 2003 relating to the sale of a portion of the Company’s bankruptcy claim due from MCI (see Note 7 to the consolidated financial statements). Approximately $2.8 million of these amounts were used to reduce the Company’s current liabilities for accounts payable, commissions, and accrued expenses, $5.8 million was used for payments on the Company’s Senior Credit Facility and $1.0 was deposited in escrow with the Company’s lenders. On May 2, 2003, the Company paid the remaining balance, including interest, due under the Senior Credit Facility.

20

On October 25, 2004, the Company entered into a settlement agreement with MCI and the purchaser of a portion of the Company’s MCI dial-around bankruptcy claim. The Company is to receive from MCI approximately $2.5 million in cash and MCI common stock in full settlement of the remaining portion of its claim, including the Company’s retained interest. In accordance with the Company’s accounting policy on regulated rate actions, such revenue will be recognized as an adjustment to dial-around revenue in the fourth quarter of 2004. In addition, the net amount received will be used for working capital purposes and to pay the Company’s outstanding debt due to MobilePro, as required under the terms of the Company’s Credit Facility, as amended. Although the Company expects to receive additional amounts of dial-around compensation pursuant to the Interim Order, such amounts, subject to certain limitations, have been assigned the Company’s former secured lenders under the Exchange Agreement (see Note 8 to the consolidated financial statements).

Capital expenditures for the nine months ended September 30, 2004 were $0.7 million compared to $0.5 million in the nine months ended September 30, 2003. The Company’s on-going strategy of removing underperforming phones, combined with the existence of an extensive inventory of phone components, allows for minimal capital equipment expenditures. Payments relating to new and existing location contracts for the nine months ended September 30, 2004 and 2003 were $0.1 million and $0.2 million, respectively.

Credit Facility

On July 24, 2002, immediately prior to the PhoneTel Merger, Davel and PhoneTel amended, restated and consolidated their respective junior credit facilities. The combined restructured Credit Facility of $101.0 million is due December 31, 2005 (the “maturity date”) and originally consisted of: (i) a $50.0 million cash-pay term loan (“Term Note A”) with interest payable in kind monthly through June 30, 2003, and thereafter to be paid monthly in cash from a required payment of $1.25 million commencing on August 1, 2003, with such monthly payment increasing to $1.5 million beginning January 1, 2005, and the unpaid balance to be repaid in full on the maturity date; and (ii) a $51.0 million payment-in-kind term loan (the “PIK term loan” or “Term Note B”) to be repaid in full on the maturity date. Amounts outstanding under the term loans accrue interest from and after the closing date at the rate of ten percent (10%) per annum. Interest on the PIK term loan accrues from the closing date and will be payable in kind. All interest payable in kind is added to the principal amount of the respective term loan on a monthly basis and thereafter treated as principal for all purposes (including the accrual of interest upon such amounts). During the nine months ended September 30, 2004 and years ended December 31, 2003 and 2002, approximately $8.9 million, $11.3 million and $4.6 million of interest, respectively, was added to the principal balances as a result of the deferred payment terms. Upon the occurrence and during the continuation of an event of default, interest, at the option of the holders, accrues at the rate of 14% per annum.

At December 31, 2003, the Company was not in compliance with the minimum Adjusted EBITDA covenant under the Credit Facility. On February 24, 2004, the Company executed an amendment (the “Second Amendment”) that waived all defaults through the date of the amendment, reduced the minimum amount of EBITDA and Adjusted EBITDA that the Company is required to maintain through December 31, 2004, and provides for the negotiation of revised quarterly covenant levels for EBITDA and Adjusted EBITDA in 2005. Beginning December 1, 2003, the Second Amendment reduced the minimum payments due under the Credit Facility to $100,000 per month plus the monthly administrative fee through the maturity date on December 31, 2005. The Company is also required to make additional payments equal to 100% of any Regulatory Receipts received by the Company. As defined in the Credit Facility, Regulatory Receipts include prior year EUCL Charges and New Services Test refunds from LECs and net dial-around true-up refunds from long-distance carriers.

As of June 30, 2004, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA covenants, as defined in the Credit Facility, and did not make a $1.4 million debt payment related to Regulatory Receipts received by the Company during the second quarter of 2004. On August 11, 2004, the Company executed an amendment (the “Third Amendment”) that waived all defaults through the date of the amendment and provided for the deferred payment of approximately $1.4 million of Regulatory Receipts. Under the Third Amendment, such amount is due in three equal quarterly installments of $466,000 on April 1, July 1 and October 1, 2005.

21

As of September 30, 2004, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA covenants, as defined in the Credit Facility, and did not make the scheduled monthly payments of $100,000 each due on October 1 and November 1, 2004. On November 11, 2004, the Company executed the Exchange Agreement with its secured lenders to assign its right to receive up to $18.0 million of future payments relating to Regulatory Receipts in exchange for an $18.0 million reduction in the principle balance of its Credit Facility. On November 15, 2004, the Company’s secured lenders sold their interests in the Credit Facility and the Company’s common stock to a wholly owned subsidiary of MobilePro Corp., which became the Company’s sole secured lender and the holder of 95.2% of the outstanding common stock of the Company (see above and Note 2 to the consolidated financial statements). On November 15, 2004, the Company and this subsidiary of MobilePro Corp. executed an amendment to the Credit Facility (the “Fourth Amendment”) that waived all defaults through the date of the amendment and the monthly payments that were due on October 1 and November 1, 2004.

Senior Credit Facility

Effective as of February 19, 2002, Madeleine L.L.C. and ARK CLO 2000-1, Limited (the “Senior Lenders”) entered into a credit agreement (the “Senior Credit Facility”) with Davel Financing Company, L.L.C., PhoneTel and Cherokee Communications, Inc., a wholly owned subsidiary of PhoneTel. On that date, the then existing junior lenders of the Company and PhoneTel also agreed to a substantial debt-for-equity exchange with respect to their outstanding indebtedness in connection with the PhoneTel Merger. The Senior Credit Facility provided for a combined $10 million line of credit which the Company and PhoneTel shared $5 million each. The Company and PhoneTel each borrowed the amounts available under their respective lines of credit on February 20, 2002, which amounts were used to pay merger related expenses and accounts payable. Davel and PhoneTel agreed to remain jointly and severally liable for all amounts due under the Senior Credit Facility.

Interest on the funds loaned pursuant to the Senior Credit Facility accrued at the rate of fifteen percent (15%) per annum and was payable monthly in arrears. A principal amortization payment in the amount of $833,333 was due on the last day of each month, beginning July 31, 2002 and ending on the maturity date of June 30, 2003. On May 2, 2003, the Company paid the remaining balance, including interest, due under the Senior Credit Facility.

Impact of Inflation

Inflation is not considered a material factor affecting the Company's business. General operating expenses such as salaries, employee benefits and occupancy costs are, however, subject to normal inflationary pressures.

Seasonality

The Company’s revenues from its payphone operating regions are affected by seasonal variations, geographic distribution of payphones and type of location. Because many of the Company’s payphones are located outdoors, weather patterns have differing effects on the Company’s results depending on the region of the country where the payphones are located. Most of the Company’s payphones in Florida produce substantially higher call volume in the first and second quarters than at other times during the year, while the Company’s payphones throughout the Midwestern and eastern United States produce their highest call volumes during the second and third quarters. While the aggregate effect of the variations in different geographical regions tend to counteract the effect of one another, the Company has historically experienced higher revenue and income in the second and third quarters than in the first and fourth quarters. Changes in the geographical distribution of its payphones may in the future result in different seasonal variations in the Company’s results.

ITEM 3.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is exposed to certain market risks inherent in the Company’s financial instruments that arise from transactions entered into in the normal course of business. The Company’s long-term obligations consist primarily of the amounts due under the Credit Facility, which bears interest at a fixed rate. See ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.’’

The Company does not presently enter into any transactions involving derivative financial instruments for risk management or other purposes due to the fixed rate structure of its existing debt, the stability of interest rates in recent times, and because Management does not consider the potential impact of changes in interest rates to be material. As a matter of policy, the Company does not hold derivatives for trading purposes.

22

The Company’s available cash balances are invested on a short-term basis (generally overnight) and, accordingly are not subject to significant risks associated with changes in interest rates. Substantially all of the Company’s cash flows are derived from its operations within the United States and the Company is not subject to market risk associated with changes in foreign exchange rates.

ITEM 4. CONTROLS AND PROCEDURES

The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2004. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of September 30, 2004. There were no material changes in the Company’s internal controls over financial reporting during the first nine months of 2004.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

On or about September 16, 2004 the Company was served with a complaint, in civil action number 04-4303 captioned John R. Gammino v. Cellco Partnership d/b/a Verizon Wireless, et. al. filed in the United States District Court for the Eastern District of Pennsylvania. Plaintiff claims that the Company’s use of certain international call blocking technology infringes on one or more patents owned by the Plaintiff John R. Gammino (the “Gammino Patents”). Also named as defendants in the suit are Cellco Partnership d/b/a Verizon Wireless, Verizon Communications, Inc., Vodafone Group PLC, AT&T Corporation and Sprint Corporation. The claims alleged by the Plaintiff seek, among other damages, $7.6 million in royalty fees from the Company. On November 8, 2004, the Company responded by filing its answer, affirmative defenses and counterclaims.

The Company continues to review and investigate the allegations set forth in the complaint, continues to assess the validity of the Gammino Patents and is in the process of determining whether the technology purchased by the Company from third parties infringes upon the Gammino Patents. Additionally, the Company is assessing any and all rights it may have for indemnification by third parties from whom the international call blocking services are acquired. The Company intends to vigorously defend itself in this matter and pursue its counterclaims; however, the Company cannot at this time predict its likelihood of success on the merits or its success in seeking indemnification from the third parties from whom it purchases the call blocking services.

In connection with the MobilePro Transaction (see Note 2 to the consolidated financial statements), the former secured lenders, subject to certain limitations, have agreed to reimburse the Company for the litigation cost and any losses resulting from the Gammino lawsuit. The former secured lenders have agreed to fund such costs from future Regulatory Receipts that were assigned to them pursuant to the Exchange Agreement (see Note 8 to the consolidated financial statements). Any such Regulatory Receipts will be deposited into a third-party escrow account and used to reimburse the Company for costs incurred. The secured lenders are not required to fund the escrow account or otherwise reimburse the Company for amounts, if any, in excess of actual Regulatory Receipts collected. Any amount remaining in the escrow account at the conclusion of the litigation is to be returned to the former secured lenders.

In addition to legal proceedings disclosed in the Company’s Form 10K for the year ended December 31, 2003 and elsewhere herein, the Company is involved in routine litigation arising in the normal course of its business which it believes will not materially affect its financial position or results of operations.

ITEM 6.    EXHIBITS

The Exhibits listed on the accompanying Index to the Exhibits are filed as part of this Report.

23

EXHIBIT INDEX

Exhibit No.	Descripton

10.1
Loan Purchase Agreement and Transfer and Assignment of Shares dated September 3, 2004, by and among MobilePro Corp., its wholly-owned subsidiary, Davel Acquisition Corp., Davel Communications, Inc., Wells Fargo Foothill, Inc., as Agent, and the lenders that are signatories to the Amended, Restated, and Consolidated Credit Agreement dated July 24, 2002, as amended.

31.1	Certification of Chief Executive Officer pursuant to Sarbanes-Oxley Act of 2002 Section 302.

31.2	Certification of Chief Financial Officer pursuant to Sarbanes-Oxley Act of 2002 Section 302.

32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Sarbanes-Oxley Act of 2002 Section 906.

24

CORPORATE INFORMATION

Corporate Headquarters

Davel Communications, Inc.
200 Public Square, Suite 700
Cleveland, Ohio 44114
www.davelgroup.com

Website Access to United States Securities and Exchange Commission Filings

All reports filed electronically by Davel Communications, Inc. with the United States Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current event reports on Form 8-K, as well as any amendments to those reports, are accessible at no cost on the SEC's Web site at www.sec.gov

25

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10-Q to be signed on its behalf by the undersigned thereunto duly authorized.

DAVEL COMMUNICATIONS, INC.

Date: November 15, 2004	/s/ DONALD L. PALIWODA

Donald L. Paliwoda
Chief Financial Officer

26

Exhibit 31.1

CERTIFICATION

I, Woody M. McGee, certify that:

1.    I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2004 of Davel Communications, Inc.;

2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5.    The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 15, 2004	/s/ WOODY M. MCGEE

Woody M. McGee
Chief Executive Officer

27

Exhibit 31.2

CERTIFICATION

I, Donald L. Paliwoda, certify that:

1.    I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2004 of Davel Communications, Inc.;

2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.    The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected or is reasonably likely to materially affect the registrant’s internal control over financial reporting; and

5.    The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 15, 2004	/s/ DONALD L. PALIWODA

Donald L. Paliwoda
Chief Financial Officer

28

Exhibit 32.1

CERTIFICATION

I, Woody M. McGee, Chief Executive Officer and I, Donald L. Paliwoda, Chief Financial Officer of Davel Communications, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2004	/s/ WOODY M. MCGEE

Woody M. McGee,
Chief Executive Office

/s/ DONALD L. PALIWODA

Donald L. Paliwoda,
Chief Financial Officer

29

APPENDIX D

Financial Advisors Group, L.L.C.
7700 Old Georgetown Road, Suite 400,
Bethesda, MD 20814

OPINION LETTER

February 9, 2005

Mr. Kurt Gordon
Chief Financial Officer
MobilePro Corp.
6701 Democracy Blvd.
Suite 300
Bethesda, MD 20817

Dear Mr. Gordon:

We understand that MobilePro Corp. (“MobilePro”) is contemplating an offer to purchase the remaining outstanding shares of Davel Communications, Inc (“Davel”) common stock at a purchase price of $0.015 per share, which constitutes approximately 4.8% of the issued and outstanding common stock interest of Davel (the “ Minority Interest”) now held by MobilePro following its acquisition of 100 percent of Davel’s senior secured debt and the transfer of approximately 95.2% of Davel’s issued and outstanding common stock on November 15, 2004 (the “Transaction”). MobilePro has requested our opinion as to the fairness, from a financial point of view, to the minority public stockholders of Davel who are not affiliated with the Company (the “Minority Stockholders”) of the consideration to be received by such Minority Stockholders, in connection with the proposed Transaction as set forth in the Loan Purchase Agreement and Transfer and Assignment of Shares dated September 3, 2004 (the “Loan Purchase Agreement”) and related agreements (the “Opinion”).

Reznick Fedder & Silverman Financial Advisors Group, L.L.C. (“Reznick”) is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. In developing our opinion, we have, among other things:

i.	Considered applicable valuation methodologies utilized for similar transactions;

Mr. Kurt Gordon
MobilePro Corp.
February 9, 2005

ii.	Reviewed the Loan Purchase Agreement and Transfer and Assignment of Shares Agreement dated September 3, 2004 and associated documents related to the proposed transaction;

iii.	Reviewed Davel’s Form 10-K for the years ended December 31, 1998 through to 2003, and its Form 10-Q for the quarter ended September 30, 2004;

iv.
Reviewed certain financial and operating information provided to Reznick by management relating to Davel’s business including its budget for the fiscal year ended December 31, 2004 and business plan projections for the fiscal years ending December 31, 2005 through December 31, 2008;

v.	Interviewed Davel’s management to discuss Davel’s operations, historical financial statements and future prospects;

vi.	Reviewed Davel’s historical market prices and trading volume of its publicly traded common stock, along with publicly available financial data on Davel;

vii.	Reviewed the financial terms, including premiums paid, in transactions in which a majority shareholder acquired the remaining minority shares of a public company;

viii.	Considered other recent proposals and offers made to Davel by third parties interested in acquiring Davel or its assets;

ix.	Considered the condition of the payphone industry;

x.	Considered Davel’s liquidity problems and difficulties it faces or will face to fund its operations, to make capital expenditures and to meet its debt service and other obligations;

xi.
Considered the going concern qualifying statements made by Davel’s auditor, Aidman Piser & Company, P.A., in its Report of Independent Certified Public Accountants for the fiscal year ended December 31, 2003; and

xii.	Considered such other information, financial studies, analyses, and investigations of financial, economic and market criteria we deemed relevant.

In connection with our review and arriving at our Opinion, we have assumed that all information provided to us by the Company is complete and accurate in all material respects, have not conducted any independent verifications thereof, and have relied on such information and assurances of management of the Company that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management. We have also assumed that the transaction contemplated in the Agreement will be consummated upon the terms set forth therein without material modification or waiver.

Mr. Kurt Gordon
MobilePro Corp.
February 9, 2005

Our Opinion is rendered in the basis of economic and market conditions prevailing and on the prospects, financial and otherwise, of the Company known to us as the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Opinion if this Opinion were rendered as of a later date, and (ii) Reznick disclaims any obligation to advise any person of any change in any manner affecting this Opinion that may come to our attention after the date of this Opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets or liabilities of the Company. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company, or have otherwise been disclosed by management.

Our Opinion addresses only the fairness from a financial point of view, of the consideration to be received by the Minority Stockholders in connection with the Transaction and does not address any other aspect, nor does it constitute a recommendation to any Minority Stockholder as to any action that should be taken by such Minority Stockholder. Additionally, our opinion does not address the merits of the Transaction, other business strategies that MobilePro has or may be considering, or the decision of any party to recommend or proceed with the Transaction.

We have been engaged by MobilePro solely to render this Opinion in connection with its consideration of the Transaction and will receive a fee for our services. We have not participated in, or provided advice to any party with respect to the negotiation of the Transaction.

It is agreed that this Opinion is for the information of MobilePro and may not be relied on by any other party, nor used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by Davel or MobilePro with the Securities and Exchange Commission in connection with the Transaction.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the consideration to be received by Minority Stockholders in connection with the Transaction is fair, from a financial point of view, to such Minority Stockholders of the Company.

Sincerely,

REZNICK FEDDER & SILVERMAN
FINANCIAL ADVISORS GROUP, L.L.C

Brent Solomon, MSF, CVA, CPA, CM&A

DAVEL COMMUNICATIONS, INC.

PRESENTATION TO THE BOARD OF DIRECTORS

FAIRNESS OPINION SUPPLEMENT

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

January 15, 2005

Sections:

I.	Executive Summary

i.	Engagement Overview	6
ii.	Transaction Background	8
iii.	Transaction Overview	9
iv.	Valuation Methodology Overview	10
v.	Valuation Discussion and Conclusion	11

II.	Overview of Davel

i.	Payphone Industry Overview	13
ii.	Overview of Davel	18
iii.	Revenue Per Payphone Erosion	19
iv.	Estimated Revenue per Payphone Erosion	20
v.	Davel - Selected Financials	21
vi.	Financial Condition	24
vii.	Historical Stock Charts	25
viii.	Davel’s Illiquid Trading Market	29

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Table of Contents (Cont.)

Sections (Cont.):

III.	Valuation Analysis	30

i.	Valuation Methodology Overview	31
ii.	Comparable Company Analysis - Methodology Overview	33
iii.	Comparable Company Analysis - Selected Comparable Companies	34
iv.	Discounted Cash Flow Analysis - Methodology Overview	35
v.	Discounted Cash Flow Analysis - Overview	36
vi.	Discounted Cash Flow Analysis - Development of Discount Rate	37
vii.	Discounted Cash Flow Analysis - Cash Flow to Equity Holders (Assuming Interest Paid)	39
viii.	Discounted Cash Flow Analysis - Cash Flow to Debt and Equity Holders	41
ix.	Liquidation Analysis - Overview	44
x.	Liquidation Analysis - Liquidation Proceeds	45
xi.	Liquidation Analysis - Liquidation Value	47

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Table of Contents (Cont.)

Sections (Cont.):

III.	Valuation Analysis (Cont.)

xii.	Public Market Pricing Analysis - Overview	48
xiii.	Volume at Price Charts	49
xiv.	Transactions in Company Stock	52
xv.	Public Company Remaining Interest Minority Stake Transaction Analysis - Overview	55
xvi.	Public Company Remaining Interest Minority Stake Transaction Analysis	56
xvii.	Indicated Value Based on Terms of the Agreement with the Company’s Former Lenders	57
xviii.	Other Recent Third Party Proposals and Offers	59

Appendices:

A.	Overview of MobilePro	61
	MobilePro - Outlook	62
	MobilePro - Recent Key Developments	63

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

I. Executive Summary

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Engagement Overview

MobilePro Corp. (“MobilePro”) has engaged Reznick Fedder & Silverman Financial Advisors Group, L.L.C. (“Reznick”) to opine as to the fairness, from a financial point of view, of the $0.015 per share to be received by the Minority Stockholders of Davel Communications Inc. (the “Company”) (some 1,600 stockholders holding approximately 29.8 million shares of the Company’s common stock representing in total 4.8% of the ownership of the Company) (the “Consideration”) set forth in the Loan Purchase Agreement and Transfer and Assignment of Shares and related agreements (the “Agreement”) entered into between, among others, Former Lenders to the Company (who, prior to the November 15, 2004 acquisition by MobilePro, also owned approximately 585.3 million shares of the Company representing 95.2% of the ownership of the Company) as Sellers, MobilePro Corp. as Buyer and the Company (the “Opinion”).

➢	In rendering its Opinion, among other things, Reznick:

G	Considered applicable valuation methodologies utilized for similar transactions;

G	Reviewed Davel’s Form 10-K for the years ended December 31, 1998 through to 2003, and its Form 10-Q for the quarter ended September 30, 2004;

G
Reviewed certain financial and operating information provided to Reznick by management relating to Davel’s business, including business plan projections for the fiscal years ending December 31, 2005 through December 31, 2008;

G	Interviewed Davel’s management to discuss Davel’s operations, historical financial statements and future prospects;

G	Reviewed Davel’s historical market prices and trading volume of its publicly traded common stock, along with publicly available financial data on Davel;

G	Reviewed publicly available financial data to identify public companies to compare to Davel;

G	Reviewed the financial terms, including premiums paid in transactions in which a majority shareholder acquired the remaining minority shares of a public company;

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Engagement Overview (Cont.)

G	Considered other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets;

G	Considered the economic outlook and outlook of the payphone industry;

G	Considered Davel’s liquidity problems and difficulties it faces in funding its operations, to make capital expenditures and to meet its debt service and other obligations;

G	Considered the going concern opinion made by Davel’s auditor, Aidman Piser & Company, P.A., in its Report of Independent Certified Public Accountants for the fiscal year ended December 31, 2003; and

G	Considered such other information, financial studies, analyses, and investigations of financial, economic and market criteria we deemed relevant.

➢	Nothing in this analysis should be construed to imply or constitute a recommendation to Davel stockholders or any party as to any action a stockholder should take with respect to the transaction

➢
Based on the foregoing analysis, Reznick will deliver an opinion to the Board of Directors stating that the Consideration to be received by the Minority Stockholders of the Company set forth in the Agreement is fair, from a financial point of view, to the Minority Stockholders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Transaction Background

➢
As the result of the debt for equity restructuring terms, which were part of the merger of the Company and PhoneTel Technologies, Inc. (“PhoneTel”) completed on July 24, 2002, a group of financial institutions (the “Former Lenders”), were holders of approximately $104.3 million of various classes and tranches of the Company’s debt, and became 95.2% owners of the Company’s common shares while Minority Stockholders who had previously been stockholders of either the Company or PhoneTel owned 4.8% of the Company

➢
On November 11, 2003, prior to the closing of the MobilePro transaction, the Company agreed to assign its right to receive up to $18 million of “Regulatory Receipts” to Former Lenders in exchange for an $18 million reduction in its secured debt

➢
Notwithstanding the reduction in the Company’s and PhoneTel’s combined indebtedness to the Former Lenders from approximately $350 million prior to the merger and debt-for-equity restructuring to $101 million, the Company continued to experience declining revenues and operating losses and was unable to meet debt service requirements. The Company’s loan terms and covenant defaults were amended and waived on three occasions on March 31, 2003, February 24, 2004 and August 11, 2004

➢
The Company’s Board of Directors, after the PhoneTel merger, was comprised of five directors, the Chief Executive Officer, a senior executive of the largest Former Lender shareholder, and three non-employee independent directors. In 2003, the Board of Directors was reduced to four directors of whom two were independent non-employee directors

➢
In July 2003, a special committee of independent, non-employee members of the Company's Board of Directors (the “Special Committee”) was formed to identify and evaluate the strategic and financial alternatives available to the Company to maximize value for the Company's stakeholders

➢
During the period from July 2003 until August 2004, the Company permitted approximately eight parties to perform varying levels of due diligence on the Company in connection with expressions of interest to purchase the Company, its debt, its assets or other corporate restructurings. None of the various parties, except MobilePro, that made proposals which were, in principle, worthy of further consideration by the Special Committee, or were able to arrange financing commitments for their proposals which would have justified further negotiations or deliberations. During that period, the Special Committee also considered the sale of the Company in the context of bankruptcy proceedings and a public-to-private offer by the Former Lender Shareholders to the Minority Shareholders

➢
In May 2004, the Company was approached by MobilePro which was permitted to undertake due diligence and discussions with the Company, the Former Lenders and the Special Committee leading to the Agreement

➢
As part of the transaction, MobilePro acquired approximately $104.3 million of the Company’s debt and became 95.2% owners of the Company’s common shares. Under the terms of the Agreement, MobilePro is obligated to purchase the approximately 29.8 million shares of the Company’s common stock, representing in total 4.8% of the ownership of the Company, held by the Minority Stockholders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Transaction Overview

➢	The Agreement contained the following principal terms:

G
MobilePro acquired 100% of the Company’s debt with a face value plus accrued interest totaling approximately $104.3 million (as of November 15, 2004) from the Former Lenders for consideration as set forth below and acquired through transfer at no additional consideration all Company stock owned by the Former Lenders (585,271,794 shares representing 95.2% of common shares outstanding)

G	The consideration paid to the Former Lenders was:

v	$14,000,000.00 in cash ($14 million)

v	Warrants to purchase 5 million shares of MobilePro stock at an exercise price of $0.30 per share exercisable at any time prior to November 14 , 2009

G	The consideration paid to the Minority Stockholders (on which Reznick is rendering its Fairness Opinion) consists of:

v	The minimum payment of $450,000.00 to be distributed to the Minority Stockholders if the contemplated Tender Offer is not made

v	At Closing of the Agreement MobilePro deposited $450,000.00 in an Escrow Account

v
Within 180 days from the Closing, MobilePro is required to make a Tender Offer to the Company’s Minority Stockholders in cash or MobilePro securities at a price of not less than $0.015 (one and one half cents) per Company share

v
In connection with the Tender Offer, MobilePro is required to obtain a fairness opinion from a reputable investment bank or financial advisor that the terms of the Tender Offer are fair to the Minority Stockholders

v	In the event that MobilePro does not make the Tender Offer within 180 days, the $450,000.00 in the Escrow Account will be paid pro-rata to the Minority Stockholders

v	In the event that MobilePro makes the Tender Offer within 180 days, the $450,000.00 in the Escrow Account will be paid to the Company’s Former Lenders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Valuation Methodology Overview

➢	In evaluating the Consideration, Reznick performed the following valuation analyses:

G	Comparable Company Analysis — estimates value based on comparison of the Company’s financial statistics with financial statistics of relevant comparable public companies

G
Discounted Cash Flow Analysis (“DCF”) — utilizes the concept that the worth of a business is best represented by the present value of the estimated cash flow streams it can generate in the future. The estimated cash flow streams of a business enterprise are then discounted to reflect the time value of money as well as the associated business and economic risks of that enterprise. The DCF approach relies on the ability to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows. As with any forecast, there is an element of uncertainty involved

G	Liquidation Analysis — estimates the fair realizable value of the Company’s assets through a hypothetical orderly liquidation scenario

G	Public Market Pricing Analysis — historical stock prices and volume of the Company are observed over one-year, six-month and three-month periods

G
Public Company Remaining Interest Minority Stake Transaction Analysis — historical premiums paid for minority shares are observed for transactions in which the majority shareholder acquired the remaining minority interest

G	Transaction Analysis — estimates value based on comparison of multiples paid for comparable companies in arms-length negotiated mergers or acquisitions

G	The valuation implied by the terms of the Agreement with the Company’s Former Lenders

G	Other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Valuation Discussion and Conclusion

➢	Using valuation methodologies, such as a Discounted Cash Flow Analysis and Liquidation Analysis, Reznick estimated that Davel’s current debt levels exceed the enterprise value of the Company.

➢	Using market transactions on public company acquisitions of remaining minority interest stakes:

G	Median 1-day, 1-week and 4-week premiums paid, prior to the September 7, 2004 announcement date were 49%, 46% and 49%, respectively

G
Under the provisions of the Agreement, the minimum tender offer price of $0.015 per share represents premiums of 329% and 150% over the closing market prices of $0.0035 and $0.006 for Davel’s shares for 1-week and 4-weeks prior to September 7, 2004, respectively. There was no trading volume for Davel shares 1-day prior to the announcement, therefore the one-day premium was not calculated

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

II. Overview of Davel

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Payphone Industry Overview

➢
According to the Federal Communications Commission (“FCC”), the total number of payphones has dropped from a peak of 2.1 million in 1999 to approximately 1.5 million as at March 31, 2003, an average annual decline of approximately 8% and a cumulative decline of approximately 30%

➢	Industry estimates suggest the following industry market shares based on the number of installed payphones:

G	Regional Bell Operating Companies (“RBOCs”): 60%

G	Smaller independent LECs and the major long distance carriers such as Sprint and AT&T: 12%

G	Independent Payphone Providers (“IPPs”): 28%

➢	Davel is one of the largest and only publicly traded IPPs in the U.S.

Source: Trends in Telephone Service, FCC, May 6, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Payphone Industry Overview (Cont.)

➢	Prior to the AT&T divestiture in 1984 payphone services were essentially limited to LECs

➢	Several IPPs were founded in the mid to late 1980s and became publicly traded shortly thereafter (see table on page [17])

➢
Prior to 1987, coin calls were the sole source of revenues for IPPs. Long distance calling card and collect calls from these public payphones were handled exclusively by AT&T. Beginning in 1987, a competitive operator service system developed which allowed operator service providers (“OSPs”) to handle non-coin calls and to offer IPPs commissions for directing operator assisted or calling card calls to them

➢	In the early 1990’s, several publicly traded IPPs began growing aggressively via acquisitions, leveraging their balance sheets

➢
In 1996, recognizing that IPPs had been at a severe competitive disadvantage under the existing system of regulation and had experienced substantial increases in the volume of dial-around calls without a corresponding adjustment in compensation, Congress enacted section 276 of the Telecommunications Act to promote both competition among payphone service providers and the widespread deployment of payphones. Key section 276 elements included:

G	Creation of standard regulatory scheme for all public payphone providers

G	Establishment of a dial-around compensation plan

G	Termination of subsidies for LEC payphones from LEC-regulated base operations

G	Elimination of local coin rate regulations

➢
Pressures on non-coin revenue from “dial-around” calling, unresolved dial-around compensation issues, losses in ancillary businesses, overleveraged balance sheets and the rapid expansion of wireless usage drastically changed the industry

➢
Since 1998, Davel has merged with and/or acquired three publicly traded IPPs (Communications Central, Inc., People’s Telephone, Inc. and PhoneTel Technologies, Inc.), all of which were in distressed situations

➢	Davel is currently one of the largest and only publicly traded IPP in the U.S.

➢	The rapid expansion of wireless subscribers continues to have a dramatic effect in reducing the overall volume of calls made at payphones

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Payphone Industry Overview (Cont.)

➢
Additionally, delays in resolving regulatory issues has resulted in payphone service providers bearing excessive line costs and suffering from an inability to collect a substantial amount of dial-around compensation

➢	Improved service and greater affordability has contributed to the significant growth in the wireless market, with market penetration rates exceeding 50%

➢	The estimated number of wireless subscribers has grown from 33.8 million in 1995 to 158.7 million in 2003, an average annual growth rate of approximately 21% and a cumulative growth rate of 370%

➢	The wireless telecommunications industry has begun to show signs of maturation, as customer growth has slowed and voice services have become a commodity

➢
From a market share perspective, the IPP business model has not been successful and questions exist about the overall payphone industry, evidenced by the RBOCs’ attempt to exit the payphone sector via divestiture of their payphone assets

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Payphone Industry Overview (Cont.)

Source: Trends in Telephone Service, FCC, May 6, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Payphone Industry Overview (Cont.)

Status of Other Publicly Traded IPPs

	Communications Central, Inc.	People's Telephone, Inc.	PhoneTel Technologies, Inc.

Founded	1986	1985	1984
Became Public	1993	1993	1988
Payphones	Acquired approximately 12,000 phones from 1993 through 1997; 26,000 as of 6/30/97.	Acquired over 33,000 phones from 1990 through 1994; 40,100 as of 12/31/97	Acquired approximately 37,000 phones from 1994 through 1997; 29,583 as of 3/8/02
Revenue Growth	1993: $30 million	1991: $56 million	1993: $11 million
	1997: $104 million	1997: $115 million	1997: $110 million
2001: $45 million
Total Debt	1993: $16 million	1991: $23 million	1993: $1 million
	1997: $72 million	1997: $117 million (1)	1997: $158 million
2001: $64 million (2)
Other	-	-	Restructured under Chapter 11 in 1999
Status	Merged with Davel in 1998	Merged with Davel in 1998	Merged with Davel in 2002

Source: Company filings

Notes:
(1) Total long-term debt and preferred stock.
(2) At December 31, 2001 certain long-term debt was classified as a current liability because the Company was not in compliance with certain financial covenants or was in default on such debt, or the debt was otherwise due within one year.

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Overview of Davel

➢	Davel is one of the largest and only remaining publicly traded independent payphone service providers in the U.S., operating approximately 3% of the installed payphones in the U.S.

➢
The Company owns and operates a network of approximately 40,000 payphones in 45 states and the District of Columbia, providing it with one of the broadest geographic ranges of coverage of any payphone service provider (“PSP”) in the country

➢
The Company’s installed payphone base generates revenue through both coin calls (local and long-distance), non-coin calls (calling card, credit card, collect, and third-party billed calls using the Company’s preselected operator services providers such as Opticom and AT&T) and dial-around calls (utilizing a 1-800, 1010XXX or similar “toll free” dialing method to select a carrier other than the Company’s preselected carrier)

➢
The Company competes for payphone locations directly with LECs and other IPPs. The Company also competes, indirectly, with long-distance companies, which can offer location owners commissions on long-distance calls made from LEC owned payphones. Most LECs and long-distance companies against which the Company competes and some IPPs may have substantially greater financial, marketing and other resources than the Company

➢	According to management, growth in the wireless communication services market continues to negatively impact the usage of payphones throughout the U.S.

➢	Davel continues to experience revenue erosion on a per-payphone basis despite its policy of continually removing unprofitable payphones

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Revenue Per Payphone Erosion

➢	Davel’s installed payphone base has declined from approximately 70,000 post the PhoneTel transaction in 2002 to approximately 40,000 currently

➢
Davel’s average adjusted revenue per payphone (excludes dial-around, also referred to as “DAR” compensation adjustments) decreased from $2,717 in 1998 to $1,266 in 2003, an average annual decline of 14% and a cumulative decline of 53%

➢
Additionally, Davel’s average adjusted revenue per payphone decreased from approximately $901 in the nine months ended September 30, 2003 to approximately $841 in the nine months ended September 30, 2004, a decline of 7%

Source: Company fillings
Notes:
(a)	Excludes DAR compensation adjustments
(b)	YTD September 30, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Estimated Revenue Per Payphone Erosion

Source: Management’s Estimates
Notes:
(a)	Excludes DAR compensation adjustment

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Davel - 5 Year Selected Financial Data

5 -Year Selected Financial Data (a)

Fiscal Year	1999	2000	2001	2002 (c)	2003	2004
	Year Ended December 31 (b) (In thousands, except per share amounts and payphone base data)					10 Months Ended October 31,
STATEMENT OF OPERATIONS DATA						
Revenue	$175,846	$126,271	$90,618	$76,952	$81,773	$46,533
Expenses	184,011	168,581	106,620	93,385	94,166	52,814
Asset impairment charges (a)	48,924	42,032	-	-	27,141	-
Operating loss	(57,089)	(84,342)	(16,002)	(16,433)	(39,534)	(6,281)
Interest and other expense, net	(23,412)	(27,138)	(27,412)	(12,793)	(6,657)	(5,261)
Income taxes	1,755	-	-	-	-	-
Gain from extinguishment of debt	-	-	-	180,977	-	-
Net income (loss)	($78,746)	($111,480)	($43,414)	$151,751	($46,191)	($11,542)
Basic and diluted income (loss) per share:						
Net income (loss)	($7.39)	($10.02)	($3.89)	$0.56	($0.08)	($0.02)
Weighted average common shares outstanding, basic and diluted	10,660	11,126	11,169	272,598	615,019	615,019
BALANCE SHEET DATA						
Total assets	180,761	93,187	68,325	106,616	50,322	32,255
Current maturities of long-term debt and obligations under capital leases	21,535	239,083	237,726	11,449	1,994	2,637
Long-term debt and obligations under capital leases, less current maturities	206,509	839	308	118,229	125,962	125,332
Shareholders deficit	(75,079)	(186,392)	(229,813)	(56,310)	(102,501)	(114,041)
PAYPHONE BASE (d)						
Average number of payphones in service	79,627	70,968	61,066	62,066	59,829	43,405
Average adjusted revenue per payphone ($)	2,208	1,779	1,484	1,301	1,228	1,159
Annual adjusted revenue per payphone erosion (%)	-18.7%	-19.4%	-16.6%	-12.3%	-5.6%	-5.6%

(a) Provided by management.
(b) The years ended December 31, 2003, 2000, and 1999 include asset impairment charges associated with goodwill and fixed assets of $27,141, $42,032, $48,924, respectively.
(c) The years ended December 31, 2002 includes the results of PhoneTel Technologies, Inc. from the date of the PhoneTel acquisition, July 24, 2002.
(d) Average adjusted revenue per payphone excludes DAR compensation adjustments.

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Davel - Consolidated Statements of Operations

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Davel - Consolidated Balance Sheets

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Davel - Consolidated Balance Sheets

➢	The Company has incurred losses of approximately $46.2 million and $11.5 million for the year ended December 31, 2003 and the 10 months ended October 31, 2004, respectively

➢
These losses were primarily due to declining revenues attributable to increased competition from providers of wireless communication services and the non-cash asset impairment losses in 2003 of approximately $27.1 million

➢	In addition, as of October 31, 2004, the Company had a working capital deficit of $10.1 million and the Company’s liabilities exceeded its assets by $114.0 million

➢
The Company’s Former Lenders waived all defaults and agreed to defer certain payments since the Company was not in compliance with certain financial covenants as of June 30, 2004 and did not make a $1.4 million debt payment related to regulatory receipts received by the Company during the second quarter of 2004. MobilePro has waived all defaults and agreed to defer certain payments since the Company was not in compliance with certain financial covenants as of September 30, 2004

➢
On August 11, 2004, the Company executed an amendment to its credit facility (the “Third Amendment”) that waived all defaults through the date of the amendment and provides for the deferred payment of approximately $1.4 million of regulatory receipts

➢
On November 15, 2004, the Company executed an amendment to its credit facility (the “Fourth Amendment”) that waived all defaults through the date of the amendment and waived the $100,000 monthly payments due October 1 and November 1, 2004

➢
As confirmed by management, there has been no material change in the financial condition of the Company since its accountant’s going concern qualification statements in the Company’s 10-K for the fiscal year ended December 31, 2003

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Historical Stock Chart - 5-Year

Source: Bloomberg
Note:
(1)	For the period September 7, 1999 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Historical Stock Chart - 1-Year

Source: Bloomberg
Note:
(1)	For the period September 8, 2003 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Historical Stock Chart - 6-Month

Source: Bloomberg
Note:
(1)	For the period March 8, 2004 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Historical Stock Chart - 3-Month

Source: Bloomberg
Note:
(1)	For the period June 7, 2004 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Davel’s Illiquid Trading Market

➢	Davel’s publicly traded stock is thinly-traded

➢	Approximately 1.8% of the outstanding shares of Davel’s stock were traded in the six month period from March 8, 2004 through September 7, 2004

➢	For the three months prior to the announcement date, Davel’s stock did not trade above $0.012 and post-closing, the stock has moved close to the tender offer of $0.015

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

III. Valuation Analysis

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Valuation Methodology Overview

➢	In evaluating the Consideration, Reznick performed the following valuation analysis:

G	Comparable Company Analysis — estimates value based on comparison of the Company’s financial statistics with financial statistics of relevant comparable public companies

G
Discounted Cash Flow Analysis (“DCF”) — utilizes the concept that the worth of a business is best represented by the present value of the estimated cash flow streams it can generate in the future. The estimated cash flow streams of a business enterprise are then discounted to reflect the time value of money as well as the associated business and economic risks of that enterprise. The DCF approach relies on the ability to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows. As with any forecast, there is an element of uncertainty involved

G	Liquidation Analysis — estimates the fair realizable value of the Company’s assets through a hypothetical orderly liquidation scenario.

G	Public Market Pricing Analysis — historical stock prices and volume of the Company are observed over one-year, six-month and three-month periods

G
Public Company Remaining Interest Minority Stake Transaction Analysis — historical premiums paid for minority shares are observed for transactions in which the majority shareholder acquired the remaining minority interest

G	Transaction Analysis — estimates value based on comparison of multiples paid for comparable companies in arms-length negotiated mergers or acquisitions

G	The valuation implied by of the terms of the Agreement with the Company’s Former Lenders

G	Other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Valuation Methodology Overview (Cont.)

➢
Reznick determined that there were no appropriate comparable transactions which had occurred in the payphone industry since 1998. Reznick also noted that the closest comparable transaction was Davel’s merger with PhoneTel, which was completed on July 24, 2002. However; due to the financial condition of both parties at the time of the transaction (with both companies effectively insolvent) and the structure of the transaction (debt restructuring), Reznick believes that the multiples paid in the transaction cannot serve as appropriate benchmarks to derive a value

➢	Based on our analysis, Reznick determined that there were no sufficiently comparable public companies to serve as benchmarks in estimating value

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Comparable Company Analysis - Methodology Summary

➢	Compares subject company to publicly traded companies involved in the same or similar line of business

➢	Valuation multiples are derived from the operating data calculated as a multiple of Market Value of Invested Capital (“MVIC”)

     Market value of equity

+  Total interest bearing debt

+  Preferred stock

-  Cash

=   Market value of invested capital

➢	Typical multiple used:

G	MVIC/Revenue

G	MVIC/EBITDA

G	MVIC/EBIT

➢	Multiples are then evaluated and adjusted to reflect relative strengths and weaknesses between the guideline companies and the subject company

➢	Selected multiples are applied to the operating data of the subject company to arrive at a market-based indication of value

➢	Accordingly, the analysis is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Comparable Company Analysis - Selected Comparable Companies

➢
Using the Bloomberg Professional database, Reznick initially searched for those companies that derive a significant portion of revenues from owning and operating payphones, similar to Davel’s operations. The companies that resulted from the search were all publicly-traded RBOCs, CLECs and ILECs

➢	The only publicly traded company identified by Reznick that derives a significant portion of revenue from owning an operating payphones, was Davel

➢	Reznick was unable to identify guideline companies that would provide multiples from which a reasonable comparison to Davel could be made

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Methodology Overview

➢	Utilizes the concept that the worth of a business is best represented by the present value of the estimated cash flow streams it can generate in the future

➢	The estimated cash flow streams of a business enterprise are then discounted to reflect the time value of money as well as the associated business and economic risks of that enterprise

➢	Company financial forecasts are prepared in order to derive debt-free adjusted free cash flows

➢
A terminal value can be calculated using a Gordon Growth Model (“GGM”). This formula defines value as the expected stabilized cash flow divided by the capitalization rate, or the difference between the discount rate and the long-term growth rate. The Gordon Growth formula is as follows:

V = CF / (k - g)

Where:  V = Residual value
CF =  Expected stabilized available cash flow
k = Discount rate
g = Long-term growth rate

➢	Additionally, terminal value may be calculated by applying an estimated average exit multiple per payphone for the financial forecast’s final year

➢	Residual free cash flow is then discounted to the present value by applying risk-adjusted discount rates

➢
DCF analysis relies on the ability of Company management to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows. As with any forecast, there is an element of uncertainty involved

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Overview

➢
Davel’s management prepares an annual budget and profitability targets. Historically, sales and earnings have not met expectations as established in the Company’s annual budget (as expressed to Reznick by the Company’s management)

➢
In connection with discussions with the Company’s lenders and certain possible acquirers during the last six months, the Company’s management prepared a business plan and financial projections for four years, 2005 through 2008, assuming the elimination of existing lender indebtedness and no new capital resources

➢
Due to the rapidly changing industry landscape for the payphone industry and the high level of the Company’s indebtedness, Davel’s management has had difficulty in meeting its financial projection targets

➢	We utilized three discounted cash flow methods:

1)	Discounted Cash Flow to Equity Holders - Gordon Growth Model
2)	Discounted Cash Flow to Debt and Equity Holders - Gordon Growth Model
3)	Discounted Cash Flow to Debt and Equity Holders - Terminal Multiple Calculation

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Development of Discount Rate

➢
The appropriate discount rate should reflect the rate of return required by an investor in an investment with similar risk characteristics. We have estimated the cost of equity component of the discount rate using a build-up approach that starts with a risk free rate (measured by the yield on 20-year treasury bonds) and adds premiums for risk. Risk is the uncertainty regarding exactly when and how much return an investor will receive.

The appropriate risk premiums include:

•	An equity risk premium of 7.2 percent based on required rates of return for large publicly traded equity securities.
•	A size premium of 9.8 percent based on the expected additional return for small publicly traded equity securities (with market capitalization below $96.9 million).
•	An industry risk premium of 3.2 percent based on historical stock volatility of companies in the telecommunications industry versus the S&P 500 Index.
•	A risk premium of 3.0 percent for risk factors specific to Davel.

The equity risk premium, size premium, and industry risk premium were obtained from the Ibbotson Associates 2004 Stocks, Bonds, Bills, and Inflation Yearbook. The risk premiums quoted by Ibbotson are based on studies of the returns on publicly traded equity securities for the period from 1926 through 2003, and are widely used to estimate required rates of return for the valuation of equities. The company specific risk premium is developed based on our analysis of specific risk factors that an investor would perceive compared to an investment in similar telecommunications companies. We included a company specific risk premium in the amount of 3.0 percent based primarily on the company’s higher risk profile in comparison to publicly traded telecommunications companies. This higher risk profile is associated with the Company’s lack of financial strength and lack of diversification of products and services. After adding the aforementioned risk premiums, we estimated the expected return on, or cost of equity, to be 27.0 percent.

➢
The debt component of the cost of capital was determined by using an after-tax cost of debt based on an estimated high-yield bond rate as of January 15, 2005. The cost of debt for Davel was estimated to be 8.5 percent, or 5.2 percent after tax.

➢
We then weighted the cost of equity and cost of debt based on the prevailing capital structure in the industry, and the capital structure of Davel both historically and as of the valuation date. The capital structure applied in the calculation of Davel’s cost of capital was as determined to be 80.0 percent equity to 20.0 percent debt.

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Development of Discount Rate

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Cash Flow to Equity Holders (Assuming Interest Paid)

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Cash Flow to Equity Holders (Assuming Interest Paid)

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Cash Flow to Debt and Equity Holders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Cash Flow to Debt and Equity Holders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Discounted Cash Flow Analysis - Cash Flow to Debt and Equity Holders

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Liquidation Analysis - Liquidation Proceeds

➢	Reznick considered the estimated per share liquidation value to be received by holders of Common Stock if the Company were to commence an orderly liquidation

➢	Davel management provided Reznick with a liquidation analysis that Reznick believes remains reasonable as of the valuation date

➢
Davel’s management provided estimates as to the realizable cash value of specific assets, including: installed payphones; uninstalled payphones and related equipment; computers and related equipment; accounts receivable; and other assets

➢
As provided by Davel management, Davel operates approximately 43,000 installed payphones. Management estimated that approximately 10,000 installed payphones would be removed in the early stages of an orderly liquidation, with no realizable value. An additional 5,500 installed payphones would be operated through the liquidation process and removed, with no realizable value, in the last stage of the liquidation process. The remaining 27,500 payphones were categorized into three liquidation value tiers, with average values of $400, $200 and $75 per payphone

➢	Reznick observed that there was no publicly available information concerning recent payphone transactions which was relevant

➢	Additionally, Reznick observed the rapidly deteriorating financial and operating condition of the payphone industry

➢	The estimated per payphone liquidation values of $75 through $400 were based on discussions with management

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Liquidation Analysis - Liquidation Proceeds

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Liquidation Analysis - Liquidation Proceeds

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Liquidation Analysis - Liquidation Value

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Public Market Pricing Analysis

➢	Reznick reviewed the historical market prices and trading volume for Davel’s publicly held common stock and reviewed publicly available analyses and press releases relating to Davel

➢	Reznick examined Davel’s closing share prices over the 1-year, 6-month and 3-month periods prior to September 7, 2004, as summarized below:

➢	Additionally, Reznick examined trading volumes at certain price ranges over the 1-year, 6-month and 3-month periods prior to September 7, 2004

➢	Over the observed 1-year, 6-month and 3-month periods, 47%, 88% and 98% of trading volume occurred at a price under $0.01, respectively

➢	The volume at price data is summarized below:

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Volume at Price Chart - 1-Year

Source: Bloomberg
Note:
(1)	For the period September 8, 2003 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Volume at Price Chart - 6-Month

Source: Bloomberg
Note:
(1)	For the period March 8, 2004 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Volume at Price Chart - 3-Month

Source: Bloomberg
Note:
(1)	For the period June 7, 2004 through September 7, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Transactions in Company Stock

➢	Because Davel is publicly-traded, Reznick was able to calculate an equity value based on the trading value of the stock and the common shares outstanding as of the valuation date

➢	Reznick calculated the average trading price for Davel’s common shares over a one month period prior to September 7, 2004, the announcement date of MobilePro’s acquisition of Davel

➢	Eliminating days on which no trading activity occurred, the mean and median stock price over the period August 9, 2004 through September 7, 2004 was $0.005 and $0.005, respectively

➢	We applied the average stock price to the 615,018,963 common shares outstanding, as provided by management, resulting in a total pre-announcement market value of equity of approximately $3.3 million

➢	Because of the thinly traded nature of the stock, this method is not considered a good indication of the value of equity

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Transactions in Company Stock - Average Stock Price

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Transactions in Company Stock - Indicated Value

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Public Company Remaining Interest Minority Stake Transaction Analysis - Overview

➢	Reznick analyzed the per share premiums offered to minority shareholders in order to determine what premiums were being offered in similarly structured transactions

➢	Using data provided by management, Reznick reviewed 73 “Public Company Remaining Interest Minority Stake" transactions that had the following criteria:

G	Closed between January 1, 2001 and August 18, 2004

G	Target company market equity values less than or equal to $1 billion

G	Transactions in which a majority shareholder acquired the remaining minority shares outstanding

➢
For comparative purposes, Reznick analyzed the transactions for which the target company had equity values of less than or equal to $50 million. The resulting 36 transactions, which had a median target company equity value of $14.0 million and median 1-day, 1-week and 4- week prior to announcement date offer price premiums of 49%, 46% and 49%, respectively, are listed on the following page

➢
Under the provisions of the Agreement, the minimum tender offer price of $0.015 per share represents premiums of 329% and 150% over the closing market prices of $0.0035 and $0.006 for Davel’s shares for 1-week and 4-weeks prior to September 7, 2004, respectively. There was no trading volume for Davel shares 1-day prior to the announcement, therefore the one-day premium was not calculated

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Public Company Remaining Interest Minority Stake Transaction Analysis

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Indicated (Implied) Value Based on the Terms of the Agreement with the Company’s Former Lenders

➢	The Agreement has the following principal terms regarding the Company’s Former Lenders:

G
MobilePro acquired 100% of the Company’s debt with a face value plus accrued interest totaling approximately $104.3 million (as of November 15, 2004) from the Former Lenders for consideration as set forth below and acquire at no additional consideration all Company stock owned by the Former Lenders (585,271,794 shares representing 95.2% of common shares outstanding)

G	The consideration paid to the Lenders was:

v	$14.0 million in cash

v	Warrants to purchase 5 million shares of MobilePro stock at an exercise price of $0.30 per share exercisable at any time prior to November 14, 2009

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Indicated (Implied) Value Based on the Terms of the Agreement with the Company’s Former Lenders

➢	The implied business enterprise value based on the terms of the Agreement offered to the Company’s Former Lenders is approximately 14% of the Company’s outstanding debt at September 30, 2004

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Other Recent Third Party Proposals and Offers

Other Recent Third Party Proposals and Offers

Date	Third Party	Type	Outcome	Offer Description
Aug-04	Third Party #1	Final Agreement	Evaluating - Not subject to financing
Purchase from lenders, outstanding debt and shares for (1) $14.0 million in cash (2) 100% of regulatory receipts up to $18 million net of collection expenses assigned to former lenders in exchange for an $18.0 million reduction in debt. Selling stockholders also receive warrants to purchase an aggregate of 5,000,000 shares of MobilePro Corp. common stock for $0.30 per share

Commitment to purchase minority shares for minimum of $0.015 per share

Jun-04	Third Party #2	Letter of Intent	Rejected - Subject to financing
$35 million tender offer for stock and assets of DAVL, comprised of: (1) initial cash of $23 million paid through tranches, plus (2) $12 million to paid out of regulatory receipts that are due at the time of closing (MDUS estimated these receivables to be in the $24 million range at the time of closing with $12 million paid to the seller and $12 million paid to the buyer).

Offer contingent on long-term debt being reduced to zero.

May-04	Third Party #3	Letter of Interest	Rejected - Offer amount	Purchase approximately 43,000 installed payphones and related assets and all uninstalled payphones and related equipment for: (1) $10miilion cash. Excluded assets: regulatory receipts.
Apr-04	Third Party #4	Expression of Interest	Rejected - Offer amount	Purchase debt and shares from Lenders for: (1) $18 million in cash, plus (2) 50% of regulatory receipts net of collection expenses.
Feb-04	Third Party #5	Revised Letter of Intent	Rejected - Offer amount
Purchase 100% of the equity of the Company, which would be delivered free of funded debt for: (1) $12 million in cash at closing, plus (2) 50% share of the first $20 million of regulatory receipts related to past activity received after closing, plus (3) an annual earnout payment equal to 20% of annual gross profit in excess of $9 million (excluding any aforementioned regulatory receipts) each year for 5 years, no t to exceed $3 million in aggregate.

Dec-03	Third Party #6	Discussion	Rejected - Offer amount	Offered $5 million to $7 million for the Company.
Sep-03	Third Party #7	Letter of Intent	Rejected - Subject to financing	Asset purchase via a 363 "stalking horse" bankruptcy auction process for: (1) $18 million cash, plus (2) 50% of regulatory receipts.
Sep-03	Third Party #8	Letter of Intent	Rejected - Subject to financing
Asset purchase via a 363 "stalking horse" bankruptcy auction process for: (1) $17.5 million cash, plus (2) 50% of regulatory receipts, plus (3) 15% of the Gross Profits of Newco up to an aggregate paid amount of $10 million, plus (4) warrants to purchase in the aggregate 5% of the fully-diluted equity of Newco at an exercise price of not greater than $100 in the aggregate.

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Appendix A. Overview of MobilePro

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

Overview of MobilePro

➢
MobilePro Corp. is a publicly-listed (MOBL) wireless technology and broadband telecommunications company based in Bethesda, Maryland with operations in Hurst, Houston, Dallas and Beaumont TX, Shreveport, LA, Kansas City, MO, Coshocton, OH and Janesville, WI

➢
MobilePro is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband Internet service providers and forging strategic alliances with well-positioned companies in complementary product lines and industries

➢	Since January 2004, MobilePro has announced letters of intent representing over $100 million in annualized revenue and has closed transactions representing over $100 million in annualized revenue

➢	MobilePro has formed three operating units:

G
Telecommunications Division - the Company currently generates revenue through its Telecommunications Division via its Nationwide Internet business, which is comprised of several ISP subsidiaries, and expects to realize future revenue from reseller activity in the wireless market. The Company is aggressively seeking to acquire additional assets in this area

G
Voice Division (VoIP) - MobilePro currently owns 10% of one VoIP company. The Company is looking at acquisitions of technology assets and technology companies that will allow it to leverage its projected ISP customer base by cross-selling VoIP services to broadband customers

G
Technology Division - owns wireless patents and is developing ZigBee semiconductor chip technology and related wireless applications. Zigbee is a wireless standard (802.15.4) for the emerging home, commercial and industrial networking and controls market

➢
MobilePro has $100 million in committed equity capital in the form of a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. The financing package provides funding for Company’s aggressive acquisition program

➢	MobilePro closed on a secured credit agreement with Airlie Opportunity Master Fund, Ltd. In the amount of $15.2 million to finance the acquisition of Davel

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

MobilePro - Outlook

➢	MobilePro is pursuing targeted, complementary alliances and potential acquisitions to accelerate its telecommunications base

➢
MobilePro’s newly formed Nationwide Internet Division and its 10 newly acquired ISP subsidiaries currently generate over $20.0 mil. in annual revenue. When fully integrated early in the third quarter, this contribution is expected to offset recurring corporate overhead and R&D costs and make the company cash flow positive

➢
MobilePro has signed seven letters of intent (LOIs) to acquire additional telecommunications assets. In aggregate, they currently generate an estimated $59 million in revenue. Since January, the Company has signed LOIs representing over $76 mil. in annualized revenue

➢
The acquisition of CloseCall America will significantly transform MobilePro financially and will enable the Company to offer an expanded array of products and services including bundled local and long distance, cellular, VoIP, DSL and other products to its customer base

➢	Combined with previously announced CLEC and long distance acquisitions, MobilePro also will have CLEC, LD and Internet licenses in all 48 contiguous states as well as Puerto Rico

➢	MobilePro completed the acquisition of Davel on November 15, 2004 which added approximately $50 million in annualized revenue and $8 million of EBITDA

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

MobilePro - Recent Key Developments

MobilePro - Recent Key Developments
11/15/2004	MobilePro Completes Davel Transaction

10/18/2004	MobilePro Corp. Closes Acquisition of CloseCall America

9/28/2004	CloseCall America Shareholders Approve MobilePro Deal

9/23/2004	MobilePro Corp. Forms Strategic Alliance with Global Triad

9/21/2004	MobilePro Corp. Signs Letter of Intent To Acquire New Hampshire ISP

9/17/2004	MobilePro Corp. Closes Acquisition of Arizona ISP

9/15/2004	MobilePro Corp. Closes Acquisition Of World Trade Network, Inc.

9/15/2004	MobilePro Corp. Closes Acquisition of Houston ISP

9/8/2004	MobilePro Signs LOI to Acquire Two Texas Phone Companies

9/7/2004	MobilePro Signs Definitive Acquisition Agreement With Davel Creditors

9/1/2004	MobilePro Corp. Signs Definitive Agreement with CloseCall America, Inc.

8/23/2004	MobilePro Signs MOU With ActivePoint Covering Software Distribution, Use of MobilePro's Bandwidth

8/17/2004	MobilePro Corp. Signs LOI to Acquire Louisiana ISP

8/2/2004	MobilePro acquires Affinity Telecom

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

MobilePro - Recent Key Developments (Cont.)

7/28/2004	MobilePro signs term sheet for $30M in non-convertible debt financing

7/27/2004	MobilePro signs LOI to acquire Teligent's LD customer base

7/19/2004	MobilePro signs LOI to acquire American Fiber Network. Represents further expansion into Kansas City market

7/15/2004	MobilePro closes acquisition of Ticon.net

7/14/2004	Mobile signs LOI to acquire CloseCall America, Inc.

7/12/2004	MobilePro signs LOI to acquire Arizona ISP

7/6/2004	MobilePro acquires Ohio ISP, Clover Computer Corp.

6/30/2004	MobilePro acquires USL

6/29/2004	FY 2004 revenue $311,355 vs. $0 in FY 2003. FY 2004 operating loss $2,157,844 vs. $9,771,389 in FY 2003. Cash position at year end FY 2004 nearly $2 million

6/24/2004	MobilePro signs definitive agreement to acquire $15 million telecommunications company

6/14/2004	MobilePro signs LOI to acquire Kansas ISP

Reznick Fedder & Silverman
Financial Advisors Group, L.L.C.

APPENDIX E

DAVEL COMMUNICATIONS, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed pro forma financial statements give effect to the Loan Purchase Agreement and Transfer and Assignment of Shares dated September 3, 2004 (as amended by letter agreement dated November 15, 2004, the "Purchase Agreement") entered into among the former secured lenders of the Company, MobilePro Corp., its wholly owned subsidiary, Davel Acquisition, Inc. (together with MobilePro Corp., "MobilePro") and the Company. Under the Purchase Agreement, Davel Acquisition, Inc acquired from the secured lenders 100% of the Company’s senior secured debt in the approximate principal amount of $102 million, a $1.3 million note payable by the Company to one of the secured lenders, and approximately 95.2% of the Company’s issued and outstanding common stock owned by the secured lenders, all for a cash purchase price of $14.0 million and warrants to purchase 5,000,000 shares of MobilePro common stock (the “MobilePro Transaction”).

The unaudited condensed pro forma financial statements are derived from the consolidated financial statements of the Company and consist of pro forma condensed consolidated balance sheets as of September 30, 2004 and December 31, 2003 and the related pro forma condensed consolidated statements of operations for nine-month period and the year then ended, respectively. The pro forma financial statements give effect to the MobilePro Transaction as if the transaction had occurred on January 1, 2003 and January 1, 2004 and assume that the Company has adopted push down accounting as of those dates. Under push down accounting, the Company’s assets and liabilities are adjusted to reflect the new cost basis resulting from the acquisition of the Company by MobilePro. As a result, the purchase price has been allocated to the assets and liabilities based upon their fair values at the assumed dates of acquisition. In addition, the pro forma financial statements include the effects of the Exchange Agreement as if it were executed immediately prior to the MobilePro Transaction. Under the Exchange Agreement, the Company agreed to assign its right to receive certain future payments relating to “Regulatory Receipts” (NST refunds, EUCL refunds, and dial-around compensation received pursuant to the Interim Order, as defined in the Exchange Agreement) to its former secured lenders in exchange for an $18.0 million reduction in the principal balance of its secured debt and recognized an $18.0 million gain on the transaction.

The unaudited condensed pro forma financial statements should be read in conjunction with the consolidated financial statements, related notes thereto and other financial information included herein. The pro forma condensed consolidated statements of operations are base on the assumptions and adjustments described in the attached notes and are not necessarily indicative of the results of operations that would have been achieved had the transactions been consummated as of January 1, 2003 and 2004, respectively.

Notes:

A)
Represents gain relating to the Exchange Agreement with the former secured lenders resulting from the assignment of the right to receive up to $18.0 million in future regulatory receipts as defined in the agreement.

B)
Represents push down accounting adjustment to reflect the new cost basis of the assets and liabilities at the date of acquisition. The purchase price has been allocated to the Company’s assets and liabilities based on the fair values at the time of purchase.

C)
Represents the reduction in depreciation and amortization expense due to the revaluation of assets using push down accounting and depreciating or amortizing assets over 5 years using straight-line method of depreciation or amortization.

D)	Represents the increase in interest expense using a 10% interest rate on the outstanding principal balance of the debt acquired by MobilePro.

E)
Represents the elimination of asset impairment loss of $27.1 million that was recorded in June 2003. Asset Impairment is eliminated due to the push down accounting entry at the beginning of the year, which resulted in a reduction of the carrying value of the Company’s assets in the pro forma condensed consolidated balance sheet.

1

Davel Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2004

	September 30			Pro Forma
	2004			September 30
	(Unaudited)	Adjustments		2004
Assets
Current assets:
Cash and cash equivalents	$4,313	$-		$4,313
Accounts receivable	5,460	-		5,460
Other current assets	1,617	-		1,617
Total current assets	11,390	-		11,390

Property and equipment, net	16,150	6,103	B
		2,965	C	25,218
Location contracts, net	4,515	1,800	B
		886	C	7,201
Other assets, net	1,563	-		1,563
Total assets	$33,618	$11,754		$45,372

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Current maturities of long-term debt and obligations under capital leases	$2,624	$-		$2,624
Accrued commissions payable	7,404	-		7,404
Accounts payable and other accrued expenses	11,378	-		11,378
Total current liabilities	21,406	-		21,406

Long-term debt and obligations under capital leases	124,768	(18,000)	A
		(100,748)	B
		3,334	D	9,354
Total liabilities	146,174	(115,414)		30,760

Shareholders' equity (deficit):
Preferred stock - $0.01 par value, 1,000,000 share authorized, no shares outstanding	-	-		-
Common Stock - $0.01 par value, 1,000,000,000 shares authorized, 615,018,963 shares issued and outstanding	6,150	-		6,150
Additional paid-in capital	144,210	(144,210)	B	-
Retained earnings (accumulated deficit)	(262,916)	18,000	A
		252,861	B
		3,851	C
		(3,334)	D	8,462
Total shareholders' equity (deficit)	(112,556)	127,168		14,612
Total liabilities and shareholders' equity (deficit)	$33,618	$11,754		$45,372

2

Davel Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
	Nine Months Ended September 30
	2004			Pro Forma
	(Unaudited)	Adjustments		2004
Revenues:
Coin calls	$26,355	$-		$26,355
Dial-around compensation	6,363	-		6,363
Dial-around compensation adjustments	4,618	-		4,618
Operator service and other	4,571	-		4,571
Total revenues	41,907	-		41,907

Operating expenses:
Telephone charges	11,151	-		11,151
Commissions	6,818	-		6,818
Service, maintenance and network costs	12,551	-		12,551
Depreciation and amortization	9,480	(3,851)	C	5,629
Selling, general and administrative	5,992	-		5,992
Asset impairment charges	-	-		-
Exit and disposal activities	1,263	-		1,263
Total costs and expenses	47,255	(3,851)		43,404

Operating income (loss)	(5,348)	-		(1,497)

Other income (expense):
Interest expense, net	(5,038)	(3,334)	D	(8,372)
Gain on assignment of regulatory receipts	-	18,000	A	18,000
Other	331	-		331
Total other income (expense)	(4,707)	14,666		9,959

Net income (loss)	$(10,055)	$14,666		$8,462

Income (loss) per share:

Net Income (loss) per common share, basic and diluted	($0.02)			$0.01

Weighted average number of shares, basic and diluted	615,018,963			615,018,963

3

Davel Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2003

				Pro Forma
	December 31			December 31
	2003	Adjustments		2003
Assets
Current assets:
Cash and cash equivalents	$7,775	$-		$7,775
Accounts receivable	7,975	-		7,975
Other current assets	2,922	-		2,922
Total current assets	18,672	-		18,672

Property and equipment, net	22,878	(11,470)	B
		7,858	C
		2,773	E	22,039
Location contracts, net	6,746	(4,944)	B
		3,388	C
		6,913	E	12,103
Goodwill	-	(17,455)	B
		17,455	E	-
Other assets, net	2,026	-		2,026
Total assets	$50,322	$4,518		$54,840

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Current maturities of long-term debt and obligations under capital leases	$1,994	$-		$1,994
Accrued commissions payable	9,020	-		9,020
Accounts payable and other accrued expenses	15,847	-		15,847
Total current liabilities	26,861	-		26,861

Long-term debt and obligations under capital leases	125,962	(18,000)	A
		(96,329)	B
		4,492	D	16,125
Total liabilities	152,823	(109,837)		42,986

Shareholders' equity (deficit):
Preferred stock - $0.01 par value, 1,000,000 share authorized, no shares outstanding	-	-		-
Common Stock - $0.01 par value, 1,000,000,000 shares authorized, 615,018,963 shares issued and outstanding	6,150	-		6,150
Additional paid-in capital	144,210	(144,210)	B	-
Retained earnings (accumulated deficit)	(252,861)	18,000	A
		206,670	B
		11,246	C
		(4,492)	D
		27,141	E	5,704
Total shareholders' equity (deficit)	(102,501)	114,355		11,854
Total liabilities and shareholders' equity (deficit)	$50,322	$4,518		$54,840

4

Davel Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003

	Year Ended December 31
				Pro Forma
	2003	Adjustments		2003

Revenues:
Coin calls	$50,132	$-		$50,132
Dial-around compensation	13,168	-		13,168
Dial-around compensation adjustments	8,306	-		8,306
Operator service and other	10,167	-		10,167
Total revenues	81,773	-		81,773

Operating expenses:
Telephone charges	23,029	-		23,029
Commissions	13,584	-		13,584
Service, maintenance and network costs	24,028	-		24,028
Depreciation and amortization	21,523	(11,246)	C	10,277
Selling, general and administrative	11,216	-		11,216
Asset impairment charges	27,141	(27,141)	E	-
Exit and disposal activities	786	-		786
Total costs and expenses	121,307	(38,387)		82,920

Operating income (loss)	(39,534)	-		(1,147)

Other income (expense):
Interest expense, net	(6,559)	(4,492)	D	(11,051)
Gain on assignment of regulatory receipts	-	18,000	A	18,000
Other	(98)	-		(98)
Total other income (expense)	(6,657)	14,064		6,851

Net income (loss)	$(46,191)	$14,064		$5,704

Income (loss) per share:

Net income (loss) per common share, basic and diluted	($0.08)			$0.01

Weighted average number of shares, basic and diluted	615,018,963			615,018,963

5

APPENDIX F

SkyWorks
SECURITIES

September 3, 2004

Members of the Special Committee:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the public stockholders of Davel Communications, Inc. (the "Company") who are not affiliated with the Company (the "Minority Stockholders") of the consideration to be received by such Minority Stockholders, in connection with the proposed transaction (the "Transaction") set forth in a proposed Loan Purchase Agreement and Transfer and Assignment of Shares received September 3, 2004, and related agreements (the "Agreement") between, among others, Lenders to the Company (who also own as a group approximately 585.3 million shares of the Company representing 95.2% of the ownership of the Company) as Sellers, MobilePro Corp., through its wholly-owned subsidiary, Davel Acquisition Corp., as Buyer and the Company.

SkyWorks Capital, LLC and its broker-dealer affiliate, SkyWorks Securities, LLC ("SkyWorks"), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In developing our opinion, we have, among other things:

Page 1 of 3

viii. Reviewed publicly available financial data of public companies that SkyWorks deemed generally comparable to Davel;
ix. Reviewed the financial terms, including premiums paid, in transactions in which a majority shareholder acquired the remaining minority shares of a public company;
x. Considered other recent proposals and offers made to Davel by third parties interested in acquiring the Company or its assets;
xi. Considered the condition of the payphone industry;
xii. Considered Davel's past inability to meet its sales and operating profit budgets, as discussed with Davel's management;
xiii. Considered Davel's liquidity problems and difficulties it faces to fund its operations, to make capital expenditures and to meet its debt service and other obligations;
xiv. Considered the going concern qualifying statements made by Davel's auditors, Aidman Piser & Company, P.A. and Arthur Andersen LLP, in their Reports of Independent Certified Public Accountants in connection with the audited financial statements of the Company for the fiscal year ended December 31, 2003; and
xv. Considered such other information, financial studies, analyses, and investigations of financial, economic and market criteria we deemed relevant

Our Opinion addresses only the fairness, from a financial point of view, to the Minority Stockholders of the consideration to be received by the Minority Stockholders in connection with the Transaction and does not address any other aspect of the Agreement, nor does it constitute a recommendation to any holder of Common Stock or any other capital stock of the Company as to any action they might take with respect to the Agreement. We express no opinion as to the prices at which shares of Common Stock will trade at any time following the announcement or consummation of the Transaction envisioned in the Agreement. This Opinion should not be viewed as providing any assurance that the market value of the shares of Common Stock to be

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held by the stockholders of the Company after the consummation of the Transaction will be in excess of the market value of the shares of Common Stock owned by such stockholders at any time prior to the announcement or the consummation of the Transaction.

We have been engaged by the Special Committee and have consulted with the Special Committee solely to render this Opinion in connection with its consideration of the proposed Agreement and will receive a fee for our services. We have not participated in, or provided advice to the Company or the Special Committee with respect to, the negotiation of the Agreement.

It is agreed between the Special Committee and SkyWorks that this Opinion is for the benefit and use of the Special Committee and, on its behalf, the Board of Directors of the Company, in connection with the consideration of the Transaction, and may not be relied on by any other party, nor used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Transaction as contemplated. It is also agreed that, except for the subject matter hereof, as expressed in the last paragraph hereof, this Opinion does not address the relative merits of the transactions envisioned by the Agreement or the other business strategies that the Special Committee or the Board of Directors of the Company has considered or may be considering, nor does it address the decision of the Special Committee or the Board of Directors of the Company to recommend or proceed with the Agreement.

Sincerely,

Andrew W Capitman

Andrew W. Capitman
Managing Director

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SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

DAVEL COMMUNICATIONS, INC.
                              /s/ Donald L. Paliwoda_______________
              (Signature)

Donald L. Paliwoda, Chief Financial Officer
(Name and Title)

March 28, 2005
(Date)

MOBILEPRO CORP.

                        /s/ Jay O. Wright__________________________
                              (Signature)

Jay O. Wright, President and Chief Executive Officer
(Name and Title)

March 28, 2005
(Date)

DAVEL ACQUISITION CORP.

                         /s/ Jay O. Wright__________________________
                  (Signature)

Jay O. Wright, President and Chief Executive Officer
(Name and Title)

March 28, 2005
(Date)